UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Ensco plc

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Ensco plc 6 Chesterfield Gardens London, W1J 5BQ Phone: +44 (0) 20 7659 4660 www.enscoplc.com Company No. 7023598
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on 20 May 2019
The Annual General Meeting of Shareholders of Ensco plc ("Ensco," "we," "us," "our" or the "Company") will be held at the Serpentine Suite of the London Hilton on Park Lane, 22 Park Lane, London, W1K 1BE, United Kingdom, at 8:00 a.m. London time, on Monday 20 May 2019 (the "Meeting").
You will be asked to consider and to pass the resolutions below. Resolutions 11 and 12 will be proposed as special resolutions. All other resolutions will be proposed as ordinary resolutions.
ORDINARY RESOLUTIONS

1.
To re-elect, by way of separate ordinary resolutions, the six directors named in the section headed "Resolution 1" of the accompanying proxy statement to serve until the 2020 Annual General Meeting of Shareholders.

2.
Conditional on the Company not having completed, before the Meeting, the acquisition of the entire issued and to be issued Class A ordinary share capital of Rowan Companies plc ("Rowan"), pursuant to the Transaction Agreement, dated as of October 7, 2018, entered into between the Company and Rowan (as amended and as may be further amended from time to time (the "Transaction Agreement", and such acquisition referred to herein as the "Rowan Transaction"), to re-elect, by way of separate ordinary resolutions, the five directors named in the section headed "Resolution 2" of the accompanying proxy statement to serve until the 2020 Annual General Meeting of Shareholders.

3.
Conditional on the Company having completed the Rowan Transaction before the Meeting, to elect, by way of separate ordinary resolutions, the five directors named in the section headed "Resolution 3" of the accompanying proxy statement to serve until the 2020 Annual General Meeting of Shareholders.

4.	To ratify the Audit Committee's appointment of KPMG LLP (U.S.) as our U.S. independent registered public accounting firm for the year ending 31 December 2019.

5.
To appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office from the conclusion of the Meeting until the conclusion of the next Annual General Meeting of Shareholders at which accounts are laid before the Company).

6.	To authorise the Audit Committee to determine our U.K. statutory auditors' remuneration.

7.	To cast a non-binding advisory vote to approve the Directors' Remuneration Report for the year ended 31 December 2018 (excluding the Directors' Remuneration Policy).

8.	To cast a non-binding advisory vote to approve the compensation of our named executive officers.

9.	To cast a non-binding advisory vote to approve the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2018.

10.	To authorise the Board of Directors to allot shares, the full text of which can be found in "Resolution 10" of the accompanying proxy statement.
SPECIAL RESOLUTIONS

11.	To approve the general disapplication of pre-emption rights, the full text of which can be found in "Resolution 11" of the accompanying proxy statement.

12.
To approve the disapplication of pre-emption rights in connection with an acquisition or specified capital investment, the full text of which can be found in "Resolution 12" of the accompanying proxy statement.

Resolutions 1 through 10 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of Resolutions 1 through 10 will be approved if a simple majority of the votes cast are cast in favour thereof. Resolutions 11 and 12 will be proposed as special resolutions, which means, assuming a quorum is present, each of Resolutions 11 and 12 will be approved if at least 75% of the votes cast are cast in favour thereof.
With respect to the non-binding, advisory votes on Resolutions 7, 8 and 9, regarding (respectively) the Directors' Remuneration Report, the compensation of our named executive officers, and the U.K. statutory reports and accounts, the result of the vote will not require the Board of Directors or any committee thereof to take any action. However, our Board of Directors values the opinions of our shareholders as expressed through their advisory votes on such non-binding resolutions and other communications. Accordingly, the Board of Directors will carefully consider the outcome of the advisory votes on Resolutions 7, 8 and 9.
Please review the proxy statement accompanying this notice for more complete information regarding the Meeting and the full text of the resolutions to be proposed at the Meeting.
By Order of the Board of Directors,
Michael T. McGuinty
Senior Vice President, General Counsel and Secretary

29 March 2019

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2018 fiscal performance, please review our annual report on Form 10-K for the period ended 31 December 2018. This proxy statement, our 2018 annual report and a proxy card are first being sent or distributed to shareholders on or about 8 April 2019.
2019 Annual General Meeting of Shareholders

Time and Date:        8:00 a.m. London time
Place:            Serpentine Suite of the London Hilton on Park Lane, 22 Park Lane, London,
W1K 1BE, United Kingdom
Meeting Date:        20 May 2019
Record Date:        25 March 2019
Voting Cutoff Date:    3:00 p.m. Eastern Time on 17 May 2019
11:59 p.m. Eastern Time on 14 May 2019 for shares held in the Ensco Savings Plan
Voting Matters and Board Recommendations

Re-election and election of Directors (resolutions 1-3)	FOR each Nominee
Ratify KPMG LLP (U.S.) as U.S. Independent Auditors	FOR
Appoint KPMG LLP (U.K.) as U.K. Statutory Auditors	FOR
Authorise the U.K. Statutory Auditors' Remuneration	FOR
Advisory Vote to Approve the Directors' Remuneration Report	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR
Advisory Vote to Approve the U.K. Statutory Accounts	FOR
Authorise the Board of Directors to Allot Shares	FOR
Special Resolution to Approve the General Disapplication of Pre-emption Rights	FOR
Special Resolution to Approve the Disapplication of Pre-emption Rights in connection with an acquisition or specified capital investment	FOR

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent (Yes/No)

J. Roderick Clark	68	2008	Former President and Chief Operating Officer of Baker Hughes Incorporated (Retired)	Yes
Mary E. Francis CBE	70	2013	Former Senior Civil Servant in British Treasury and Prime Minister's Office (Retired)	Yes
C. Christopher Gaut	62	2008	President and Chief Executive Officer and Chairman of Forum Energy Technologies, Inc.	Yes
Keith O. Rattie	65	2008	Former Chairman, President and Chief Executive Officer of Questar Corporation and Former Chairman of QEP Resources (Retired)	Yes
Paul E. Rowsey, III	64	2000	Former Chief Executive Officer of Compatriot Capital, Inc. (Retired)	Yes
Carl G. Trowell	50	2014	President and Chief Executive Officer of Ensco plc	No

Nominees conditioned on not completing the Rowan Transaction before the Meeting:
Name	Age	Director Since	Principal Occupation	Independent (Yes/No)

Roxanne J. Decyk	66	2013	Former Executive Vice President of Global Government Relations for Royal Dutch Shell	Yes
Jack E. Golden	70	2017	Managing Partner of Edgewater Energy LLC	Yes
Gerald W. Haddock	71	1986	President and Founder of Haddock Enterprises, LLC	Yes
Francis S. Kalman	71	2011	Former Executive Vice President of McDermott International, Inc. (Retired)	Yes
Phil D. Wedemeyer	69	2017	Former Partner of Grant Thornton LLP (Retired)	Yes

Nominees conditioned on completion of the Rowan Transaction before the Meeting:
Name	Age	Director Since	Principal Occupation	Independent (Yes/No)

Dr. Thomas Burke	51	N/A	President and Chief Executive Officer of Rowan Companies plc	No
William E. Albrecht	67	N/A	Non-Executive Chairman of the Board of California Resources Corporation	Yes
Suzanne P. Nimocks	60	N/A	Senior Partner of McKinsey & Company (Retired)	Yes
Thierry Pilenko	61	N/A	Executive Chairman of TechnipFMC plc	Yes
Charles L. Szews	62	N/A	Chief Executive Officer of Oshkosh Corporation (Retired)	Yes

2018 Business Overview

During 2018, Ensco and its peers in the offshore drilling industry continued to face headwinds from a deep and abiding industry downturn caused by low commodity prices that made many projects uneconomic for customers. Through this downturn, which has led to declines in customer capital expenditures, declines in the demand for offshore drilling services and an oversupply of rigs, we have remained focused on positioning ourselves to capitalise on the recovery as it eventually unfolds, for the long term benefit of our shareholders. In particular, we are:

•
Taking the lead on industry consolidation, following up on our 2017 acquisition of Atwood Oceanics, Inc. (“Atwood”), we reached an agreement to combine with Rowan Companies plc (“Rowan”), which was approved by our shareholders and Rowan’s shareholders in February 2019;

•	Maintaining a diversified and versatile fleet of high-quality assets capable of meeting customer demand in deep- and shallow-water globally;

•
Continuing our track record of safety and operational excellence, which included outperforming an industry wide safety metric by 30% and full year fleet-wide operational utilisation of 98% (operational utilisation represents the percentage of day rate earned for contracted days excluding days for planned downtime and mobilisation);

•	Focusing on winning new contracts as customer activity has begun to increase in certain market segments. In 2018 we added more than $900 million of contracted revenue backlog;

•	Investing in innovations to differentiate ourselves through proprietary technologies and unique capabilities; and

•	Maintaining a strong financial position with manageable debt maturities.

During 2018, we continued to improve our capital management flexibility, enhance our fleet and invest in initiatives that will benefit our operational and safety performance. Our emphasis on operational excellence, innovation, capital management, service efficiency and strategic execution led to strong operational results for the year.
Executive Compensation Philosophy

Our executive compensation philosophy is based on the principle that the creation of long term shareholder value is the most important measure of executive officer performance. The business objectives against which we measure our performance include:

•	financial performance;

•	creation of and preservation of a strong balance sheet;

•	industry leading safety performance;

•	operational efficiency;

•	customer satisfaction;

•	positioning assets in markets that offer prospects for long-term growth in profitability; and

•	strategic and opportunistic enhancement of our rig fleet.
We believe that achievement of these business objectives will drive growth in shareholder value over time. Accordingly, we align the structure of our executive compensation program by placing the majority of executive pay at risk and subjecting a significant portion of each NEO's potential compensation to specific annual and long-term performance requirements and TSR.

Allotment of Shares

Under the Companies Act, we cannot issue new shares (other than in certain limited circumstances) without first obtaining approval from our shareholders. The Companies Act provides that this approval grants authority to the Board to allot shares in the Company and to grant rights to subscribe for or convert any security of the Company into shares of the Company. Without the grant of authority from shareholders described in Resolution 10, the Board would be unable to issue any new shares without obtaining specific prior approval from our shareholders. Prior shareholder authorisation for the issue of new shares is required as a matter of U.K. law and it is customary for public limited companies incorporated under the laws of England and Wales to seek a general authority to issue new shares on an annual basis.
Disapplication of Pre-emption Rights

Under the Companies Act, our shareholders have pre-emption rights to subscribe for any ordinary shares we issue for cash in proportion to their existing shareholdings, which means we must offer shareholders the right to purchase any shares we intend to issue for cash. Our proposed Resolutions 11 and 12 would give the Directors the power to issue ordinary shares (or sell any ordinary shares which the Company elects to hold in treasury) for cash without first offering them to existing shareholders. Approval of these Resolutions would provide the Directors with flexibility to pursue strategic transactions, raise capital and finance growth with equity. Prior shareholder authorisation for the issue of new shares for cash on a non-pre-emptive basis is required as a matter of U.K. law and it is customary for public limited companies incorporated under the laws of England and Wales to seek a general authority to disapply pre-emption rights and an authority to disapply pre-emption rights in connection with an acquisition or specified capital investment on an annual basis.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING
1.   What is a proxy statement and what is a proxy?

A proxy statement is a document that the U.S. Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. The person designated is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Meeting, Carl G. Trowell and Michael T. McGuinty.
2.   Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement, proxy card and 2018 annual report and U.K. statutory accounts (the "proxy materials") in connection with the solicitation by our Board of proxies to be voted at our Meeting. The proxies also may be voted at any continuations, adjournments or postponements of the Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Meeting. All shareholders as of the close of business on 25 March 2019 are entitled to receive notice of, attend and vote at the Meeting or, subject to our Articles of Association, any adjournment or postponement of the Meeting. A list of all shareholders of record entitled to vote at the Meeting is on file at our principal executive offices, 6 Chesterfield Gardens, 3rd Floor, London, W1J 5BQ, United Kingdom, and will be available for inspection at the Meeting. Changes to entries on the register after this time will be disregarded in determining the rights of any person to attend or vote at the Meeting.
3.   Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.
4. Why did I not receive the Notice by mail or e-mail?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all your holdings this year. If you would like to change the method of delivery, please follow the instructions set forth in the answer to Question 7.
5. How can I access the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card, voting instruction card from your broker or the Notice.

6. Can I get paper copies of the proxy materials?

You may request paper copies of the proxy materials, including our 2018 annual report and U.K. statutory accounts, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.
7. Can I choose the method in which I receive future proxy materials?

There are three methods in which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and Access: The Company furnishes proxy materials over the Internet and mails the Notice to most shareholders.

•
E-mail: If you would like to have earlier access to future proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.

•
Mail: You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If you are voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.

If you are a beneficial owner, you should consult the directions provided by your broker, bank, trust or other nominee with respect to how you receive your proxy materials and how to vote your shares.
If there are multiple shareholders residing at the same address, we will send one set of proxy materials per household. However, you may inform us as to whether you wish to receive one set of proxy materials per household or one set of proxy materials per person in the future by calling or emailing as set forth above.
8. Can I vote my shares by completing and returning the Notice?

No, the Notice simply instructs you on how to vote.
9.   When and where is the Meeting and who may attend?

The Meeting will be held on 20 May 2019 at 8:00 a.m. London time at the Serpentine Suite of the London Hilton on Park Lane, 22 Park Lane, London, W1K 1BE, United Kingdom. All Ensco shareholders of record and beneficial owners as of the close of business on 25 March 2019 may attend the Meeting.

10.   What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name on the books and records of Computershare Trust Company, N.A., our transfer agent, you are a "shareholder of record." Accordingly, we sent the Notice directly to you.
If your shares are held for you in the name of your broker, bank, trust or other nominee as custodian, your shares are held in "street name," and you are considered the "beneficial owner." Either the Notice or the proxy materials have been forwarded to you by your broker, bank, trust or other holder of record, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee on how to vote your shares by using the voting instruction card included in the mailing.
11.   How do I attend the Meeting? What do I need to bring?

Shareholders of Record: If you are a shareholder of record at the close of business on 25 March 2019 and plan to attend the Meeting, please bring the Notice to the Meeting as your proof of ownership of Ensco shares.
Beneficial Owners: If you are a beneficial owner and plan to attend the Meeting, you will need to bring evidence of your ownership of Ensco shares as of 25 March 2019 in the form of a recently dated letter from your broker, bank, trust or other nominee and a photo ID as proof of your identity. If you wish to vote at the Meeting, you must also bring a legal proxy as described in the answer to Question 17.
Note to All Meeting Attendees: Please note that no cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting, and security measures will be in effect to ensure the safety of attendees. In all cases, you will need a photo ID to gain admission.
12.   What are my voting choices for each of the resolutions to be voted on at the Meeting?

You may vote "for" or "against" or you may elect to "abstain" with respect to each resolution. We have majority voting for the election of directors. Under our Articles of Association, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast are cast in favour of the resolution to elect or re-elect the director.
Resolutions 1 through 10 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of Resolutions 1 through 10 will be approved if a majority of the votes cast are cast in favour thereof. Resolutions 11 and 12 will be proposed as special resolutions, which means, assuming a quorum is present, each of Resolutions 11 and 12 will be approved if at least 75% of the votes cast are cast in favour thereof. With respect to the non-binding advisory votes on Resolutions 7, 8 and 9, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders as expressed through their advisory votes on such non-binding resolutions and other communications. Accordingly, our Board will carefully consider the outcome of the advisory votes on Resolutions 7, 8 and 9.

13. What are our Board's recommendations on how I should vote my shares?

Our Board recommends that you vote your shares as follows:

Resolution 1a.-1f.	FOR each of the ordinary resolutions to re-elect the six Directors of the Company named in the section headed “Resolution 1” of this proxy statement.
Resolution 2a.-2e.
FOR each of the conditional ordinary resolutions to re-elect, if the Rowan Transaction is not completed before the Meeting, the five Directors of the Company named in the section headed “Resolution 2” of this proxy statement.

Resolution 3a.-3e.
FOR each of the conditional ordinary resolutions to elect, if the Rowan Transaction is completed before the Meeting, as Directors of the Company the five individuals named in the section headed “Resolution 3” of this proxy statement.

Resolution 4	FOR the ordinary resolution to ratify the Audit Committee's appointment of KPMG LLP (U.S.) as our U.S. independent registered public accounting firm for the year ending 31 December 2019.
Resolution 5	FOR the ordinary resolution to appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the U.K. Companies Act 2006.
Resolution 6	FOR the ordinary resolution to authorise the Audit Committee to determine our U.K. statutory auditors' remuneration.
Resolution 7	FOR the non-binding advisory vote to approve the Directors' Remuneration Report for the year ended 31 December 2018.
Resolution 8	FOR the non-binding advisory vote to approve the compensation of our named executive officers.
Resolution 9	FOR the non-binding advisory vote to approve the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2018.
Resolution 10	FOR the ordinary resolution to authorise the Board to allot shares.
Resolution 11	FOR the special resolution to approve the general disapplication of pre-emption rights.
Resolution 12	FOR the special resolution to approve the disapplication of pre-emption rights in connection with an acquisition or specified capital investment.

All of the nominees named in Resolutions 1a.-1f., 2a.-2e., and 3a.-3e. have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to elect that proposed person. Alternatively, the Board may decide, as appropriate, to reduce the number of directors constituting the full Board.
14.   Are there any other matters to be acted upon at the Meeting?

We do not know of any other matters to be presented or acted upon at the Meeting. If any matters not set forth in the Meeting notice included in the proxy materials are properly brought before the Meeting, the persons named in the accompanying proxy will have discretionary authority to vote on them in accordance with their best judgement.
15.   Who is entitled to vote at the Meeting?

You are entitled to vote if you owned shares as of the close of business on the record date, 25 March 2019. If you are a beneficial owner of Company shares, you must have a legal proxy from the shareholder of record to vote your shares at the Meeting. Each share is entitled to one vote, and there is no cumulative voting.
As of 25 March 2019, we had 437,388,656 shares outstanding. Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend and vote at the Meeting and any continuations, adjournments or postponements thereof. In accordance with the Company's Articles of Association, voting on all resolutions will be conducted on a poll and not on a show of hands.

16.   What is the quorum required to hold the Meeting? What are the effects of abstentions and broker non-votes at the Meeting?

For purposes of the Meeting, shareholders present in person or by proxy who represent at least a majority of shares entitled to vote at the Meeting will constitute a quorum. Abstentions and shares held by a broker or its nominee that are voted on any matter are included in determining the number of votes present or represented at the Meeting and are counted for quorum purposes.
An abstention occurs when a shareholder abstains from voting (either in person or by proxy) on one or more of the proposals. Broker non-votes occur on resolutions considered by the NYSE to be "non-routine" because a broker returns a proxy but does not have authority to vote on such resolutions on behalf of a beneficial owner who has not submitted a voting instruction form. In determining the number of votes cast for the Resolutions in this proxy statement, broker non-votes do not count as votes cast, and therefore have no effect on vote outcomes. Abstentions do not count as votes cast, and therefore do not affect the vote outcome.
17.   How do I vote?

Shareholders of Record: If you are a shareholder of record, you may vote your shares in person at the Meeting or appoint another person as your proxy to exercise any or all of your rights to attend and to speak and vote at the Meeting. You may appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by you). Such proxy need not be a shareholder of record.
To be valid, any proxy card or other instrument appointing a proxy must be received (completed, dated and signed) before 3:00 p.m. Eastern Time on 17 May 2019 (the "share voting cutoff time") by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by submission via the Internet by going to www.proxyvote.com and following the instructions provided.
Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorised person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory's full title and provide a certificate or other proof of appointment.
The return of a completed proxy card will not prevent a shareholder from attending and voting at the Meeting.
Beneficial Owners: If you are a beneficial owner, your broker, bank, trust or other nominee will arrange to provide materials and instructions for voting your shares. If you wish to attend the Meeting, you will need to bring evidence of your share ownership in the form of a recently-dated letter from your broker, bank, trust or other nominee and a photo ID as proof of your identity. Upon verification of such evidence, you will be admitted to the Meeting at the invitation of the Chairman. In order to vote at the Meeting, you must obtain a legal proxy from your broker, bank, trust or other shareholder of record and present it to the inspectors of election with your ballot. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction card directly to the Company or by voting at the Meeting unless you provide a legal proxy.
Employees: If you are a current or former Ensco employee who holds shares in the Ensco Savings Plan, you will receive voting instructions from the trustee of the plan for shares allocated to your account. If you fail to give voting instructions to the trustee, your shares will be voted by the trustee in the same proportion and direction as shares held by the trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the Ensco Savings Plan, your voting instructions for shares held in the plan must be received by 11:59 p.m. Eastern Time on 14 May 2019.

18.   What can I do if I change my mind after I vote?

Shareholders of Record: If you are a shareholder of record, you may revoke your proxy or otherwise change your vote by doing one of the following:

•
sending a written notice of revocation to our secretary at the registered office and headquarters of the Company, which must be received before the share voting cutoff time, 3:00 p.m. Eastern Time on 17 May 2019, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time to be received before the share voting cutoff time, in which case your later-submitted proxy will be recorded and your earlier proxy revoked;

•	if you voted electronically, by returning to www.proxyvote.com and changing your vote before the share voting cutoff time. Follow the same voting process, and your original vote will be superseded; or

•	by attending the Meeting and voting in person, though simply attending the Meeting without voting will not revoke your proxy or change your vote.

•
Beneficial Owners: If you are a beneficial owner, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker or other nominee before the applicable deadline. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to Question 17.

19.   What if I do not specify a choice for a resolution in my proxy?

If you sign and return your proxy card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted FOR the resolutions or otherwise in accordance with our Board's recommendations by the persons designated as your proxies in Question 1.
20.   Will my shares be voted if I do not provide my proxy or instruction form?

If you are a shareholder of record and do not provide a proxy, you must attend the Meeting in order to vote. If you are a beneficial owner and hold shares through an account with a bank or broker, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. When a matter is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that matter. This is called a broker non-vote. For example, the ratification of the selection of independent auditors is considered a routine matter, and the brokerage firm can vote for or against this resolution at its discretion, but the election of directors is not considered routine for these purposes.
21.   What does it mean if I receive more than one Notice?

If you received multiple Notices, it means that you hold your shares in different ways (trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted.
22.   Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone for no additional compensation. We will also ask shareholders of record who are brokerage firms, custodians and fiduciaries to forward proxy materials to the beneficial owners of such shares and upon request we will reimburse such shareholders of record for the customary costs of forwarding the proxy materials. We have retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies and anticipate that this will cost us approximately $15,000 plus certain out-of-pocket expenses.

23. Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes submitted by proxy and provide such report to our inspectors of election. The inspectors of election will be present at the Meeting.
24.   When will Ensco announce the voting results?

We will report the final results in a Current Report on Form 8-K filed with the SEC shortly after the Meeting.

25.	Does Ensco have a policy about Directors' attendance at the Meeting?

It is our policy that directors should attend annual general meetings of shareholders barring extenuating circumstances. All incumbent directors attended the 2018 Annual General Meeting of Shareholders.
26.   What can I do if I have audit concerns?

Under Section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company's accounts (including the auditor's report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with Section 437 of the Companies Act. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with Section 527 of the Companies Act. Where the Company is required to place a statement on a website under Section 527 of the Companies Act, it must forward the statement to the Company's auditor not later than the time when it makes the statement available on the website. The business that may be dealt with at the Meeting includes any statement that the Company has been required to publish on a website under Section 527 of the Companies Act.
27.   Who should I contact if I have additional questions?

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, D.F. King. Shareholders may call toll-free at 1-800-461-9313, and banks and brokers may call collect at 1-212-269-5550. D.F. King may be reached by email at ensco@dfking.com.
Shareholders who have general queries about the Meeting also can call Ensco at 1-713-789-1400 and ask for the Investor Relations department. No other methods of communication will be accepted. You may not use any electronic address provided either in this proxy statement or any related documents (including the proxy materials) to communicate with the Company for any purposes other than those expressly stated.

OWNERSHIP OF VOTING SECURITIES
The following tables show amounts and percentages of our Class A ordinary shares (the only class of our securities outstanding and eligible to vote) owned beneficially as of 15 March 2019 by (i) each person or group known by us to beneficially own more than 5% of our outstanding shares; (ii) each of our directors and each director nominee as of the date of this proxy statement; (iii) each of our named executive officers identified in the 2018 Summary Compensation Table (the "Named Executive Officers" or "NEOs"); and (iv) all of our directors and executive officers as a group as at the date of this proxy statement.
Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
Capital International Investors	48,216,697	(2)	11.02%
11100 Santa Monica Boulevard, 16th Floor
Los Angeles, California 90025
The Vanguard Group	39,859,158	(3)	9.11%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	30,509,788	(4)	6.98%
55 East 52nd Street
New York, New York 10022
FMR LLC	30,183,106	(5)	6.90%
245 Summer Street
Boston, Massachusetts 02210
Dimensional Fund Advisors LP	29,624,460	(6)	6.77%
Building One
6300 Bee Cave Road
Austin, Texas 78746
Named Executive Officers
Carl G. Trowell	1,026,153		—%	(7)
President and Chief Executive Officer, Director
P. Carey Lowe	540,711		—%	(7)
Executive Vice President and Chief Operating Officer
Steven J. Brady	271,238		—%	(7)
Senior Vice President—Eastern Hemisphere
Gilles Luca	312,807		—%	(7)
Senior Vice President—Western Hemisphere
Jonathan Baksht	125,878		—%	(7)
Senior Vice President and Chief Financial Officer
Independent Directors as of 15 March 2019
Paul E. Rowsey, III	88,354		—%	(7)
Director, Non-Executive Chairman of the Board
Jack E. Golden	82,632		—%	(7)
Director
Phil D. Wedemeyer	76,553		—%	(7)
Director
Gerald W. Haddock	69,432		—%	(7)
Director
Francis S. Kalman	62,253		—%	(7)
Director
C. Christopher Gaut	58,314		—%	(7)
Director
J. Roderick Clark	54,628		—%	(7)
Director
Keith O. Rattie	48,357		—%	(7)
Director

Roxanne J. Decyk	34,992	—%	(7)
Director
Mary E. Francis CBE	23,406	—%	(7)
Director
All current directors and executive officers as a group (17 persons) (8)	3,269,212	—%	(7)
Rowan Nominees
Dr. Thomas Burke(8)	—	—%	(7)
Nominee Director
William E. Albrecht(8)	—	—%	(7)
Nominee Director
Suzanne P. Nimocks(8)	—	—%	(7)
Nominee Director
Thierry Pilenko(8)	—	—%	(7)
Nominee Director
Charles L. Szews(8)	—	—%	(7)
Nominee Director
____________________

(1)	As of 15 March 2019, there were 437,388,656 shares outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2)
Based on the Schedule 13G/A filed on 14 February 2019, Capital International Investors ("Capital") may be deemed the beneficial owner of 48,216,697 shares. Capital reports sole voting power over 44,060,082 shares and sole dispositive power over 48,216,697 shares.

(3)
Based on the Schedule 13G/A filed on 11 February 2019, The Vanguard Group ("Vanguard") may be deemed to be the beneficial owner of 39,859,158 shares. Vanguard reports sole voting power over 129,083 shares, shared voting power over 104,604 shares, sole dispositive power over 39,667,683 shares and shared dispositive power over 191,475 shares.

(4)
Based on the Schedule 13G/A filed on 4 February 2019, BlackRock, Inc. ("BlackRock") may be deemed to be the beneficial owner of 30,509,788 shares. BlackRock reports sole voting power over 30,210,611 shares and sole dispositive power over 30,509,788 shares.

(5)
Based on the Schedule 13G/A filed on 13 February 2019, FMR, LLC ("FMR") may be deemed to be the beneficial owner of 30,183,106 shares. FMR reports sole voting power over 4,925,409 shares and sole dispositive power over 30,183,106 shares.

(6)
Based on the Schedule 13G filed on 8 February 2019, Dimensional Fund Advisors LP ("Dimensional") may be deemed to be the beneficial owner of 29,624,460 shares. Dimensional reports sole voting power over 28,970,860 shares and sole dispositive power over 29,624,460 shares.

(7)	Ownership is less than 1% of our shares outstanding.

(8)	Election conditional on completion of the Rowan Transaction

RESOLUTIONS 1a. - 1f.

1.	ORDINARY RESOLUTIONS TO RE-ELECT EACH OF THE FOLLOWING DIRECTORS:
1a.    J. RODERICK CLARK
1b.    MARY E. FRANCIS CBE
1c.    C. CHRISTOPHER GAUT
1d.    KEITH O. RATTIE
1e.    PAUL E. ROWSEY, III
1f.        CARL G. TROWELL
AS DIRECTORS OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2020.

Each of the above Board nominees is an incumbent director of the Company. Under the terms of the Transaction Agreement entered into between the Company and Rowan Companies plc ("Rowan"), dated as of October 7, 2018 (as amended and as may be further amended from time to time) (the "Transaction Agreement") pursuant to which we have agreed to acquire the entire issued and to be issued Class A ordinary share capital of Rowan (the "Rowan Transaction"), we have agreed with Rowan that each of the above Board nominees shall, following closing of the Rowan Transaction, serve on the board of the combined entity (subject to, among other things, annual re-election by shareholders). The Rowan Transaction has not yet closed but is expected to close prior to the Meeting. Accordingly, in view of the agreement reached with Rowan regarding the composition of the Board of the combined entity, whether or not the Rowan Transaction has closed prior to the Meeting, each of the above Board nominees is nominated by our Board for re-election at the Meeting.
We have majority voting for the election of directors. A nominee seeking election will be elected if a simple majority of the votes cast are cast in favour of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. Each director nominee will be considered separately. You may cast your vote for or against each nominee or abstain from voting your shares in connection with one or more of the nominees.
The Board recommends that shareholders vote FOR each nominee standing for election as director.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR each nominee.

Nominees

J. Roderick Clark; age 68; Former President and Chief Operating Officer of Baker Hughes Incorporated (Retired)
Mr. Clark has been one of our directors since 2008. He served as President and Chief Operating Officer of Baker Hughes Incorporated from 2004 through January 2008. Before becoming President and Chief Operating Officer, he served as Vice President, Marketing and Technology. Mr. Clark joined Baker Hughes Incorporated during 2001 as President of Baker Petrolite. He formerly served as President and Chief Executive Officer of Consolidated Equipment Companies Inc. He also formerly served as President of Sperry-Sun, a Halliburton company. Mr. Clark has also previously held financial, operational and leadership positions with FMC Corporation, Schlumberger and Grace Energy Corporation. Mr. Clark serves as a director and a business consultant/advisor for Sammons Enterprises, Inc. He is the Chairman of the Board of Trustees of the Dallas Theological Seminary and also serves as a trustee. He holds Bachelor of Arts and Master of Business Administration degrees from the University of Texas. Mr. Clark currently serves as Chairman of our Compensation Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Clark should serve as a director include his 33 years of experience in the oilfield services industry serving global markets, his drilling industry experience, his service as an executive officer of a Fortune 500 company, his corporate governance, compliance and risk management experience and his board and audit committee service for a public company engaged in tanker shipping operations.
Mary E. Francis CBE; age 70; Former Senior Civil Servant in British Treasury and Prime Minister's Office (Retired)
Ms. Francis has been one of our directors since 2013. She is a former senior civil servant in the British Treasury and the Prime Minister's office and was subsequently Director General of the Association of British Insurers. Since 2013, Ms. Francis has served as a non-executive director of the Swiss Re Group, having been appointed to the Board of Directors of Swiss Reinsurance Company Ltd. in October 2012. Ms. Francis retired from the boards of Swiss Re Group and Swiss Reinsurance Company Ltd. in April 2018. Ms. Francis was appointed to the Boards of Directors of Barclays PLC and Barclays Bank PLC in October 2016. She served on the Board of Directors of Centrica plc, an integrated energy company, between 2004 and 2014, and was Senior Independent Director from 2006. From 2005 to 2012, she served as a non-executive director of Aviva plc, and from 2009 to 2012, she served as a non-executive director of Cable & Wireless Communications Plc. She is also a former non-executive director of the Bank of England, Alliance & Leicester plc and St. Modwen Properties PLC and is a Senior Adviser to the International Relations Institute, Chatham House. She earned a Master of Arts in History from Newnham College, University of Cambridge. Ms. Francis currently serves on our Audit Committee and our Nominating and Governance Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Francis should serve as a director include her experience as a director for various British and international public companies, experience as the chairman of board committees for several public companies, expertise in matters of corporate governance, and experience in senior positions within the U.K. government.
C. Christopher Gaut; age 62; Chief Executive Officer and Chairman of Forum Energy Technologies, Inc.
Mr. Gaut has been one of our directors since 2008. He has been the President and Chief Executive Officer and Chairman of Forum Energy Technologies, Inc., a publicly traded global provider of manufactured equipment and products to the energy industry, since November 2018, a position he also held from August 2010 until May 2017. He served as Chairman of Forum Energy Technologies, Inc. from May 2017 to November 2018. Mr. Gaut previously served as a Managing Director of SCF Partners, a Houston, Texas based private equity firm that engages in investment and acquisition of energy service companies. Prior to joining SCF Partners, he served as President of Halliburton Company's Drilling and Evaluation Division from January 2008 until April 2009. Mr. Gaut also served from February 2003 until December 2007 as Executive Vice President and Chief Financial Officer of Halliburton Company, one of the world's largest providers of products and services to the energy industry. He has served on the board of directors of EOG Resources, Inc., a leading exploration and production company, since October 2017, and previously served on the board of directors of Key Energy Services. Mr. Gaut holds a Bachelor of Arts degree in Engineering Sciences from Dartmouth College and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Gaut currently serves on our Nominating and Governance Committee.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Gaut should serve as a director include his vast experience in the drilling and oilfield services industries, having served in executive positions with, and on the board of directors of, several companies in the energy service sector, and his strong background in finance, operations and investments in the global energy sector.
Keith O. Rattie; age 65; Former Chairman, President and Chief Executive Officer of Questar Corporation and Former Chairman of QEP Resources (Retired)
Mr. Rattie has been one of our directors since 2008. Mr. Rattie previously served as President of Questar Corporation, a natural gas focused energy company, from February 2001 until July 2010, Chief Executive Officer from May 2002 until July 2010 and Chairman from May 2003 until July 2010. He previously served as Non-Executive Chairman of Questar from July 2010 to July 2012. Mr. Rattie continued to serve as a director of Questar until May 2014. He previously served as Non-Executive Chairman of QEP Resources from July 2010 to July 2012. He previously served as Vice President and Senior Vice President of Coastal Corporation, a diversified energy company. Prior to joining Coastal Corporation, he spent 19 years with Chevron Corporation in various engineering and management positions, including as General Manager of Chevron's international gas unit. He serves as a director of Select Energy Services, Inc., a NYSE-listed oilfield services company, where he chairs the Nominating and Governance Committee, and also serves on the Audit Committee. Mr. Rattie previously served on the board of EP Energy, an independent oil and gas exploration and production company with operations in the U.S. Mr. Rattie is a former chairman of the Board of the Interstate Natural Gas Association of America. He holds a Bachelor of Science degree in Electrical Engineering from the University of Washington and a Master of Business Administration degree from St. Mary's College. Mr. Rattie currently serves as Chairman of our Audit Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Rattie should serve as a director include his extensive background and experience in the energy industry, his prior and current engineering and management positions, his experience as a chief executive officer in general and with respect to management, stewardship, investor and stakeholder relationships in particular and his knowledge of global equity markets.
Paul E. Rowsey, III; age 64; Former Chief Executive Officer of Compatriot Capital, Inc. (Retired)
Mr. Rowsey was appointed Non-Executive Chairman of our Board in 2015, and has served as a director since 2000. In September 2017, he retired as the President and Chief Executive Officer of Compatriot Capital, Inc., a real estate investment and operating company, where he was employed since 2011. Prior to joining Compatriot, he was a founder and the managing partner of E2M Partners, LLC, a sponsor and manager of private real estate equity funds and an affiliate of Compatriot. He serves as a member of the Board of Directors of Powdr Corporation, one of the largest alpine skiing and outdoor sports companies in the United States, based in Park City, Utah; KDC Holdings, a national real estate investment and development firm based in Dallas, Texas; JLB Partners, LLC, a multi-family housing development firm and its affiliate, Longbrook Capital Partners, LLC, based in Dallas, Texas; and Invesco Real Estate Income Trust, Inc., a real estate investment company based in Dallas, Texas. Mr. Rowsey is a 1977 magna cum laude graduate of Duke University with a degree in management science and a 1980 cum laude graduate of Southern Methodist University School of Law. Mr. Rowsey also serves as the Chairman of our Nominating and Governance Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Rowsey should serve as a director include his expertise in financial, business and legal matters, his extensive negotiating experience in complex business transactions and his general business acumen.
Carl G. Trowell; age 50; President and Chief Executive Officer of the Company
Mr. Trowell joined Ensco in June 2014 as President and Chief Executive Officer of the Company. He is also a member of the Board. Prior to joining Ensco, Mr. Trowell was President of Schlumberger Integrated Project Management (IPM) and Schlumberger Production Management (SPM) businesses that provide complex oil and gas project solutions ranging from field management, well construction, production and intervention services to well abandonment and rig management. He was promoted to this role after serving as President - Schlumberger WesternGeco Ltd. where he managed more than 6,500 employees with operations in 55 countries. Mr. Trowell began his professional career as a petroleum engineer with Shell before joining Schlumberger where he held a variety of international management positions including Geomarket Manager for North Sea operations and Global Vice President of Marketing and Sales. He has a strong background in the development and deployment of new technologies and has been a member of several industry advisory boards in this capacity. Mr. Trowell is on the advisory board of Energy Ventures, a venture capital company investing in oil and gas technology. In August 2016, Mr. Trowell became a non-executive director of Ophir Energy plc. Mr. Trowell has a PhD in Earth Sciences from the University of Cambridge, a Master of Business

Administration from The Open University and a Bachelor Science degree in Geology from Imperial College London. Mr. Trowell will serve as the Executive Chairman of the Company upon completion of the Rowan Transaction.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Trowell should serve as a director include his international experience and perspective, his extensive experience in executive leadership and strategic planning for international companies in the global oil and gas industry, his engineering and management positions, and his strong background in the development and deployment of new technologies.

Resolutions 2a. - 2e.

2. ORDINARY RESOLUTIONS TO RE-ELECT EACH OF THE FOLLOWING DIRECTORS:

2a.    ROXANNE J. DECYK
2b.    JACK E. GOLDEN
2c.    GERALD W. HADDOCK
2d.    FRANCIS S. KALMAN
2e.    PHIL D. WEDEMEYER
AS DIRECTORS OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2020 PROVIDED THAT, IN EACH CASE, THE ELECTION SHALL BE EFFECTIVE ONLY IF THE COMPANY HAS NOT COMPLETED THE ROWAN TRANSACTION BEFORE THE MEETING.
Each of the above Board nominees is an incumbent director of the Company. Under the terms of the Transaction Agreement which provides for the Rowan Transaction, we have agreed with Rowan that each of the above Board nominees shall not serve on the board of the combined entity following closing of the Rowan Transaction, and each of the nominees has agreed to resign from the Board effective as of the closing. The Rowan Transaction has not yet closed but is expected to close prior to the Meeting. Accordingly, in view of the agreement reached with Rowan regarding the composition of the Board of the combined entity, each of the above Board nominees is nominated by our Board for re-election at the Meeting, such election to be effective only if the Company has not completed the Rowan Transaction before the Meeting.
We have majority voting for the election of directors. A nominee seeking election will be elected if a simple majority of the votes cast are cast in favour of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. Each director nominee will be considered separately. You may cast your vote for or against each nominee or abstain from voting your shares in connection with one or more of the nominees.
The Board recommends that shareholders vote FOR each nominee standing for election as director.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR each nominee.

Nominees

Roxanne J. Decyk; age 66; Former Executive Vice President of Global Government Relations for Royal Dutch Shell plc (Retired)

Ms. Decyk has been one of our directors since 2013. She retired as Executive Vice President of Global Government Relations for Royal Dutch Shell plc, a global oil and gas company, in December 2010, after serving in that position since 2009. From 2008 until 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc, from 2005 to 2009, she served on the Executive Committee and from 2005 to 2008, she also served as Corporate Affairs Director. Prior thereto, Ms. Decyk was Senior Vice President - Corporate Affairs and Human Resources of Shell Oil Company and Vice President of Corporate Strategy of Shell International Limited. She has served as a director of Weatherford International plc since September 2017. She was previously a director of Orbital ATK (formerly Alliant Techsystems Inc.) from 2010 until June 2018, Petrofac Limited from 2011 until May 2015, Snap-on Incorporated from 1993 until June 2014 and Digital Globe from 2014 to 2017. She earned a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign in English literature and a Juris Doctorate from Marquette University Law School. Ms. Decyk currently serves on our Compensation Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Decyk should serve as a director include her experience in various executive leadership positions for international, integrated energy companies, significant strategy experience, knowledge of the demands and expectations of our core customers, significant experience in human resources and particularly executive compensation, experience as a board member for public companies and expertise in global government affairs.
Jack E. Golden; age 70; Managing Director of Edgewater Energy LLC
Mr. Golden became a director in October 2017 in connection with our acquisition of Atwood, where he had served as a director since 2009. Mr. Golden is managing partner of Edgewater Energy LLC, a Texas-based oil and gas company. Previously, Mr. Golden was employed by BP p.l.c. from 1982 through his retirement in 2005, where he served in various executive capacities including Group Vice President - Exploration and Production. As Group Vice President - Exploration and Production, he directed significant portions of BP's global exploration and production operations.  He also serves as a director of two private companies, Sand Hill Petroleum and Edgemarc Energy. Mr. Golden also served as a director of Cobalt International Energy, Inc., a publicly-traded independent exploration and production company, from 2010 until 2018. Mr. Golden has a Bachelor of Science and a Master of Science in Physics from Texas A&M University and a PhD in Physics from Kansas State University. Mr. Golden currently serves on our Compensation Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Golden should serve as a director include his vast years of public company oil and gas exploration and production company management experience and his extensive experience serving on other boards of directors.
Gerald W. Haddock; age 71; President and Founder of Haddock Enterprises, LLC
Mr. Haddock has been one of our directors since 1986. In 2000, he founded Haddock Enterprises, LLC, an entrepreneurial development company concentrating in private investments and transactions, including oil and gas and real estate, located in Fort Worth, Texas, and has served as its President since that time. Mr. Haddock formerly served as President and Chief Operating Officer of Crescent Real Estate Equities Company from 1994 to 1996 and as President and Chief Executive Officer of Crescent Real Estate Equities Company from 1996 to 1999. Since 2005, Mr. Haddock has served on the Board of Directors of Meritage Homes Corporation. In addition, he was named Chairman of its Nominating and Corporate Governance Committee during 2006. In November 2017, Mr. Haddock joined the Board of Directors of Union Acquisition Corp., a special purpose acquisition corporation. Mr. Haddock holds Bachelor of Business Administration and Juris Doctorate degrees from Baylor University. He also received a Master of Laws in Taxation degree from New York University and a Master of Business Administration degree from Dallas Baptist University. Mr. Haddock currently serves on our Audit Committee and our Nominating and Governance Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Haddock should serve as a director include his experience and expertise in financial, business and legal matters with significant involvement in corporate governance, financial and tax matters, his knowledge and expertise in international tax and business activities, his service as a Chief Executive Officer and President of a publicly-traded real estate company and his extensive service on our Board and on other public company boards, including service on audit, executive compensation, nominating and corporate governance committees.

Francis S. Kalman; age 71; Former Executive Vice President of McDermott International, Inc. (Retired)
Mr. Kalman became a director in 2011 in connection with our acquisition of Pride International, Inc., where he had served as a director since 2005. Mr. Kalman served as Executive Vice President of McDermott International, Inc. from 2002 until his retirement in 2008 and as Chief Financial Officer from 2002 until 2007. From 2000 to 2002, he was Senior Vice President and Chief Financial Officer of Vector ESP, Inc., from 1999 to 2000, he was a principal of Pinnacle Equity Partners, LLC, from 1998 to 1999, he was Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation and from 1996 to 1997, he was Senior Vice President and Chief Financial Officer of Keystone International, Inc. He also serves on the Board of Directors, the Audit Committee and the Nominating and Governance Committee of Weatherford International plc. Mr. Kalman was previously a principal of Ancora Partners, LLC, a private equity group, which was liquidated in 2014. Mr. Kalman holds a Bachelor of Science degree in Accounting from Long Island University. Mr. Kalman currently serves on our Audit Committee and our Compensation Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Kalman should serve as a director include experience in executive leadership and strategic planning for various international energy service companies, experience in accounting, auditing and financial reporting for global organisations and financial expertise generally in the oil and gas industry.
Phil D. Wedemeyer; age 69; Former Partner of Grant Thornton LLP (Retired)
Mr. Wedemeyer became a director in October 2017 in connection with our acquisition of Atwood, where he had served as a director since 2011. In July 2011, Mr. Wedemeyer retired as a partner from Grant Thornton LLP, an international accounting firm, where he had served since August 2007. From May 2003 to July 2007, Mr. Wedemeyer served in various capacities with the Public Company Accounting Oversight Board, including serving as the Director, Office of Research and Analysis, from August 2005 to July 2007 and as a Deputy Director, Division of Registration and Inspection, from March 2004 to August 2005. Prior to his service with the PCAOB, Mr. Wedemeyer spent more than 31 years at Arthur Andersen SC, an international accounting firm, including 22 years as a partner. He is a member of the Deloitte Audit Quality Advisory Council, and is a licensed Certified Public Accountant. He also previously served as a member of the Auditing Standards Board of the AICPA. Mr. Wedemeyer serves as a member of the Board of Directors of HighGround Advisors, an investment and trust services company serving the nonprofit sector, and chairman of its audit committee. Mr. Wedemeyer previously served as a director of Trinity Steel Fabricators, a privately-held fabricator of steel structures and vessels; Willbros Group, Inc., an energy infrastructure construction and maintenance company; Powell Industries, Inc., a provider of packaged solutions for the control, monitoring, and distribution of electrical power and other critical processes; Horizon Offshore, Inc., a former provider of marine construction services that was acquired by Cal Dive International, Inc.; and HMS Income Fund, Inc., a business development company. Mr. Wedemeyer has a Bachelor in Business Administration degree in Accounting from Baylor University. Mr. Wedemeyer currently serves on our Audit Committee.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Wedemeyer should serve as a director include his service on other publicly-traded company boards, including on audit and compliance committees, and his extensive public accounting experience, including his more than 31 years of public accounting firm experience, his service with the PCAOB and his service on the Auditing Standards Board of the AICPA.

Resolutions 3a. - 3e.
3. ORDINARY RESOLUTIONS TO ELECT EACH OF THE FOLLOWING DIRECTORS:

3a.    DR THOMAS BURKE
3b.    WILLIAM E. ALBRECHT
3c.    SUZANNE P. NIMOCKS
3d.    THIERRY PILENKO
3e.    CHARLES L. SZEWS
AS DIRECTORS OF THE COMPANY FOR A TERM TO EXPIRE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2020 PROVIDED THAT, IN EACH CASE, THE ELECTION SHALL BE EFFECTIVE ONLY IF THE COMPANY HAS COMPLETED THE ROWAN TRANSACTION BEFORE THE MEETING.
Each of the above Board nominees is currently a director of Rowan Companies plc ("Rowan"). Under the terms of the Transaction Agreement which provides for the Rowan Transaction, we have agreed with Rowan that each of the above Board nominees shall, following closing of the Rowan Transaction, serve on the board of the combined entity (subject to, among other things, annual re-election by shareholders). The Rowan Transaction has not yet closed but is expected to close prior to the Meeting. Accordingly, in view of the agreement reached with Rowan regarding the composition of the Board of the combined entity, each of the above Board nominees is nominated by our Board for election at the Meeting, such election to be effective only if the Company has completed the Rowan Transaction before the Meeting.
We have majority voting for the election of directors. A nominee seeking election will be elected if a simple majority of the votes cast are cast in favour of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. Each director nominee will be considered separately. You may cast your vote for or against each nominee or abstain from voting your shares in connection with one or more of the nominees.
The Board recommends that shareholders vote FOR each nominee standing for election as director.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR each nominee.

Nominees

Dr. Thomas Burke; age 51; President and Chief Executive Officer of Rowan; Director
Dr. Burke was appointed President and Chief Executive Officer and elected a director of Rowan in April 2014. He served as Chief Operating Officer beginning in July 2011 and was appointed President in March 2013. Dr. Burke first joined Rowan in December 2009, serving as Chief Executive Officer and President of LeTourneau Technologies until the sale of LeTourneau in June 2011. From 2006 to 2009, Dr. Burke was a Division President at Complete Production Services, an oilfield services company, and from 2004 to 2006, served as its Vice President for Corporate Development. He serves on the executive committee of the International Association of Drilling Contractors. Dr. Burke will serve as the Chief Executive Officer and President of Ensco upon completion of the Rowan Transaction.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Dr. Burke should serve as a director include his extensive managerial and industry experience.
Williams E. Albrecht; age 67; Chairman of Rowan
Mr. Albrecht has been a director of Rowan Companies plc since 2015. Mr. Albrecht has served as the non-Executive Chairman of the Board of California Resources Corporation (“CRC”), a publicly traded oil and natural gas exploration and production company, since 2014. He was appointed as non-Executive Chairman of CRC in May 2016. He previously served as Executive Chairman of CRC from July 2014 to May 2016. Mr. Albrecht served as Vice President of Occidental Petroleum from May 2008 to July 2014 and as President, Oxy Oil & Gas, Americas from January 2012 to July 2014. Mr. Albrecht also served as President-Oxy Oil & Gas, USA from April 2008 to January 2012. During his tenure with Occidental, Mr. Albrecht had extensive managerial oversight over its upstream assets. Mr. Albrecht has more than 39 years of experience in the domestic oil and gas industry, having previously served as an executive officer for domestic energy producer EOG Resources for eight years and as a petroleum engineer for Tenneco Oil Company for ten years. Since 2016, Mr. Albrecht has served on the board of directors of Halliburton Co. Mr. Albrecht holds a Master of Science degree from the University of Southern California and a Bachelor of Science degree from the United States Military Academy. Mr. Albrecht is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow, and has completed NACD’s comprehensive program of study for directors and corporate governance professionals.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Albrecht should serve as a director include his experience in various executive positions with extensive managerial oversight and his over 39 years of experience in the domestic oil and gas industry.
Suzanne P. Nimocks; age 60; Director of Rowan
Ms. Nimocks has been a director of Rowan since 2010. Ms. Nimocks was formerly a Director (Senior Partner) of McKinsey & Company, a global management consulting firm, from June 1999 to March 2010, and was with the firm in various capacities since 1989, including leader of the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, Organization Practice, Risk Management Practice and Strategy Practice. Ms. Nimocks served on several of the firm’s worldwide personnel committees for many years and formerly served as the Houston Office Manager for eight years. Ms. Nimocks currently also serves on the boards of Encana Corporation, ArcelorMittal and Owens Corning.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Nimocks should serve as a director include her global management consulting and energy sector experience and her service on the Boards and various committees of publicly traded companies.
Thierry Pilenko; age 61; Director of Rowan
Mr. Pilenko has been a director of Rowan since 2017. Mr. Pilenko is currently the Executive Chairman of TechnipFMC plc. Effective 2019 May 1, Mr. Pilenko will retire from the Board of Directors of TechnipFMC plc. He was the former Chairman and Chief Executive Officer of Technip S.A., a leading provider of project management, engineering, and construction services for the energy industry, from April 2007 to 17 January 2017, when FMC Technologies, Inc. consummated its merger with Technip S.A. From March 2004 to January 2007, Mr. Pilenko served as the Chairman and Chief Executive Officer of Veritas DGC, Inc., a seismic services company. Previously, Mr. Pilenko served as Managing Director of SchlumbergerSema, a Schlumberger Ltd. company in Paris, from 2001 to March 2004. From 1998 to 2001, he served as President of Schlumberger GeoQuest. Mr. Pilenko currently serves as a director of TechnipFMC plc, in addition to Rowan Companies plc, and formerly served on the board of directors of Hercules Offshore, Inc., CGG Veritas (formerly Veritas DGC) and Peugot SA.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Pilenko should serve as a director include his significant international oil and energy policy expertise, his service on boards and committees of publicly traded companies and his extensive experience in the oil and gas energy industry, including CEO leadership positions.
Charles L. Szews; age 62; Director of Rowan
Mr. Szews has been a director of Rowan since August 2016. In December 2015, Mr. Szews retired from Oshkosh Corporation, a leading global manufacturer of specialty vehicles and vehicle bodies serving access equipment, defense, fire and emergency, and commercial markets. He joined Oshkosh in 1996 as Vice President and CFO, was appointed Executive Vice President in October 1997, and President and Chief Operating Officer and as a director in October 2007. Mr. Szews was appointed Chief Executive Officer of Oshkosh in January 2011. Prior to joining Oshkosh, he began his career with Ernst & Young, and was Vice President and Controller at Fort Howard Corporation during its leveraged buyout. Since 2014, Mr. Szews has served as a director for Commercial Metals Company, an operator of mini-steel mills located in the Southern United States and Poland. In November 2016, Mr. Szews joined the board of Group1 Automotive, a Fortune 500 automotive retailer. In April 2018, Mr. Szews was appointed to the board of directors of Allegion plc, a provider of security products and solutions for homes, businesses, schools and other institutions. Mr. Szews holds a degree in Business Administration from the University of Wisconsin - Eau Claire.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Szews should serve as a director include extensive executive management experience, public company directorships and committee appointments and his significant experience with international sales and business management.

RESOLUTIONS 4, 5 AND 6

4.	AN ORDINARY RESOLUTION TO RATIFY THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP (U.S.) AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING 31 DECEMBER 2019.

5.
AN ORDINARY RESOLUTION TO APPOINT KPMG LLP (U.K.) AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006 (TO HOLD OFFICE FROM THE CONCLUSION OF THE MEETING UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY).

6.	AN ORDINARY RESOLUTION TO AUTHORISE THE AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS' REMUNERATION.
Our Audit Committee has appointed the U.S. accounting firm KPMG LLP (U.S.) to serve as our U.S. independent registered public accounting firm for the fiscal year ending 31 December 2019. KPMG LLP (U.S.) has served as our U.S. independent registered public accounting firm since the fiscal year ended 31 December 2002, having been duly appointed by the Board or by the Audit Committee each year in conformity with then-applicable rules. Our Audit Committee has also appointed KPMG LLP (U.K.), to serve as our statutory auditors under the Companies Act. KPMG LLP (U.K.) has served as our statutory auditors since our 2015 annual general meeting of shareholders. Prior to that time, KPMG Audit Plc, a subsidiary of KPMG LLP (U.K.), served as our statutory auditors since our re-registration as a public limited company in December 2009. We are asking our shareholders to authorise the Audit Committee to determine KPMG LLP (U.K.)'s remuneration as statutory auditors in accordance with the Audit Committee's procedures and applicable law. Representatives of KPMG LLP (U.S.) and KPMG LLP (U.K.) are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
The Board recommends that shareholders vote FOR the ordinary resolution to ratify the Audit Committee's appointment of KPMG LLP (U.S.) as our U.S. independent registered public accounting firm for the year ending 31 December 2019; FOR the ordinary resolution to appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office until the conclusion of the next Annual General Meeting of Shareholders at which accounts are laid before the Company); and FOR the ordinary resolution to authorise the Audit Committee to determine our U.K. statutory auditors' remuneration.

Although ratification of the Audit Committee’s appointment of KPMG LLP (U.S.) is not legally required, the Board is submitting this selection to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be regarded as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR Resolutions 4, 5 and 6.
Independent Auditor Pre-approval Policies and Procedures

Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing and approving the compensation and overseeing the work of our U.S. independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our U.S. independent registered public accounting firm.
Under the policy, we submit an itemised listing of all services to the Audit Committee for which pre-approval is requested. Such listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes an explanation as to why such service qualifies as a permitted non-audit service and why providing such service would not impair the independence of our U.S. independent registered public accounting firm or our U.K. statutory auditors.
Fees and Services

The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended 31 December 2018 and 2017 by KPMG LLP (U.S.) and its affiliates (including KPMG LLP (U.K.)) were as follows (in thousands):

	2018	2017
Audit Fees(1)	$2,618	$2,783
Tax Fees(2)	946	932
	$3,564	$3,715
 ____________________

(1)
Includes fees for the audit of our annual consolidated financial statements and audit of the effectiveness of our internal control over financial reporting included in our annual report on Form 10-K, reviews of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, the audit of our U.K. statutory accounts, audits of certain subsidiary statutory accounts, attestation services and procedures conducted in connection with debt or equity transactions and consents to incorporate KPMG LLP (U.S.)'s reports into registration statements filed with the SEC for each respective year.

(2)	Represents fees for tax compliance and other tax-related services.
Our Audit Committee pre-approved the services provided during 2018 and 2017 described above, in accordance with our Audit Committee's policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"). Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG LLP (U.S.) were compatible with maintaining KPMG LLP (U.S.)'s independence and has determined that the provision of such non-audit services does not undermine KPMG LLP (U.S.)'s independence.

CORPORATE GOVERNANCE
Corporate Governance Guidelines

We have adopted a Corporate Governance Policy, which includes governance guidelines that assist the Board and its committees in the exercise of their responsibilities under applicable law and the listing standards of the NYSE. These governance guidelines provide a framework for the Company's governance and the Board's activities, covering such matters as Board membership criteria, director independence, Board meetings, Board structure, Board access to management and independent advisors, limitations on outside directorships, conflicts of interest, director compensation, shareholder communications to the Board, director attendance at shareholder meetings, evaluation of Board and Chief Executive Officer performance, management succession planning, risk oversight, share ownership guidelines and other corporate governance practices and principles. The Ensco Corporate Governance Policy (the "Corporate Governance Policy") is available in the Governance section under About on our website (www.enscoplc.com). Paper copies also are available upon request without charge. Such requests should be directed to our Investor Relations Department at 5847 San Felipe, Suite 3300, Houston, Texas 77057.

Ensco Rowan Corporate Governance Policy

In connection with the Rowan Transaction, we and Rowan agreed to amend our current Corporate Governance Policy (as amended, the (“Ensco Rowan Corporate Governance Policy”), to be effective as of closing. Pursuant to the Ensco Rowan Corporate Governance Policy, immediately following the closing of the transaction, the Company’s Board of Directors (the “Board”) will consist of eleven members, six of which will be nominated by Ensco and five of which will be nominated by Rowan. The Ensco Rowan Corporate Governance Policy will also establish the Board positions of Executive Chairman and Independent Lead Director and sets out the responsibilities of such positions, whereas Ensco's current Corporate Governance Policy provides for only an independent chairperson. For so long as the chairman of the Board is an Executive Chairman, the Board will be required to appoint an Independent Lead Director. In the event the Board appoints a non-executive chairman, the role of Independent Lead Director will be combined with the non-executive Chairman.

The Ensco Rowan Corporate Governance Policy also provides that, for two years following the closing, the Nominating and Governance Committee of the Board will consist of two of the Ensco designees and two of the Rowan designees. Each other committee of the Board will consist of at least one Ensco designee and at least one Rowan designee, and the Chairmen of such committees will be divided as evenly as possible between Ensco and Rowan.

In addition to changing the leadership positions of the Board, the Ensco Rowan Corporate Governance Policy also adds certain requirements of the Board that will continue for up to two years following the effective time of the Rowan Transaction unless amended, modified or terminated by unanimous vote of the Board. Such unanimous approval of the Board is required for, among other things, amendments to the employment agreements of Dr. Burke and Mr. Trowell during the two-year and 18-month periods, respectively, following the effective time of the closing. In addition, if the Nominating and Governance Committee of the Board, by unanimous vote, determines not to renominate any Ensco or Rowan designee, then such designee shall not be renominated. If such designee is a member of the Nominating and Governance Committee of the Board, then a unanimous vote of every other member of such committee and the unanimous vote of the Board other than such designee is required to not nominate such designee for re-election.
Governance Practices

Our ethics, governance and compliance practices address all NYSE content requirements, including an annual evaluation of the Board and its committees and annual reviews of the committee charters, as reflected in our Code of Business Conduct ("Code of Business Conduct") and our Corporate Governance Policy. Our governance practices provide that the independent directors conduct regular executive sessions without management, chaired by our non-executive Chairman of the Board, Paul E. Rowsey, III, and a formal annual evaluation of our Chief Executive Officer's performance. The Board fulfilled these requirements during 2018.

Director Nominations

Our Nominating and Governance Committee, with direct input from the Chairman of the Board and other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when and as deemed appropriate, we may retain the services of a third party to identify, evaluate or assist the Nominating and Governance Committee and Board in evaluating potential director nominees. Our Board is responsible for nominating individuals to serve on our Board.
Pursuant to our Corporate Governance Policy, candidates nominated for election or re-election to our Board should possess the following qualifications:

•	personal characteristics:

•	highest personal and professional ethics, integrity and values,

•	an inquiring and independent mind, and

•	practical wisdom and mature judgement;

•	experience at the policy-making level in business, government or education;

•
expertise that is useful to our Company and complementary to the background and experience of other Board members (e.g., previous executive and board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and gas industry are considered to be desirable);

•	willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;

•	willingness to represent the best interests of all shareholders and objectively appraise management performance; and

•	no involvement in activities or interests that create a conflict with the director's responsibilities to us and our shareholders.
The Nominating and Governance Committee will evaluate the qualifications of each director candidate, including nominees recommended by shareholders, against these criteria in making recommendations to our Board concerning director nominations. The Nominating and Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the criteria listed above as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken favourably into account in considering individual candidates, and it is one of the many factors that the Nominating and Governance Committee may consider when identifying individuals for Board membership. Our Board consists of 11 members, including two women. Upon completion of the Rowan Transaction, it is expected that the Board will continue to have 11 members, including two women. The Nominating and Governance Committee may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and executive recruiting firms retained for such purpose.
The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration by the Nominating and Governance Committee may do so by writing our secretary at our principal executive offices and following the requirements of our Articles of Association for director nominations referred to in the "Information Concerning Shareholder Proposals for the 2020 Annual General Meeting of Shareholders" section of this proxy statement. Any such nomination also must comply with the provisions contained in our Articles of Association relating to nominations of persons for election to the Board. We did not receive any nominations for director made by any person or group beneficially owning more than 5% of our shares by the date specified in Article 46.2 of our Articles of Association.

Director Independence

The Ensco Corporate Governance Policy states that at least a majority of the Board shall be independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards. Except with respect to their directorships and as set forth below, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board's standing committees. In this regard, our Board has affirmatively determined that all director nominees and directors (with the exception of Mr. Trowell and Dr. Burke) (being Mr. Clark, Ms. Francis, Mr. Gaut, Mr. Rattie, Mr. Rowsey, Ms. Decyk, Mr. Golden, Mr. Haddock, Mr. Kalman, Mr. Wedemeyer, Mr. Albrecht, Ms. Nimocks, Mr. Pilenko and Mr. Szews) are independent and have no material relationship with us. Accordingly, a substantial majority of our Board currently is independent as defined above. In reaching its independence determinations, the Nominating and Governance Committee and the Board considered the following:

•
During 2018, Messrs. Gaut and Pilenko were employed by organisations that do business with Ensco. The amount received by Ensco or such other organisation in each of the last three fiscal years did not exceed the greater of $1 million or 1% of either Ensco’s or such organisation's consolidated gross revenues.

•
During 2018, Messrs. Kalman, Decyk and Albrecht served on the Board of Directors of organisations that do business with Ensco. The amount received by Ensco or such other organisation in each of the last three fiscal years did not exceed the greater of $1 million or 1% of either Ensco’s or such organisation's consolidated gross revenues.

Our Corporate Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under this policy, the other directors shall then meet in private session, determine whether the change of occupation impacts the director's independence or creates a conflict of interest and decide whether to accept or reject the pro-forma resignation.
Each of our directors has prepared a Director Declaration of Interest, disclosing existing or potential conflicts of interest, in conformity with U.K. law, custom and practice. The declarations are prepared and reviewed by the Board at least annually. The Board conducted an annual review of Director Declarations of Interest during its February 2019 Board meeting.
Board Structure

Mr. Rowsey serves as our independent Chairman of the Board, and Mr. Trowell serves as our President and Chief Executive Officer. The Board believes a separation of the Chairman and Chief Executive Officer best serves the objectives of the Board's oversight of management, the Board's ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company's overall corporate governance. The Board believes the separation of the Chairman and Chief Executive Officer roles also allows Mr. Trowell to focus on operating and managing the Company and leverages the Chairman's experience and perspectives. The Board has authority to modify this structure to best address the Company's circumstances and advance the best interests of shareholders as and when appropriate.

After the closing of the Rowan Transaction, the Board will have the positions of Executive Chairman and Independent Lead Director, and the Chief Executive Officer position will be separate from these roles. For so long as the chairman of the Board is an Executive Chairman, the Board will be required to appoint an Independent Lead Director. Ensco's President and Chief Executive Officer, Mr. Trowell, will become the Executive Chairman of the Board upon closing of the Rowan Transaction, unless he is unable or unwilling to serve (in which case a non-executive Chairman will be selected from the Ensco designees with the consent of Rowan, not to be unreasonably withheld, conditioned or delayed). Rowan will identify one of its designated directors to serve as Independent Lead Director of the Board upon closing of the Rowan Transaction. In addition, Rowan President and Chief Executive Officer, Dr. Burke, will become the President and Chief Executive Officer of Ensco upon closing of the Rowan Transaction, unless he is unable or unwilling to serve (in which case Mr. Trowell would become the President and Chief Executive Officer, and a non-executive Chairman would be selected from the Rowan designees with the consent of Ensco, not to be unreasonably withheld, conditioned or delayed).
Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, members of senior management and oversight of the Company's operational, fiscal and risk management activities. These governance practices are reflected in our Corporate Governance Policy and the standing committee charters, all of which are available on our website.
Relevant provisions of the existing Corporate Governance Policy include:

•
Independent directors meet at regularly scheduled executive sessions outside the presence of the Chief Executive Officer and other Company personnel at each regular Board meeting and may convene additional executive sessions during any Board meeting or by notice of a special Board meeting, which any two directors may cause to be called.

•	Independent directors have open access to Ensco's management and independent advisors, such as attorneys or auditors.

•	Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.

•
The Chairman leads executive sessions of the independent directors and serves as the interface between the independent directors and the Chief Executive Officer in communicating the matters discussed during executive sessions. The Board believes that this structure facilitates full and frank discussions among all independent directors.

•	The Chairman also:

◦	manages the process by which Board meeting agendas and meeting schedules are approved;

◦	advises the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted to the Board by the Company's management;

◦	develops the agendas for executive sessions of the Board's independent directors;

◦	serves as principal liaison between the independent directors and the Chief Executive Officer in respect of Board issues; and

◦	participates in recommendations regarding recruitment of new directors, management succession planning and annual Board performance and Chief Executive Officer evaluations.
Board Meetings and Committees

The Board met ten times during the year ended 31 December 2018. The Board has three standing committees, the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. During 2018, each incumbent director attended at least 75% of the aggregate meetings held by the Board and the committees of which he or she was a member.
Our Board has affirmatively determined that all director nominees and directors (with the exception of Mr. Trowell and Dr. Burke) are independent, as the term is defined by SEC rules and the Corporate Governance Standards of the NYSE ("NYSE Corporate Governance Standards"), and have no material relationships with us. The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Board. Only independent directors serve on the Board's standing committees.
Audit Committee

We have established and maintain an Audit Committee, which operates under a charter, in accordance with the rules promulgated under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit Committee appoints our U.S. independent auditors to examine, review and audit our consolidated financial statements, reviews the general scope of services to be rendered by the independent auditors, pre-approves all services of the independent auditors and authorises payment of the associated fees, reviews our financial condition and results of operations and makes inquiries as to the adequacy of our internal controls over financial reporting. Our Audit Committee met nine times during 2018. The Audit Committee currently consists of Chairman Rattie, Ms. Francis and Messrs. Haddock, Kalman and Wedemeyer, all of whom meet the independence criteria for audit committee members prescribed by the SEC and NYSE. None of the members of our Audit Committee serve on more than three public company audit committees.

Our Board has determined that each of the five members of the Audit Committee meets the requisite SEC criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board and the Audit Committee considered the relevant academic and professional experience of the Audit Committee members.
Compensation Committee

The principal functions of our Compensation Committee, as set forth in its charter, are to review and approve executive compensation, including matters regarding our various benefit plans, independently or in conjunction with our Board, as appropriate. During 2018, the Compensation Committee met five times. The Compensation Committee currently consists of Chairman Clark, Ms. Decyk and Messrs. Golden and Kalman, all of whom meet the independence criteria prescribed by the NYSE for service on a compensation committee.
Nominating and Governance Committee

The principal functions of our Nominating and Governance Committee, as set forth in its charter, are to select, identify and screen candidates for nomination to our Board, to recommend the composition of committees of our Board, to recommend our slate of officers and to oversee and recommend matters of corporate governance, independently or in conjunction with our Board, as appropriate. During 2018, the Nominating and Governance Committee met seven times. The Nominating and Governance Committee currently consists of Chairman Rowsey, Messrs. Haddock and Gaut and Ms. Francis, all of whom meet the independence criteria prescribed by the NYSE for service on a nominating committee.
Director Attendance at the Meetings of Shareholders

The Ensco Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board shall attend our annual general meetings of shareholders and also are encouraged to attend any and all other general meetings that may be duly convened. All incumbent directors serving on the Board at the time of the 2018 Annual General Meeting of Shareholders attended the meeting.
Code of Business Conduct

Our Code of Business Conduct applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Business Conduct addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, antitrust and anti-bribery, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. No waivers of the provisions of our Code of Business Conduct have been requested or granted since the Code of Business Conduct was first issued on 1 November 2002.
Our Code of Business Conduct provides for confidential and anonymous submission of reports of non-compliance with our standards, policies, practices and procedures to a management committee and also establishes a means for submission of reports of accounting, auditing or other business irregularities by any employee or other person directly to our Board or relevant Board Committee.
Shareholder Communications

Shareholders, employees and other interested parties may report concerns regarding questionable accounting, auditing or other matters on a confidential basis directly to the relevant presiding Ensco Committee Chairs, namely the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, all of whom are independent non-employee directors. This process, which is available on the Ethics & Compliance section under About on our website (www.enscoplc.com), provides a means for submission of such interested parties' communications. Such communications may be submitted by mail, addressed as follows: Ensco, 1415 South Voss

Rd., Suite 110, P.O. Box 135, Houston, Texas 77057. Mail so addressed will be forwarded, as appropriate, directly to the relevant then-presiding standing Board committee chairs and will not be screened by management.
Hotline Reports and Investigations

We have a telephonic and web-based Hotline system to encourage reporting of possible wrongdoing, violations of our Code of Business Conduct, or other issues that threaten our reputation (the "Hotline"). The Hotline is managed by an independent third party to protect employee privacy and includes the ability to report concerns anonymously, where permitted by law. Any Hotline allegations are investigated and addressed by a Company management committee working under the direction of, and reporting regularly to, the Audit Committee.
Risk Management Oversight

The Board and its committees are actively involved in the oversight of risks that could impact our Company. At each regular meeting, the Board reviews the Company's financial condition and results of operations. The Board annually approves a capital budget, with subsequent approval required for any significant variations. On a quarterly basis, the General Counsel reports to the Board on legal matters that may have a significant impact on the Company's financial statements. The Board also receives periodic reports regarding the Company's insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.
In addition, the Board oversees the Company's management of risk in the areas of health, safety and environment. For example, the Board:

•	Reviews statistics regarding safety incidents, including an in-depth review of the most serious incidents and related mitigation;

•	Reviews the regional risk to employees, assets and the Company's operations; and

•	Reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters.
On behalf of the Board, the Audit Committee plays a significant role in oversight of risks associated with the Company's financial performance, internal and external audit functions, legal and tax contingencies and other exposures. The Company's independent auditors, the Director of Internal Audit and the Chief Compliance Officer report to the Audit Committee at each regular quarterly meeting. The Audit Committee reviews and approves the annual internal audit plan and also receives reports on all internal audits. Hotline reports and related investigations conducted pursuant to our Code of Business Conduct are reviewed in executive session of the Audit Committee with the Chief Compliance Officer. On a quarterly basis, the Vice President-Tax submits a report to the Audit Committee on tax matters that may have a significant impact on the Company's financial statements.
The Nominating and Governance Committee and the Compensation Committee also have roles in risk management. In consultation with its compensation consultants, the Compensation Committee establishes performance goals for the Company's various compensation plans that are intended to drive behaviour that does not encourage or result in any material risk of adverse consequences to the Company and/or its shareholders. The Nominating and Governance Committee and the Board also are actively involved in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of our President and Chief Executive Officer to continue the performance of his functions and responsibilities.
We maintain an enterprise risk management program designed to identify significant risks to us, including operational safety, operational performance, regulatory, environmental and cybersecurity. Our Treasury and Risk Management Departments are responsible for implementing the program, which involves the identification of risks within and facing the Company, the assessment of existing and required mitigation plans for those risks and ongoing monitoring of both. On a quarterly basis, these departments assess risk trends, identify new potential risks and review mitigation plans with a cross-functional Enterprise Risk Committee. The Enterprise Risk Committee reports its results to the Board periodically. The Board reviews the identified risks, mitigation plans and monitoring reports.

Sustainability

Our inaugural Sustainability Report was published in the Sustainability section under Safety & Environment on our website (www.enscoplc.com) on 2019 March 29.

Our Sustainability Report sets forth our core values, which are centered on ethical behaviour, the protection of people and minimising our impact to the environment in order to achieve success. In addition, a strategic focus on sustainable business practices, and an effort to continually improve our performance, allow us to protect and advance local communities, our customers and employees, and the environment.

Some of the commitments that help us achieve our core values include:

•	Safety, Health and the Environment, where we promote spill prevention efforts, effective well control, proper waste management and the reduction of greenhouse gas emissions;

•	Ethical Business Practices, where we commit to conducting our business in accordance with the highest ethical standards;

•	Employees, where we encourage leadership and accountability, organisational capability, teamwork and respect and fair employment practices;

•	Communities, where we create job opportunities and engage the communities in the areas that we operate;

•	Innovation, where we encourage ingenuity, and drive innovation in order to support operational excellence; and

•	Customers and Suppliers, where we provide quality services offerings and engage in fair competition

Our Sustainability Report is not incorporated into this proxy statement but may be found on the Sustainability section of our website.
Governance Transparency

Our Board, its standing committees and management are committed to continually pursuing best practices of corporate governance, accountability and transparency. Our Audit Committee Charter, the Nominating and Governance Committee Charter, the Compensation Committee Charter, the Corporate Governance Policy and the Code of Business Conduct are available in the Governance section under About on our website (www.enscoplc.com). Additional data available in the Governance section of our website includes information on the composition and functions of the Board and its committees as well as instructions for submission of Hotline reports and submission of general shareholder communications to our Board. Additionally, our website under the "Investors" tab has a link to our public filings with the SEC, including equity ownership reports by our directors and executive officers required under Section 16 of the Exchange Act, and our inaugural Sustainability Report, which can be found on the "Safety & Environment" section of our website.
Shareholder Outreach Program

We frequently communicate with shareholders through earnings conference calls, presentations at industry conferences, meetings and phone calls. Additionally, with respect to corporate governance, we reach out to governance specialists at our shareholders representing more than 70% of our shares outstanding with approximately 30% of these shareholders accepting to meet with us.
Related Party Transactions

In accordance with our Audit Committee Charter, except with respect to compensatory arrangements with our directors or officers that fall within the purview of the Compensation Committee, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between our Company, including any of our subsidiaries or affiliates, and any of our directors or officers, or relatives or affiliates of any such directors or officers, to ensure that such related party transactions are fair and are in our overall best interest. There were no related party transactions required to be reported for 2018 as defined under SEC rules.

Compensation Committee Interlocks and Insider Participation

During 2018, Ms. Decyk, Mr. Clark, Mr. Golden and Mr. Kalman served on our Compensation Committee. Mr. Golden was appointed to the Compensation Committee on May 22, 2018. No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking director/executive officer or under Item 404 of Regulation S-K as promulgated under the U.S. Securities Act of 1933, as amended.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors of Ensco plc (the "Company") is composed of five independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors. Our Audit Committee Charter is available in the Governance section under About on our website (www.enscoplc.com). To fulfill its responsibilities, the Audit Committee of the Company met eight times during the 2018 fiscal year.
Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee has established practices to evaluate the qualifications, compensation, performance and independence of the Company’s independent registered public accounting firm. In determining whether to reappoint the independent registered public accounting firm employed by the Company, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team; the quality of services provided by the firm; the effectiveness of the communication and interaction between the independent registered public accounting firm, management and the Audit Committee; and the fees charged for the quality and breadth of services provided.
The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.
The Audit Committee has recommended, and the Board of Directors, in the exercise of its business judgement, has approved, inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended 31 December 2018, to be filed with the U.S. Securities and Exchange Commission (the "SEC"). The recommendation was based upon the Audit Committee's review, the exercise of its business judgement, the discussions referred to above and reliance upon the Company's management and independent registered public accounting firm.
Submitted by the Audit Committee:
Keith O. Rattie, Chairman
Mary E. Francis CBE
Gerald W. Haddock
Francis S. Kalman
Phil D. Wedemeyer
25 February 2019
In accordance with the recommendation of our Audit Committee, our Board approved inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended 31 December 2018, and all of our directors acknowledged such approval by signing the annual report on Form 10-K as filed with the SEC on 28 February 2019.
The U.K. statutory auditor is responsible for conducting the statutory audit of the Company's U.K. statutory accounts in accordance with the requirements of the U.K. Companies Act 2006.

COMPENSATION COMMITTEE REPORT
The functions of the Compensation Committee of the Board, among others, are to review and approve executive officer compensation and employee compensation matters, including matters regarding the Company's various benefit plans, and to continually assess the effectiveness of these programs in consideration of the stated compensation strategy, independently or in conjunction with the Board, as appropriate. The Compensation Committee operates independently of management and in consultation with its compensation consultant.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") for the year ended 31 December 2018 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that CD&A be included in the Company's proxy statement on Schedule 14A for the Meeting to be filed with the SEC.
Submitted by the Compensation Committee:
J. Roderick Clark, Chairman
Roxanne J. Decyk
Jack E. Golden
Francis S. Kalman
22 March 2019
In accordance with the recommendations of the Compensation Committee, our Board approved inclusion of CD&A in this proxy statement on 22 March 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This CD&A describes our compensation practices and the executive compensation policies, decisions and actions of our Compensation Committee (the "Compensation Committee"). This CD&A focuses on compensation earned during 2018 by our Chief Executive Officer, Chief Financial Officer and the other executive officers listed as named executive officers ("NEOs") in our Summary Compensation Table. Our 2018 NEOs were as follows:

NEO	Title
Carl G. Trowell	President and Chief Executive Officer ("CEO")
Jonathan Baksht	Senior Vice President and Chief Financial Officer ("CFO")
P. Carey Lowe	Executive Vice President and Chief Operating Officer ("COO")
Steven J. Brady	Senior Vice President, Eastern Hemisphere
Gilles Luca	Senior Vice President, Western Hemisphere
Executive Summary

2018 Business Overview
During 2018, Ensco and its peers in the offshore drilling industry continued to face headwinds from a deep and abiding industry downturn caused by low commodity prices that made many projects uneconomic for customers. Through this downturn, which has led to declines in customer capital expenditures, declines in the demand for offshore drilling services and an oversupply of rigs, we have remained focused on positioning ourselves to capitalise on the recovery as it eventually unfolds, for the long term benefit of our shareholders. In particular, we are:

•
Taking the lead on industry consolidation, following up on our 2017 acquisition of Atwood Oceanics, Inc. (“Atwood”), we reached an agreement to combine with Rowan Companies plc (“Rowan”), which was approved by our shareholders and Rowan’s shareholders in February 2019;

•	Maintaining a diversified and versatile fleet of high-quality assets capable of meeting customer demand in deep- and shallow-water globally;

•
Continuing our track record of safety and operational excellence, which included outperforming an industry wide safety metric by 30% and full year fleet-wide operational utilisation of 98% (operational utilisation represents the percentage of day rate earned for contracted days excluding days for planned downtime and mobilisation);

•	Focusing on winning new contracts as customer activity has begun to increase in certain market segments. In 2018 we added more than $900 million of contracted revenue backlog;

•	Investing in innovations to differentiate ourselves through proprietary technologies and unique capabilities; and

•	Maintaining a strong financial position with manageable debt maturities.
Our executive compensation program has been a critical factor in ensuring management stability through the downturn and in driving behaviors that have led to the successful execution of our strategy.

Result of and Response to the 2018 Advisory Vote on Executive Compensation
The Compensation Committee values shareholders' input on the design of our executive compensation program and seeks feedback on a regular basis as an important part of our process. As such, Ensco maintains open communication with the investment community and during 2018, members of senior management and/or the Board participated in over 280 meetings with investors. This cadence of shareholder engagement is in addition to the input we receive through our annual advisory vote on executive compensation.
At our 2018 Annual General Meeting of Shareholders held on 21 May 2018, we received 200,457,848 votes in favour of our executive compensation program for total support of approximately 72% of the votes cast, which was significantly lower than 2017, when stockholder support reached approximately 94%. As a result, we immediately sought to identify the concerns underlying this less favourable vote.
We have historically received strong support for our executive compensation programs and believe that they are structured appropriately to balance our pay-for-performance philosophy with a critical need to attract and retain the caliber of executives who will continue to deliver industry-leading operational excellence and best position Ensco for the market recovery. The pay mix and performance metrics for our 2018 compensation program were already established at the time of our 2018 annual meeting. However, we did conduct extensive outreach to our shareholders immediately before and following our 2018 vote in order to gather direct feedback on our program design, and to identify areas of particular concern that may inform design decisions going forward. As part of those outreach efforts, we contacted shareholders representing more than 70% of our shares outstanding with approximately 30% of these shareholders accepting to meet with us. Certain concerns identified by shareholders and their proxy advisors are summarised below.

Shareholder Concern	Company Observations	Response
Use of retention grants in addition to normal annual incentive awards
• The Compensation Committee felt that cash-based retention grants approved in 2017 were critical to address competitive pressures driven by diverging fortunes between offshore drilling and other sectors of the oil and gas industry.

• The Compensation Committee also believes that these awards, which were structured to pay out over two years (2018 and 2019) have been instrumental in ensuring top management stability through this particularly challenging period and in making it possible for us to successfully pursue the Rowan transaction.

• The Compensation Committee has not granted any new retention awards or other special awards to NEOs since 2017.
Annual incentive award opportunities were unchanged despite lower EBITDA results
• Consistent with the vast majority of our peers in the industry, performance goals in our annual incentive program have historically been based upon our expectations for the coming year.
• In this way, plan participants are rewarded for maximising results relative to expectations - recognising the fact that some of the most challenging efforts to preserve and eventually grow shareholder value happen during industry downturns when annual profitability may be declining.

• In light of our pending combination with Rowan and related changes to our Compensation Committee and Board composition, which we expect to happen during the first half of 2019, and our desire not to unduly restrict the Compensation Committee of the combined company, we have not made any modifications to the 2018 Ensco Cash Incentive Plan (“ECIP”) plan. However, 2019 ECIP awards include a TSR cap, as discussed below.

No cap on relative TSR award payout when absolute TSR is negative
• Relative TSR awards have been included in our compensation mix in order to provide an incentive to outperform peers regardless of where we are in the industry cycle.
• In addition, relative TSR awards prior to 2017 were granted in the form of equity-based units such that the realised value of awards varied not only with relative performance, but with the absolute performance of the underlying shares.

• However, we note that 2017 and 2018 awards are now cash-based in order to limit dilution of our shareholders. Payouts still depend on stock price due to relative TSR, but there is no longer a direct impact of absolute share price on the realised value for this component of our program.

• For 2019, our relative TSR performance cash awards will have an absolute share price modifier that will cap payouts at target when TSR is negative over the performance period.

Advisory Firm Impact
Contributing to our 2018 vote outcome was a negative vote recommendation from Institutional Shareholder Services (“ISS”), a proxy advisory firm whose evaluations play a large role in influencing the voting decisions of some of our shareholders. The 2018 ISS recommendation was based in large part upon the application of a pay-for-performance valuation model that is inappropriate when applied to a company in the offshore drilling industry like Ensco. As noted above, we have engaged in shareholder outreach over the past year to gather input on last year’s vote. However, in anticipation of a potential negative vote recommendation from ISS this year, which may have an influence on some shareholders we have not been able to speak with directly, we suggest that shareholders keep in mind the following considerations when evaluating any ISS recommendation:

•
Realisable equity values differ significantly from values reported in the proxy tables. Advisory firm models rely upon reported grant date values for long-term incentive awards and do not account for the fact that the actual value realised or realisable by our executives continues to move with stock price and with our relative stock price performance after the date of grant. A strict reliance on grant date values does not properly reflect the extent to which our program aligns our executives directly with our shareholders. For example, despite earning 103.0% of the performance units eligible to vest based on performance through the end of 2018, the actual value realised by our NEOs based on stock price at the vesting date was less than half of the original grant value. Hence, this approach ignores the impact of TSR performance on the realisable value of equity resulting in the actual compensation received by our NEOs being significantly less than the original grant value.

•
Inappropriate peer selection. As noted in this CD&A, we benchmark our compensation against a group of global oilfield services firms of a similar size and scope with some meaningful connection with the offshore services market. We do not restrict our peer group selection to revenue and market size. Advisory firm evaluation models typically rely largely on an automated peer model tied primarily to revenue size and industry classification codes alone, and continues to produce peer groups that do not reflect the true financial size, complexity and global scope of our business. This has in the past produced peer groups that include much smaller firms or firms largely tied to the fortunes of the onshore domestic U.S. oil & gas market, which can diverge significantly from the international offshore drilling market we serve. We believe any comparison that is heavily weighted toward domestic, land-based firms undervalues the scope and complexity of our business and unfairly evaluates our performance against a group of companies not subject to the same challenges that we are as an offshore drilling service provider. Since the beginning of the current downturn, we have seen a clear and pronounced disconnect between the fortunes of the onshore and offshore sectors of the oil & gas industry, as demonstrated in the chart below.

Oil & Gas Industry Returns Versus Oil Price Performance

160
140
120
100
80
60
40
20
0
12/31/2014
6/30/2015
12/31/2015
6/30/2016
12/31/2016
6/30/2017
12/31/2017
6/30/2018
12/31/2018
Offshore Drilling (1)
Onshore Drilling (2)
Oilfield Services (3)
E&P (4)
Brent Crude

____________________

(1)	Consists of Diamond Offshore, Ensco plc, Noble Corporation, Rowan Companies, Seadrill Ltd, and Transocean Ltd.

(2)	Consists of Helmerich & Payne, Parker Drilling, Patterson UTI, Pioneer Energy Services, Precision Drilling, Nabors Companies and Unit Corporation.

(3)	Consists of Philadelphia Oilfield Services Index (OSX) group of companies

(4)	Consists of the Dow Jones U.S. Exploration & Production Index group of companies

•
Failure to acknowledge the importance of talent retention. Ensco’s ability to maintain a stable leadership team through this downturn has been a critical factor in our continued operational excellence and our ability to execute our strategy of leading industry consolidation. Advisory firms generally do not value the importance of executive retention to the extent that we, our Board of Directors, and our Compensation Committee, and our competitors do. A failure on the part of our Compensation Committee to take actions to reduce retention risk would run the risk of management turnover, which would not only have limited our ability to follow through on our consolidation strategy but would have harmed our shareholders’ long-term interests.

As we continue to focus on consolidation, ensuring the success of the Rowan transaction, and persevering through challenges to position for future success, we believe that generic third-party pay for performance models cannot be the sole input in evaluating the effectiveness of our pay program. We urge shareholders to consider the importance of management stability to our continued track record of operational excellence and opportunistic positioning to capitalise on recovery. We also urge you to review and consider the multiple good governance provisions our Compensation Committee has put in place, as listed under the section “Best Practices: Characteristics of Our Programs” later in this CD&A, including the extent to which NEO compensation is aligned with our shareholders through equity incentive compensation and TSR performance requirements.

The Compensation Committee continues to value the input of our shareholders and remains committed to the good governance principles that guide the design and execution of our executive compensation program.
2018 Business Achievements
During 2018, we continued to improve our capital management flexibility, enhance our fleet and invest in initiatives that will benefit our operational and safety performance. Our emphasis on operational excellence, innovation, capital management, service efficiency and strategic execution led to strong operational results for the year.
The following includes highlights of our 2018 achievements:

Operational Excellence	Focus on operational efficiencies, key safety metrics and avoiding loss of revenue due to downtime:
•
Full year fleet-wide operational utilisation of 98%, which adjusts for uncontracted days and planned downtime, resulting from minimal unplanned downtime for our Floaters and Jackups (operational utilisation represents the percentage of day rate earned for contracted days excluding days for planned downtime and mobilisation);

	•	Awarded significant new contracts and extensions for rigs, which added more than $900 million of contracted revenue backlog and 30 rig years of work, a 35% increase from the prior year;
•
Strong performance in total recordable incident rate ("TRIR") of 0.25, an industry-wide metric that measures safety, outperforming the 2018 International Association of Drilling Contractors (IADC) offshore industry average rate by approximately 30%; and

	•	Voted #1 in Health, Safety & Environmental performance by customers, our fifth consecutive year to earn top honors in this category in the independent survey conducted by EnergyPoint Research.

Strategic Execution	Focus on high-grading our fleet, innovative fleet enhancements and fleet management:
	•	Achieved run rate annual synergies of $85 million from Atwood acquisition, in excess of previously projected targeted synergies of $80 million; and
•
Entered into an agreement to combine with Rowan, which will enhance the capabilities of our rig fleet and increase our ability to meet customer demand across all water depths, expand our geographic footprint and customer base, and provide projected annual run rate synergies of $165 million creating approximately $1.1 billion of capitalised value;

Capital Management	Improved our financial flexibility:
	•	Significantly reduced nearest-term debt maturities by purchasing nearly $600 million of maturities through a cash debt tender, which lowered maturities prior to 2024 to $236 million.

Other Strategic Goals	•	Optimised maintenance activities while enhancing reliability by deploying proprietary solutions across our fleet; and
	•	Installed proprietary Continuous Tripping TechnologyTM, which is expected to deliver cost savings along with safer, more reliable operations to customers, on ENSCO 123.
2018 Compensation Highlights
Below are highlights of the compensation-related decisions that impacted our NEOs during 2018:

•
NEO base salaries and ECIP target bonus opportunities remained frozen for the fourth consecutive year: None of the NEOs received base salary increases and target bonus opportunity percentages stayed flat for 2018.

•
Increased weight on EBITDA in the ECIP from 30% to 50%: As the offshore drilling industry continues to weather the prolonged downturn, cash management and liquidity remain a strategic priority for the Company. Furthermore, as signs of a cyclical bottom emerge in the offshore drilling market, we will focus on margin improvement. As a result, our Compensation Committee elected to replace two performance measures in our 2017 ECIP, Days Sales Outstanding (“DSO”) and Backlog Days, with an increased weight assigned to EBITDA for our 2018 ECIP as this metric focuses on margin, cash generation and cost containment. The performance target established for EBITDA in 2018 was lower than the performance target established for EBITDA in 2017, reflecting a more challenging market in 2018. However, given the challenging expectations regarding operating efficiencies and cost reductions required to reach the 2018 target, we believe the EBITDA target for 2018 was at least as challenging if not more challenging than the goal established for 2017.

•
Addition of a process safety metric in the ECIP: To further emphasise the Company’s focus on safety, process safety was introduced as an additional component of our ECIP safety performance measure. While TRIR, which measures personal safety performance, remains an integral part of our ECIP, process safety adds a new focus on the prevention of catastrophic safety events that may not have otherwise been captured or measured through TRIR performance.

•
Annual formula-derived ECIP bonuses for 2018 performance paid out at 86.5% of target: We achieved strategic team goals ("STGs") in excess of target. We achieved at or above-target for Safety (TRIR), process safety, and Floaters downtime and above-threshold performance for EBITDA.

•
Long-term performance units earned at 103.0% of target shares with realised value at 39.8% of target grant date value: With respect to performance units granted in 2016 with a three-year performance period ended 31 December 2018, we achieved a rank of 6 out of 8 performance peer group companies in relative Total Shareholder Return ("TSR") and a rank of 2 out of 8 performance peer group companies in Return on Capital Employed ("ROCE") . After giving effect to the decline in our share price over the three-year period, the realised value of these awards on the vesting date was less than half the original grant date value, demonstrating direct shareholder alignment in realised values that is not reflected in advisory firm evaluation models.

ECIP Payout (percent of target)			2016 - 2018 Performance Unit Payout (percent of target)

Measures	Performance Level		Measure	Performance Level
EBITDA	$261,600	Above threshold	TSR (relative)	6 of 8	Threshold performance
Process Safety	0.08	Above target	ROCE (relative)	2 of 8	Above target performance
TRIR	0.25	Meets target
Downtime - Floaters	2.62%	Above target
Downtime - Jackups	1.97%	Below threshold
Strategic Goals	2.46	Above target

Throughout this CD&A, we use the terms "compensation peer group" and "performance peer group" and derivations thereof. As discussed below, these peer groups are reviewed with our independent compensation consultant annually to ensure they remain reasonable representations of our competitors for equity market capital (performance peers) and talent (compensation peers). For a complete description of our compensation peer group companies and the rationale for their selection, see "Compensation Benchmarking" below in this CD&A. For a list of our performance peer group companies and the rationale for their selection, see "Long-Term Incentives" below in this CD&A.

2018 CEO Pay At-A-Glance
Although annual target compensation for our CEO has remained unchanged since he joined the Company in 2014, the vast majority of CEO pay is variable and linked to drivers of operational and financial performance as well as stock price fluctuations that influence shareholder value. The chart below shows the elements of CEO total direct compensation (base salary, annual cash bonus and target grant date value of annual equity grants) for the past three years. The ultimate realised value of equity awards is influenced by stock price fluctuations by design. The ultimate value of ECIP awards and performance unit awards are influenced by achievement versus performance goals.
Components of Total Direct Compensation ($000)

$6,683
$2,500
$2,500
$882
$802
2016
Target (1)
$2,200
$401
$116
$882
$802
2016
Realised (1)
$6,683
$2,500
$2,500
$882
$802
2017
Target (1)
$5,030
$1,604
$299
$1,202
$1,123
$802
2017
Realised (1)
$6,683
$2,500
$2,500
$882
$802
2018
Target (1)
$4,626
$865
$994
$1,202
$763
$802
2018
Realised (1)
Base Salary (2)
ECIP (2)
Retention (3)
Performance Units (4)
Restricted Stock (4)

____________________

(1)	Components of target and realised pay are defined below:

Definitions of Pay	Base Salary	ECIP	Performance Units	Restricted Stock
Target	Actual paid	Target opportunity	Grant date (target) value of units granted during year	Grant date value of shares granted during year
Realised	Actual paid	Actual paid for prior year performance	Market value of shares vested for performance through the end of the three year performance period	Market value of shares that vested during the year

(2)
Mr. Trowell is a U.K. citizen and resides in the U.K. and as such his base salary and ECIP awards are paid in GBP. However, for disclosure purposes, his base salary and ECIP awards have been converted to USD, using the exchange rate of 1.336, which was the average rate during 2018.

(3)	Value shown reflects the payout of the first 50% of Mr. Trowell's 2017 one-time retention award, converted from GBP to USD at the same exchange rate used for base salary and ECIP.

(4)
Mr. Trowell's hire date was 2 June 2014. For years 2017 and 2018, he was subject to three restricted stock equity award vesting events in addition to performance unit award payouts. For 2016, Mr. Trowell was subject to only two equity award vesting events in addition to a performance award payout for the 2014 - 2016 performance unit awards.

Best Practices: Characteristics of Our Compensation Programs
Below are highlights of our 2018 practices and policies that serve as the foundation to our executive compensation program. We believe the following items appropriately incentivise our executive officers, promote good corporate governance and are in the best interests of our shareholders and NEOs:

What We Do		What We Don't Do
Vast majority of officer pay at-risk, based on annual financial performance and growth in long-term shareholder value	✓	Single-trigger change-in-control severance benefits or vesting of equity awards	x
50% of officers' long-term incentive plan awards subject to achievement of specific performance criteria relative to our performance peer group	✓	Permit the pledging or hedging of Company stock	x
Executive and director share ownership guidelines (including a 6X base salary multiple for our CEO)	✓	Permit buyouts of underwater stock option awards	x
Minimum holding periods for vested stock and shares acquired under options until share ownership guidelines are met	✓	Permit repricing of stock option awards	x
Compensation clawback that applies to equity awards	✓	Permit liberal share/option recycling	x
Independent compensation consultant	✓	Excise tax gross-ups	x
Annual risk assessments	✓	Guarantees for salary increases	x
What Guides Our Program

Compensation Philosophy Overview
Our executive compensation philosophy is based on the principle that the creation of long term shareholder value is the most important measure of executive officer performance. The business objectives against which we measure our performance include:

•	financial performance;

•	creation of and preservation of a strong balance sheet;

•	industry leading safety performance;

•	operational efficiency (downtime reduction and safety);

•	customer satisfaction;

•	positioning assets in markets that offer prospects for long-term growth in profitability; and

•	strategic and opportunistic enhancement of our rig fleet.
We believe that achievement of these business objectives will drive growth in shareholder value over time. Accordingly, we align the structure of our executive compensation program by placing the majority of executive pay at risk and subjecting a significant portion of each NEO's potential compensation to specific annual and long-term performance requirements and TSR.

NEO Target Total Direct Compensation for 2018(1)
CEO	Other NEOs

Variable components represent opportunities to earn/realise value in the future depending upon individual performance and Company financial and stock price performance.
____________________

(1)
The term Total Direct Compensation and the table above exclude 2017 retention awards which are one-time cash awards, which were paid annually over a two-year period, approved by the Compensation Committee in February of 2017 that addressed the unique circumstances caused by unprecedented market conditions.

2018 Target Pay Mix
In support of our philosophy that executive performance should be measured (and rewarded) based on the creation of shareholder value and the achievement of our business objectives, we designed our executive compensation programs to accomplish the following primary goals:

•	Attract, retain and motivate highly qualified individuals capable of leading us to achieve our business objectives;

•
Pay for performance by providing competitive pay opportunities that result in realised pay which declines when we have poor financial performance and increases when we have strong financial performance; and

•	Ensure alignment with shareholders through an emphasis on long-term equity-based compensation and share ownership guidelines and associated holding requirements.
Executive officer compensation is composed of three principal components: base salary, cash bonus and long-term incentives, each of which contributes to the accomplishment of our compensation program goals. We refer to these three principal components as Total Direct Compensation ("TDC").

Principal Components of Executive Compensation Program		Primary Goals of our Executive Compensation Program
		Attract/ Retain/ Motivate	Pay for Performance	Shareholder Alignment
Base Salary	• Salary is an essential factor in attracting and retaining qualified personnel	✓
Annual Cash Bonus
• Provided to executive officers through the ECIP
• Awards are tied to achievement of specific annual financial, operational, safety and Strategic Team Goals, all of which contribute to the creation of shareholder value
		✓	✓	✓
Long-term incentives
• Provided through a combination of:
○ Restricted shares
○ Performance unit awards
• Promotes alignment with shareholders by tying the majority of executive compensation to creation of long-term shareholder value and encouraging executives to build meaningful equity ownership stakes in the Company
		✓	✓	✓

2018 Target Total Direct Compensation
We generally target the 50th percentile, or median, of our competitive market for base salaries and target incentive opportunities. However, the Compensation Committee believes that realised executive officer compensation generally should:

•	Exceed the market median during periods of exemplary performance relative to our compensation peer group companies; and

•	Fall below the market median during periods of poor performance relative to our compensation peer group companies.
A review of our executive compensation program performed by our independent compensation consultant, Pearl Meyer & Partners, LLC ("Pearl Meyer") in November 2018 confirmed that target TDC for our NEOs as a group fell within the market median range.
Various factors may affect the relationship between target TDC and the market reference point for individual executives, including: retention concerns; tenure and job responsibilities; year-over-year volatility of market data; internal equity considerations; and differences in the strategic value of individual positions. No changes were made to 2018 NEO TDC target levels as a result of this review.
The Compensation Committee annually reviews the mix of base salary, cash bonus and long-term incentives. It does not target a fixed percentage allocation among the compensation elements, but generally aims to provide the majority of NEO compensation opportunities in the form of incentive compensation with an emphasis on long-term incentives as shown in the executive summary.
Compensation Methodology and Process
Role of the Compensation Committee's Consultant
In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, our Compensation Committee relies on outside experts to assist in its deliberations. During 2018, the Compensation Committee received independent compensation advice and data from Pearl Meyer.
Pearl Meyer was engaged by the Compensation Committee to provide counsel regarding:

•	Compensation philosophy and best practices;

•	Peer group composition;

•	Compensation program design;

•	Short-term and long-term incentive plan administration; and

•	Competitive compensation analyses for executive officers and non-executive directors.
With respect to non-executive director compensation, Pearl Meyer reviewed the Company's philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and non-executive director equity award programs. In connection with these reviews, Pearl Meyer provided the Compensation Committee comparative market assessments of executive and non-executive director compensation levels, including information relative to compensation trends and prevailing practices.
In addition to providing the Compensation Committee with information regarding compensation trends in the general marketplace, compensation practices of other companies in the offshore drilling and oilfield services industries and regulatory compliance developments, Pearl Meyer also evaluated certain data that our Human Resources department submitted to the Compensation Committee regarding incentive compensation calculations for awards payable under the ECIP and the Long-Term Incentive Plan ("LTIP").
The Compensation Committee meets regularly in executive session with Pearl Meyer outside the presence of management. Pearl Meyer did not provide any services to the Company or management other than services requested by or with the approval of the Compensation Committee, and its services were limited to executive and non-executive director compensation consulting.
The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer’s engagement did not raise any conflicts of interest. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis.

Role of Management
The Compensation Committee also received data regarding compensation trends, issues and recommendations from management. In determining his recommendations for compensation for our executive officers other than the CEO, our CEO reviews market compensation information, including data provided to the Compensation Committee by Pearl Meyer, and individual performance factors and recommends compensation adjustments to the Compensation Committee.
Compensation Benchmarking
We compete for executive-level talent with oilfield service companies, as well as with other industries and professions. To provide guidance to the Compensation Committee, comparative salary data is obtained from several sources, including Pearl Meyer, industry-specific surveys and compensation peer group company proxy statements. Each year, Pearl Meyer reviews with the Compensation Committee the composition of the compensation and performance peer groups.
Our compensation peer group, which was approved by the Compensation Committee for 2018 in consultation with Pearl Meyer, was composed of 9 offshore drilling and oilfield services companies of comparable overall size and historical financial performance. The compensation peer group for 2018 was adjusted from the compensation peer group used for 2017 by removing the following three peers whose financial size was significantly larger than other companies in the group:

•	Baker Hughes, a GE Company

•	National Oilwell Varco, Inc.

•	TechnipFMC plc. (we had included FMC Technologies prior to its merger with Technip in 2017)
The Compensation Committee, in consultation with Pearl Meyer, reviews the compensation peer group annually to ensure that it provides an appropriate reference point in terms of the business focus and financial size of the companies in the group.
We have selected the companies in our peer group with input from Pearl Meyer based upon a rigorous evaluation of business mix, global footprint and relative financial size (primarily but not exclusively in terms of revenues and market capitalisation). Included in the group are our closest direct competitors in the offshore drilling market along with several other comparably-sized oilfield services and drilling companies with similar global scale and at least some exposure to the offshore oil and gas market.
Given the complexity of our business, both in terms of our global footprint and our focus on the capital intensive offshore oil and gas market, we believe that it is critical to evaluate the competitiveness of our pay programs relative to this group as opposed to a generic group of oilfield services companies whose business may be restricted to (or primarily focused on) the onshore U.S./North American oil and gas market.

2018 Compensation Peer Group Companies

Ticker	Company Name	Primary Business	Financial Size Statistics
			2018 Fiscal Year Revenues ($MM)	December 2018 Market Cap ($MM)

WFT	Weatherford International plc	Global Oilfield Services	$5,744	$560
MDR	McDermott International, Inc.	Global Oilfield Services	$6,705	$1,181
RIG	Transocean Ltd.	Offshore Drilling	$3,018	$4,229
HP	Helmerich & Payne, Inc.	Onshore & Offshore Drilling	$2,449	$5,227
SPN	Superior Energy Services, Inc.	Global Oilfield Services	$2,130	$518
OII	Oceaneering International, Inc.	Global Oilfield Services	$1,909	$1,192
DO	Diamond Offshore Drilling, Inc.	Offshore Drilling	$1,060	$1,297
NE	Noble Corporation plc	Offshore Drilling	$1,036	$647
RDC	Rowan Companies plc	Offshore Drilling	$825	$1,066

	75th Percentile		$3,018	$1,297
	MEDIAN		$2,130	$1,181
	25th Percentile		$1,060	$647

ESV	Ensco plc		$1,705	$1,547
	Percentile ranking		34%ile	76%ile
CEO Compensation
The Compensation Committee charter provides for the CEO's base salary, cash bonus, long-term incentive equity and performance based compensation to be reviewed and approved by the Compensation Committee in consultation with and concurrence by all independent directors. Accordingly, our independent directors oversee and are actively engaged in the setting of the principal components of CEO compensation.
The base salary for our CEO is reviewed annually, consistent with our salary administration policy for all executive officers as discussed above. The Compensation Committee considers adjustments to base salary based upon an evaluation of our CEO's contributions to our progress in achieving certain business objectives and by reference to the median salary paid to the CEOs of our compensation peer group companies.

Components of 2018 Compensation

Base Salary
Our Compensation Committee generally designates the 50th percentile of similar positions within our compensation peer group companies as a target for base salary because it believes our NEOs should receive a base salary that approximates the base salaries of their counterparts in the compensation peer group and other offshore drilling and oilfield service companies.
The Compensation Committee elected not to increase salaries for our NEO positions in 2018.

NEO	2017 Salary	2018 Salary	Percent Change
Mr. Trowell (1)	£600,000	£600,000	0%
Mr. Baksht	$510,000	$510,000	0%
Mr. Lowe	$620,000	$620,000	0%
Mr. Brady	$490,000	$490,000	0%
Mr. Luca	$450,000	$450,000	0%
____________________

(1)
Mr. Trowell is a U.K. citizen and resides in the U.K. and as such his base salary and ECIP awards are paid in GBP. However, for disclosure purposes in the Summary Compensation Table, his base salary has been converted to USD using the exchange rate of 1.336 and 1.288 for 2018 and 2017, respectively, which represents the average exchange rate over each of the respective years

In February 2019, the Compensation Committee elected not to increase salaries for our NEO positions in 2019, which will be the fifth consecutive year the Compensation Committee elected to freeze base salary increases.
2018 Ensco Cash Incentive Plan (ECIP)
A significant portion of NEO bonus compensation is tied to the performance of the executives as a group. Performance is measured against pre-established annual financial goals and non-financial goals, including safety performance and strategic team goals.
Annual cash bonus opportunities for our NEOs are provided through the ECIP, a primary objective of which is to create a strong link between annual cash bonus awards and achievement of specific short-term and medium-term goals and objectives. The ECIP is an incentive compensation plan that rewards participants for strong performance relative to our expectations and business plan for the year, which does not always include growth in all financial measures on a year-over-year basis. The level of required performance at target may be up or down relative to the prior year depending upon expectations for our business and for the industry in general. However, regardless of the absolute level of performance required, ECIP goals are often most challenging in years where our business is adversely impacted by a broader industry downturn. In addition, in order to enhance the ability of the ECIP to drive specific behaviors and performance toward specific goals, performance measures are established so that emphasis is placed on measures that management can impact and control.
Annual formula-derived cash bonuses for 2018 performance were earned at 86.5% across our ECIP performance measures. Specifically, we achieved at or above-target performance for Safety, Floaters downtime and STGs and above-threshold performance for EBITDA.

2018 Target Award Opportunities
The ECIP uses a performance band around our targeted goals in order to determine annual payments. For 2018, the Compensation Committee approved a range of performance at threshold, target and maximum levels for each of the performance measures in the plan. If the threshold for the year is not met, no bonus will be paid for that component. Payments are calculated using straight-line interpolation for performance between threshold and target and between target and maximum for each component, with a maximum opportunity established at two times target (as shown in the table below).
The target opportunities shown below were intended to approximate the 50th percentile for target annual incentive opportunities in the competitive market data. In February 2018, the Compensation Committee decided, for a fourth year in a row, to freeze target bonus opportunities for our NEOs as a percentage of salary.

NEO	2018 Target Opportunity (% of salary)
	Threshold (0.5x target)	Target	Maximum (2.0x target)
Mr. Trowell	55%	110%	220%
Mr. Baksht	40%	80%	160%
Mr. Lowe	45%	90%	180%
Mr. Brady	40%	80%	160%
Mr. Luca	40%	80%	160%
2018 Financial and Operational Performance Measures
The Compensation Committee administered the ECIP bonus awards for 2018 through the application of pre-established performance measures. Bonus payouts were formula-derived and based upon achievement of the following five pre-established performance measures and weightings:

Performance Measure	Weighting
EBITDA	50%
Safety (TRIR/Process Safety)	10%
Downtime - Floaters	10%
Downtime - Jackups	10%
STGs	20%
TOTAL	100%
A description of the achievement for each of the 2018 performance measures is set forth below. The combined weighted percentage of target earned for all of these measures was 86.5%.
1. Earnings Before Interest, Taxes, Depreciation and Amortisation (EBITDA)
For purposes of the ECIP, EBITDA is calculated by taking operating revenues (excluding non-cash amortised revenue) and subtracting contract drilling expenses (excluding non-cash amortised expense) and general and administrative expenses, adjusted to exclude the impact of gain or losses on asset disposals, transaction costs and significant non-recurring items. Despite the continued challenging market conditions, we produced over $250 million in EBITDA during 2018. However, we fell short of the aggressive 2018 EBITDA target due to contracting assumptions that did not materialise and a contract termination. While the 2018 EBITDA goal was set below actual 2017 performance, given the extent of operating efficiencies and cost reduction required to reach the 2018 target in an extremely challenging market, we believe our 2018 goal was at least as challenging as, if not more challenging than, our 2017 goal.

2. Process Safety
Process Safety Index Rate (“PSI”) focuses on preventing catastrophic events such as loss of well control, fire or explosion, uncontrolled release of fluids or energy, structural failure, and loss of rig power, positioning or stability. PSI is a safety performance metric that is determined by taking the aggregate number of process safety events above a certain severity level for every 200,000 employee hours worked. During 2018, we achieved PSI of 0.08, exceeding our target performance goal.
3. Safety: Total Recordable Incident Rate (TRIR)
TRIR is a safety performance metric recognised by the U.S. Occupational Safety & Health Administration. We calculate TRIR based upon the guidelines set forth by the IADC, an industry group for the drilling industry. The IADC methodology calculates TRIR by taking the aggregate number of occurrences of work-related injuries or illnesses for every 200,000 employee hours worked. During 2018, we experienced TRIR of 0.25, achieving the value set for our target opportunity, outperforming the 2018 IADC offshore industry average rate by approximately 30%.
4. Downtime
Downtime measures refer to any period when one of our rigs is under contract but not operational due to equipment failure or other unplanned stoppage attributable to us, resulting in a reduced or zero day rate revenue. This is a key metric that measures our ability to efficiently monetise our backlog and avoid costly contractual loss of revenue associated with downtime. During 2018, we achieved Floater downtime of 2.62% and Jackup downtime of 1.97%. In terms of the ECIP, Floater downtime performance exceeded our target performance goal while Jackup downtime performance resulted in below threshold performance.
5. Strategic Team Goals (STGs)
A component for STGs is included to ensure management maintains focus on medium-term strategic objectives in addition to short-term goals.
STGs include pre-established quantitative and qualitative goals in the categories of: operational excellence; service efficiency; strategic execution; innovation; marketing and human resources. See "2018 Compensation Highlights" in this CD&A for a description of some of the achievements in these categories. STGs are intended to reward management for focusing on key strategic performance measures that are not directly captured through financial metrics like EBITDA. Achievement relative to these goals is imperative to achievement of sustainable, profitable growth beyond the current year. In consideration of the continued industry challenges and the current market environment, the 2018 goals were more focused, concise and challenging than in prior years.

Achievement relative to pre-established goals in each category is evaluated in terms of both quantity and quality of achievement, using a scale from 0 to 4:

•	0 represents unacceptable performance, and results in 0% payout;

•	1 represents minimally acceptable expectations or threshold performance, and results in 50% payout;

•	2 represents expected or target performance, and results in 100% payout;

•	3 represents exceeded expectations, and results in 150% payout; and

•	4 represents outstanding performance or maximum performance, and results in 200% payout.
Scores for each category are combined on a weighted-average basis in order to arrive at a final score. The Compensation Committee determines achievement relative to the goals after evaluating management's assessment of its own performance.
Based upon achievement relative to our 2018 STGs, the Compensation Committee approved a final score of 2.46, resulting in a payout at 123% of target for this component.

Actual 2018 Performance
As summarised in the table below, a formulaic review of our 2018 performance relative to pre-established goals resulted in a determination by the Compensation Committee that the overall formula-derived bonus achievement was 86.5% of target.

Performance Measure	2018 Performance Goals			Actual Performance	Resulting % of Target Earned		Weighting	Weighted % of Target Earned
	Threshold	Target	Maximum			x
EBITDA	$228,000	$304,000	$380,000	$261,600	72.1%		50%	36.1%
Process Safety	0.2	0.10	0.07	0.08	166.7%		5%	8.3%
TRIR	0.4	0.25	0.12	0.25	100.0%		5%	5.0%
Downtime - Floaters	4.5%	3.0%	1.5%	2.62%	125.3%		10%	12.5%
Downtime - Jackups	1.7%	1.35%	1.0%	1.97%	—%		10%	—%
STGs	50%	100%	200%	123.0%	123.0%		20%	24.6%
TOTAL							100%	86.5%

Individual Award Calculation

Executive Officer	2018 Target Opportunity		Weighted % of Target Earned	=	Formula-Derived ECIP Award
		x
Mr. Trowell(1)	£660,000		86.5%		£570,900
Mr. Baksht	$408,000		86.5%		$352,920
Mr. Lowe	$558,000		86.5%		$482,670
Mr. Brady	$392,000		86.5%		$339,080
Mr. Luca	$360,000		86.5%		$311,400
____________________

(1)
Mr. Trowell is a U.K. citizen and resides in the U.K. and as such his ECIP target opportunity and actual ECIP award are denominated in GBP. However, for disclosure purposes in the Summary Compensation Table and Grants of Plan-Based Awards Table, these values were converted to USD using the exchange rate of 1.336, which represents the average exchange rate during 2018.

2018 Long-Term Incentives
Our 2018 approach to long-term incentive compensation included a combination of time-vested and performance-based awards, as shown in the table below.
Long-Term Incentive Approach

Device	Description	Percent of Target annual grant date value
Restricted Share Units	• Awards vest at the rate of 33.3% per year over three years. • Consistent with our general practices (and those among our peer group companies) unvested restricted shares and restricted share units have dividend rights or dividend equivalent rights. Unvested restricted shares have voting rights on the same basis as outstanding shares.	50%
Performance Units	• Performance unit awards are earned and vest based on relative TSR and relative ROCE (as described in greater detail later in this section) at the end of a three-year performance period. • Awards for 2018 were denominated in cash to minimise shareholder dilution and will be paid in cash, but the Compensation Committee retains the discretion to use cash or shares for these awards in future years.	50%
Our long-term incentive compensation program is designed to provide our executive officers aggregate long-term incentive award opportunities (assuming target performance) in amounts that approximate the median value of long-term incentives awarded to executive officers of our compensation peer group companies. However, target opportunities are also based on an evaluation of individual performance. Consequently, in determining the target award amounts, the Compensation Committee considers market data, individual contributions, potential to impact long-term shareholder value and the need to provide a retentive component in NEO compensation.
The program is reviewed periodically to ensure that it is compliant and tax efficient with the overall objective of providing an optimum link between executive compensation and the creation of shareholder value.
Timing of LTIP Awards
The Compensation Committee has adopted a single grant date for normal annual long-term incentive executive awards. During 2018, annual performance-based and time-vested long-term incentive awards were granted on 5 March 2018 in the form of performance units, restricted shares and restricted share units as described below.
2018 LTIP Awards
Our NEOs were granted the following time-vested equity awards in the form of restricted stock or restricted stock units that vest in three equal annual installments beginning on the first anniversary of the grant date.

NEO	Restricted Shares(1) (#)

Mr. Trowell	535,332
Mr. Baksht	144,540
Mr. Lowe	214,134
Mr. Brady	144,540
Mr. Luca	144,540
_____________________

(1)	Number of restricted shares determined by taking the Restricted Shares Grant Date Value and dividing by the closing share price on the date of grant, 5 March 2018.

Performance Unit Award Design
Performance unit awards under the LTIP are earned based upon Company performance over a three-year measurement period, using pre-determined relative measures, as shown in the table below.
Long-term Performance Plan Cycles

Grant Cycle	2016	2017	2018	2019	2020
2016 – 2018 Grant	X			Earned at 103% of target shares Realised at 40% of target value
2017 – 2019 Grant		X
2018 – 2020 Grant			X

Grant cycle
	X	Grant date

2018 Performance Unit Awards
The 2018 performance unit target value is split evenly for each NEO between Relative TSR performance units and Relative ROCE performance units. In the interests of helping to limit dilution to our shareholders at lower stock prices, the Compensation Committee decided that 2018 performance unit awards are denominated and will be settled in cash. The following table shows performance unit target award opportunities under the long-term incentive compensation program for 2018:

NEO	2018 Performance Units (Value)
	Relative TSR (Value)			Relative ROCE (Value)
	Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Trowell	$837,500	$1,250,000	$2,500,000	$837,500	$1,250,000	$2,500,000
Mr. Baksht	$226,125	$337,500	$675,000	$226,125	$337,500	$675,000
Mr. Lowe	$335,000	$500,000	$1,000,000	$335,000	$500,000	$1,000,000
Mr. Brady	$226,125	$337,500	$675,000	$226,125	$337,500	$675,000
Mr. Luca	$226,125	$337,500	$675,000	$226,125	$337,500	$675,000

The 2018 performance unit awards were based on long-term relative performance criteria for the performance period beginning 1 January 2018 and ending 31 December 2020.The performance award matrix setting forth the ranks required to achieve threshold, target and maximum performance for both types of performance unit awards is set forth in the table below:

2018 Performance Award Matrix
Performance Measure	Weight		Threshold	Target	Maximum
Relative TSR	50%	Rank Award Multiplier	5 of 7 0.67	4 of 7 1.00	1 of 7 2.00
Relative ROCE	50%	Rank Award Multiplier	5 of 7 0.67	4 of 7 1.00	1 of 7 2.00
Our performance peer group consists of companies who have international operations and are engaged in offshore drilling. We have selected these companies as performance peers due to similarity of business focus, capital structure and competitive conditions as well as the fact they are competitors within our industry. We consider our performance peers to be companies with whom we compete for capital from the equity market and which our shareholders might consider as alternative investments.

The performance peer group for the 2018 performance unit awards was changed from our 2017 peer group to remove SeaDrill Ltd due to its Chapter 11 U.S. Bankruptcy Code restructuring announced in 2017. Additionally, the 2018 performance peer group excludes Atwood as a result of our acquisition of Atwood in 2017. The performance peer group against which we measure our performance is composed of the drilling companies listed below:

2018-2020 Performance Peer Group
Diamond Offshore Drilling Inc. Helmerich & Payne, Inc. Nabors Industries Ltd. Noble Corporation Rowan Companies plc Transocean Ltd
To account for the possibility of consolidation or other changes to the performance peer group over the performance period (including our business combination with Rowan), actual performance will be measured against the companies that remain in the performance peer group at the end of the period. The performance payout schedule for our 2018 performance unit awards is summarised below:
Relative Performance Measure Payout
(2018 - 2020 Performance Units)

Ensco Rank Against Peers	2018 - 2020 Award Multiplier (6 peers)	Multiplier (5 peers)
1	2.00	2.00
2	1.89	1.80
3	1.44	1.26
4	1.00	0.80
5	0.67	0.00
6	0.00	0.00
7	0.00	—

As outlined above, the performance unit awards granted to NEOs in 2018 consist of two types of performance unit awards for the performance period beginning 1 January 2018 and ending 31 December 2020: performance unit awards based on Relative TSR and performance unit awards based on our Relative ROCE.
Both TSR and ROCE measures serve to align performance with shareholder interests and, with regard to ROCE, constitutes a meaningful measure of efficiency in a capital intensive industry.

•
TSR is defined as dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period, divided by the beginning share price of the performance period. The beginning share price is based on the average daily closing price during the quarter preceding the performance period, and the ending share price is based on the average daily closing price of the last quarter of the performance period.

•
ROCE is defined as net income from continuing operations, adjusted for certain nonrecurring gains and losses, plus after-tax net interest expense, divided by total equity as of 1 January of the respective year plus the average of the long-term debt balances as of 1 January and 31 December of the respective year.

For more detailed information, refer to the Grants of Plan-Based Awards Table and related footnotes. All 2018 restricted share and performance unit awards granted under the LTIP to our NEOs are reported in the "Grants of Plan-Based Awards Table."

Payout of 2016 - 2018 Performance Awards
Awards for the 2016 - 2018 performance period were subject to a similar performance matrix to that utilised for our 2018 awards. These awards were paid in shares in March 2019, together with a cash payment equal to the dividend equivalents that accrued for such awards during the performance period. The tables below summarise the calculation of final payout for those awards:

Performance Measure	Actual Performance	Corresponding Multiplier	Weight		Weighted Average Multiplier
				=
Relative TSR	6 of 8	0.40	50%		20.0%
Relative ROCE	2 of 8	1.66	50%		83.0%
TOTAL					103.0%

NEO	2016 - 2018 Performance Unit Awards			Weighted Average Multiplier		Total Shares Earned	Total Value of Shares Earned(1)	Total Value of Cash Dividends Earned
	Target Value	Target Shares	x
					=
Mr. Trowell	$2,500,000	228,729		103.0%		235,591	$838,704	$28,271
Mr. Baksht	$600,000	54,897		103.0%		56,544	$201,297	$6,785
Mr. Lowe	$1,000,000	91,494		103.0%		94,239	$335,491	$11,309
Mr. Brady	$675,000	61,758		103.0%		63,611	$226,455	$7,633
Mr. Luca	$675,000	61,758		103.0%		63,611	$226,455	$7,633
____________________

(1)	Based on 2018 year-end closing stock price of $3.56.

As evidenced by the Total Value of Shares Earned by our NEOs above, the decline in our share price over the 2016 - 2018 performance period resulted in a significantly reduced payout value despite above-target performance relative to peers. The target value above is based on share price at date of grant but actual realised value is based on share price when earned and paid out resulting in full exposure for grantee to share price fluctuation between grant date and payout date (a feature not accounted for in advisory firm models).
2019 Compensation

This section describes decisions by our Compensation Committee regarding 2019 compensation. The Compensation Committee and Board, as comprised following the closing of the Rowan transaction, may approve further changes for 2019 following the closing of the transaction.

On 21 February 2019, our shareholders approved our combination with Rowan. In light of this significant development, certain covenants in the transaction agreement, and the pending changes to our Board and Compensation Committee membership upon transaction close, the Compensation Committee made no changes to targeted pay levels for our NEOs in 2019 or to the mix of performance measures in the ECIP. However, the Compensation Committee did approve the removal of the relative ROCE measure and the addition of an absolute TSR modifier to our performance unit plan for 2019.
2019 ECIP Awards - No Changes to Metrics or Award Opportunities
For the 2019 plan year, the Compensation Committee approved three performance bands (threshold, target and maximum) for each of the measures under the ECIP. The 2019 ECIP performance measures and weightings approved by the Compensation Committee were unchanged from 2018.
2019 Long-Term Incentive Awards - Eliminate ROCE and add an Absolute TSR Modifier
Annual LTIP awards for the 2019 plan year were approved for each of our NEOs following review of competitive data provided by Pearl Meyer and were established at levels consistent with the Company's philosophy of targeting the market median. Award values set by the Compensation Committee for 2019 are the same as 2018 award values.

For 2019 awards, the Compensation Committee decided to eliminate the Relative ROCE component given the increasing difficulty of identifying an appropriate peer group for financial performance in light of restructurings and consolidation in the offshore drilling sector. The Compensation Committee added an absolute TSR modifier so that our plan measures both relative and absolute performance. The 2019 awards include a relative payout schedule that may be modified by absolute TSR - including capping awards at 100% of target if absolute TSR is negative.
2019 Performance Award Matrix (Based on 8 Company Performance Peer Group)
The performance peer group for the 2019 performance unit awards was changed from our 2018 peer group to remove Rowan and to add additional peers, including two offshore drillers recently emerged from bankruptcy (Seadrill and Pacific Drilling). The performance peer group against which we measure our performance is composed of the drilling companies listed below:

2019 - 2021 Performance Peer Group
Borr Drilling Diamond Offshore Drilling Inc. Helmerich & Payne, Inc. Nabors Industries Ltd. Noble Corporation Pacific Drilling SeaDrill Ltd. Transocean Ltd
The full relative performance payout schedule for our 2019 performance unit awards is summarised below and includes payout ranges should members of our performance peer group consolidate or otherwise change:
Relative Performance Measure Payout
(2019 - 2021 Performance Units)

Ensco Rank Against Peers	2019 - 2021 Award Multiplier (8 peers)	Multiplier (7 peers)
1	2.00	2.00
2	2.00	1.95
3	1.67	1.57
4	1.33	1.19
5	1.00	0.86
6	0.75	0.57
7	0.50	0.00
8	0.00	0.00
9	0.00	—
In addition, our 2019 awards will be subject to a modifier based upon absolute TSR performance over the period:

Absolute TSR over 3-Year Performance Period	Absolute TSR Collar Payout Terms
Negative	Payout capped at 100% of Target
>= 10% annualised	Payout of no less than threshold

Other Executive Compensation Matters

Share Ownership Guidelines
Intended to further encourage accumulation of share ownership, NEOs, within five years of being appointed to their position, are required to own shares having a value of at least:

•	CEO: 6x base salary

•	EVPs: 2x base salary

•	Other NEOs: 1x base salary
Officers who are not in compliance with the ownership requirements under the guidelines are required to retain any after-tax proceeds from vesting of shares or exercise of stock options in the form of shares until compliance is achieved. The guidelines are included in our Corporate Governance Policy. Each of our NEOs was in compliance with the share ownership guidelines at the end of 2018.
Clawbacks and Award Disqualifications
We have clawback provisions in our long-term incentive award agreements and award disqualification measures in the LTIP and the ECIP. Using this authority, the Compensation Committee may seek to claw back or reduce equity incentive awards or reduce the size of cash incentive awards for executive officers who violate our Code of Business Conduct or in the case of certain financial restatements (including application of the provisions of the Sarbanes-Oxley Act of 2002, as amended, in the event of a restatement of our earnings).
Compensation Risk
The Compensation Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Compensation Committee continually monitors the Company's general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee has determined that the Company's compensation plans and policies do not encourage excessive risk taking.
The Compensation Committee also paid particular attention to potential unintended consequences associated with establishment of the ECIP and performance unit award goals and related measurement criteria. In formulating such goals and performance criteria, the Compensation Committee focused on matters such as safety performance, financial performance, relative TSR, relative ROCE and STGs. The Compensation Committee determined that such goals and performance criteria did not encourage participation in high-risk activities that are reasonably likely to have a material adverse effect on the Company.
Hedging Policy
The Company has a Securities Trading Policy that specifically prohibits directors, NEOs and certain other employees from engaging in short-sales of the Company's shares or buying or selling any derivative securities of the Company in the form of call or put options or otherwise.

Pledging Policy
The Company has a policy prohibiting officers and directors from pledging Company shares. The Compensation Committee requires that the officers and directors confirm annually that they do not hold shares subject to a pledging arrangement. None of our officers or directors hold shares subject to a pledging arrangement.
Tax Deductibility of Compensation
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended ("Section 162(m)") generally disallows a U.S. federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1.0 million in any taxable year to any "covered employee", which generally includes our NEOs.  Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Act”), performance-based compensation was not subject to this limit on deductibility so long as such compensation met certain requirements, including shareholder approval of material terms.  Prior to 2018, the Compensation Committee historically considered the implications of Section 162(m) and generally preferred to grant performance-based awards that were expected to be fully deductible where doing so furthered the purposes of our executive compensation philosophy.
Under the Act, the performance-based compensation exemption under Section 162(m) has generally been eliminated for new awards, meaning that formerly-deductible components of compensation will not be deductible going forward. Under the transition rules for the Act, certain performance-based awards granted prior to 2 November 2017 (such as the performance awards and ECIP awards granted to our covered employees prior to such date), may still qualify for the performance-based compensation exemption under Section 162(m).  No assurance, however, can be given that any future compensation will qualify for the transition relief or otherwise be deductible.  The Compensation Committee will continue to consider the tax deductibility of compensation to our NEOs going forward and will continue to seek to minimise the tax impact of compensation on the Company wherever that minimisation does not conflict with our overall executive compensation philosophy.
Benefits
We offer health and welfare and retirement savings programs to all eligible employees. Our executive officers and management generally are eligible for the same benefit programs and on the same basis as our other employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs we offer include medical, wellness, pharmaceutical, dental, vision, life insurance and accidental death and disability insurance. We also offer the U.S. taxpaying employee participants in our health and welfare program the option of participating in flexible spending accounts, thus permitting deferral of pre-tax dollars for use in paying qualified medical and childcare expenses.
Executive officers may participate on the same basis as other employees in the employer matching provisions of our defined contribution savings plans on a tax-deferred basis. For 2018, the maximum total matching contribution available to executive officers and other employees who participated in the Ensco Savings Plan (a qualified 401(k) plan), 2005 Supplemental Executive Retirement Plans ("SERP"), Ensco Multinational Savings Plan or the Ensco Limited Retirement Plan was 5% of eligible salary. The matching contributions to our NEOs are reported in the "All Other Compensation" column of the Summary Compensation Table.
The SERP was created to provide an additional tax-deferred savings vehicle for certain highly-compensated employees, including our NEOs, whose participation in the 401(k) savings plan features of the Ensco Savings Plan is restricted due to funding and contribution limitations of the U.S. Internal Revenue Code of 1986, as amended. Executive officers who participate in the SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Compensation Committee and ratified by our Board. For 2018, the maximum salary deferral was 50%, inclusive of the 5% 401(k) contribution, and 100% of the annual ECIP bonus payments, consistent with prior years.
Executive officers who elect to defer compensation in the SERP must do so annually and may direct the investment of the amount deferred and retained by us. The SERP is administered by a third party, and deferred compensation may be invested in authorised funds similar to the investment options available under the Ensco Savings Plan. Investments also may be made in funds or publicly-traded securities on a self-directed basis. Additional information regarding deferred compensation of our NEOs is reported in the table entitled "Nonqualified Deferred Compensation."

Employment Agreements and Potential Post-Termination Payments
Mr. Trowell entered into an employment agreement with the Company dated 3 May 2014. The employment agreement established a starting base salary, allowed for participation in certain Company plans and includes terms for Mr. Trowell's equity grants. Each of our NEOs are party to change in control severance agreements, except for Mr. Trowell whose employment agreement includes change in control provisions. Mr. Trowell's employment agreement and the change in control severance agreements are described in further detail under the heading "Potential Payments upon Termination or Change in Control" in Executive Compensation.
Mr. Trowell's Employment Agreement Following Closing of the Rowan Transaction
Concurrently with the execution of the transaction agreement with Rowan, Mr. Trowell entered into an employment agreement with ENSCO Services Limited (the "Trowell Employment Agreement"). The Trowell Employment Agreement provides that Mr. Trowell will serve as Executive Chairman for a term of eighteen months commencing as of the closing date. The Trowell Employment Agreement will become effective only upon the closing of the transaction and will supersede in its entirety Mr. Trowell's existing employment agreement. If the closing of the transaction does not occur, the Trowell Employment Agreement will be null and void and Mr. Trowell's existing employment agreement will remain in effect.

•
Cash Compensation.  The Trowell Employment Agreement provides for an initial, annual base salary of £450,000 (£150,000 less than his 2018 level) and specifies that Mr. Trowell will be eligible to participate in the ECIP. His threshold, target and maximum level of bonus opportunity under such plan will be equal to 55%, 110% and 220%, respectively, of Mr. Trowell's base salary (consistent with his 2018 ECIP opportunity).

•
Payment in Lieu of Future Equity Awards.  As a consequence of Mr. Trowell's loss of office as President and Chief Executive Officer of Ensco, Mr. Trowell has agreed to waive his 2017, 2018 and 2019 (if any) unvested cash performance unit awards and his 2019 (if any) unvested awards of restricted stock units granted under Ensco's equity-based compensation plans in exchange for payment of $5,000,000,which would be payable after the closing of the transaction.

•
Benefits.  Mr. Trowell will be eligible to participate in the same benefit plans and programs in which other executive non-expatriate employees who are based in the United Kingdom are eligible to participate. Since Mr. Trowell will not be eligible to participate in the retirement plans in which U.S.-based employees participate, Mr. Trowell will also be eligible to receive cash payments equal to the cash amounts that would have been contributed by ENSCO Services Limited on Mr. Trowell's behalf to such retirement plans had he participated in such plans.

•
Payment in Lieu of Notice of Termination.  The Trowell Employment Agreement may be terminated by either party by providing thirty days' prior notice in writing. ENSCO Services Limited may, however, terminate the Trowell Employment Agreement without providing such notice and instead pay to Mr. Trowell an amount equal to his base salary in lieu of such notice period.

•
Severance Payments and Benefits.  Following the expiration of the Trowell Employment Agreement, Mr. Trowell will receive a lump sum severance payment equal to the aggregate of (i) £2,000,000 plus (ii) an additional amount to be determined by ENSCO Services Limited up to a maximum of £3,000,000 based on achievement of synergy targets to be agreed with the Board of Directors of the combined company post-closing. If Mr. Trowell's employment is terminated by ENSCO Services Limited during the term for any reason (other than certain reasons set forth in the agreement), Mr. Trowell would be eligible to receive the following payments and benefits: (A) payment in respect of salary that would otherwise have been due and payable for the period commencing on the date of termination to the end of the term; (B) any unvested restricted stock units will vest in full on the date of termination; (C) payment of awards under the ECIP for the period(s) up to the end of the term based on the achievement of the performance goals established by ENSCO Services Limited under such plan for the year(s) in question and the terms of such plan; and (D) to the extent not previously paid, the maximum severance payment of £5,000,000 described above. Mr. Trowell will also continue to receive private medical insurance on the terms applicable to him prior to his termination date for a period of twenty-four months following the termination date, or, if earlier, the date on which he commences alternative employment that provides such benefits. Such a benefit will only be provided to the extent that ENSCO Services Limited provides such benefits to its employees during such period.

Perquisites and Other Personal Benefits
In conformity with our Compensation Committee's philosophy, and except with regard to the redomestication benefits described below, our executive officers receive only limited perquisites. Our executive officers are eligible to receive company-paid or company-subsidised life insurance, medical and disability coverage on the same basis as our other employees.
Overseas Allowances and Reimbursements
We redomesticated from the U.S. to the U.K. during 2009. As part of the redomestication, the Compensation Committee approved overseas allowances and reimbursements for our executive officers who were given expatriate assignments in London. Since 2009, the Compensation Committee has annually reviewed and approved these allowances and reimbursements.
The table below provides a summary of the 2018 overseas allowances provided to executives appointed to London (Messrs. Baksht, Lowe and Brady).

Primary Components of Our Overseas Allowance	Provided to Executives Appointed to London
Monthly housing allowance	YES
Foreign service premium	NO
Cost of living allowance	YES
Monthly transportation allowance	NO
Annual vacation allowance	YES
Dependent tuition allowance	YES
Tax Equalisation	PARTIAL(1)
One-time supplemental equity award	YES
___________________

(1)	The London-based executive expatriate package provides tax equalisation on housing allowances and non-cash expatriate benefits, such as dependent tuition allowance.
A non-U.S. expatriate package is provided to our Senior Vice President - Western Hemisphere, Gilles Luca, in connection with his assignment in Houston, Texas. The main components of the 2018 allowances and reimbursements provided to Mr. Luca consist of the following:

•	Monthly housing allowance;

•	Foreign service premium;

•	Utility reimbursement;

•	Company provided vehicle;

•	Tax equalisation such that the expatriate is subject to 22% hypothetical tax withholding; and

•	Annual vacation allowance.
The amounts of the overseas allowances and reimbursements provided to our NEOs during 2018 are included in the "All Other Compensation Table" in Executive Compensation.

The Compensation Committee believes that the overseas allowances and reimbursements are consistent with the philosophy and objectives of our executive compensation program, for the following reasons:

•
They are primarily "make-whole" payments, not designed to increase the executive's wealth. They keep the executive in the same financial position as if he had not been asked to relocate. After the executive's expatriate assignment ends, the overseas allowances and reimbursements end, except in the case of tax equalisation payments, which continue only to the extent that the executive's tax liabilities continue in the jurisdiction of his or her assignment.

•
They are consistent with expatriate packages paid to other employees - at Ensco and at other companies. We pay similar overseas allowances and reimbursements to our other salaried employees who accept expatriate assignments. Our peer group companies who have redomesticated have paid similar allowances and benefits to executives and salaried employees, as have companies outside our peer group that have redomesticated to the U.K. and similar jurisdictions. Pearl Meyer reports to the Compensation

Committee periodically on trends in overseas allowances and reimbursements, allowing us to ensure that our allowances and reimbursements are in line with prevailing competitive practices.

•
They promote stability among our executive management team, some of whom may decide to take positions with companies based in or near their home jurisdiction if relocating would put them at a significant financial disadvantage.

•
They maintain the alignment of the executive officers' interests with those of our shareholders as to the location of our corporate domicile, making the executive indifferent from a compensation perspective to the financial and personal aspects of relocation to our headquarters.

The overseas allowances and reimbursements remain subject to continued periodic review by the Compensation Committee to ensure that they are appropriate on an individual basis and as a whole and that they remain consistent with prevailing competitive practices and the philosophy and objectives of our compensation program.

EXECUTIVE COMPENSATION
Summary Compensation Table

The table below summarises the total compensation paid or awarded to each of our NEOs for the fiscal years ended 31 December 2018, 2017 and 2016:
Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Carl G. Trowell	2018	801,600	1,202,400	3,750,000	762,722	102,007	6,618,729
President and Chief Executive Officer	2017	772,800	1,159,200	3,750,025	1,083,002	92,236	6,857,263
	2016	816,000	—	4,775,008	897,600	163,513	6,652,121
Jonathan Baksht	2018	510,000	637,500	1,012,502	352,920	657,544	3,170,466
Senior Vice President and Chief Financial Officer	2017	510,000	637,500	1,012,515	519,792	412,830	3,092,637
	2016	455,000	—	1,146,024	364,066	419,056	2,384,146
P. Carey Lowe	2018	620,000	775,000	1,500,006	482,670	732,987	4,110,663
Executive Vice President and Chief Operating Officer	2017	620,000	775,000	1,500,027	710,892	559,812	4,165,731
	2016	620,000	—	2,530,062	558,000	625,118	4,333,180
Steven J. Brady	2018	490,000	490,000	1,012,502	339,080	332,677	2,664,259
Senior Vice President, Eastern Hemisphere	2017	490,000	490,000	1,012,515	499,408	313,767	2,805,690
	2016	490,000	—	1,289,265	392,000	436,045	2,607,310
Gilles Luca	2018	450,000	450,000	1,012,502	311,400	676,470	2,900,372
Senior Vice President, Western Hemisphere	2017	450,000	450,000	1,012,515	458,640	505,375	2,876,530
	2016	450,000	—	1,289,265	360,000	722,571	2,821,836
____________________

(1)
The amounts disclosed in this column include amounts voluntarily deferred under the Ensco Savings Plan and the 2005 Ensco Supplemental Executive Retirement Plan (referred to collectively, along with the Ensco Supplemental Retirement Plan, as the "SERP" in the Executive Compensation tables below and related footnotes) as disclosed in the Non-qualified Deferred Compensation Table.

Mr. Trowell's base salary is denominated in pound sterling ("GBP"). However, for disclosure purposes, his annual base salary of £600,000 was converted to U.S. Dollars ("USD") using the exchange rate of 1.336, 1.288 and 1.360 for 2018, 2017 and 2016, respectively, which represents the average exchange rate over the period Mr. Trowell was employed with the Company during each of the respective years.

(2)
The amounts disclosed in this column consist of the retention awards that vested on 31 December 2018 and 2017 and were paid in January 2019 and 2018, respectively.  See "Components of 2018 Compensation - Retention Awards" in CD&A for further information. Mr. Trowell's retention awards are denominated in GBP. However, for disclosure purposes, his retention award of £900,000 was converted to USD using the exchange rate of 1.336, 1.288 for 2018 and 2017, respectively.

(3)
The amounts disclosed in this column represent the aggregate grant-date fair value of restricted share awards granted in 2018, 2017 and 2016, Relative TSR performance unit awards granted in 2018 and 2017 and both Relative TSR and Relative ROCE performance unit awards granted in 2016 are as follows:

	Year	Restricted Share Awards ($)	Performance Unit Awards ($)	Total ($)
Carl G. Trowell	2018	2,500,000	1,250,000	3,750,000
	2017	2,500,025	1,250,000	3,750,025
	2016	2,500,008	2,275,000	4,775,008
Jonathan Baksht	2018	675,002	337,500	1,012,502
	2017	675,015	337,500	1,012,515
	2016	600,024	546,000	1,146,024
P. Carey Lowe	2018	1,000,006	500,000	1,500,006
	2017	1,000,027	500,000	1,500,027
	2016	1,620,062	910,000	2,530,062
Steven J. Brady	2018	675,002	337,500	1,012,502
	2017	675,015	337,500	1,012,515
	2016	675,015	614,250	1,289,265
Gilles Luca	2018	675,002	337,500	1,012,502
	2017	675,015	337,500	1,012,515
	2016	675,015	614,250	1,289,265
Grant-date fair value for restricted share and performance unit awards accounted for as equity awards is measured using the market value of our shares on the date of grant and the estimated probable payout on the date of grant, respectively, as described in Note 7 to our 31 December 2018 audited consolidated financial statements included in our annual report on Form 10-K filed with the SEC on 28 February 2019. If the maximum level of payout is achieved under the 2018 Relative TSR performance unit award grants, the aggregate grant-date fair value of such awards would be as follows:

Maximum Payout
Carl G. Trowell	$2,500,000
Jonathan Baksht	$675,000
P. Carey Lowe	$1,000,000
Steven J. Brady	$675,000
Gilles Luca	$675,000
The Relative TSR performance unit awards granted in 2017 and 2018 will be settled in cash. The performance unit awards granted in 2016 may be settled in shares or cash at the sole discretion of the Compensation Committee. The Compensation Committee elected to settle the performance unit awards granted in 2016 in shares and approved payout in March 2019.
The performance measures and actual results for performance unit awards granted in 2016 for the performance period beginning 1 January 2016 and ending 31 December 2018 were as follows:

Performance Measure		Threshold	Target	Maximum	Actual Results	% of Target Payout Achieved	Weight	Weighted Average % of Target Payout Achieved
Relative TSR	Rank Award Multiplier	6 of 8 0.40	4 of 8 1.00	1 of 8 2.0	6	40%	50%	20%
Relative ROCE	Rank Award Multiplier	6 of 8 0.40	4 of 8 1.00	1 of 8 2.0	2	166%	50%	83%
TOTAL								103%

Performance unit awards granted in 2016 for the performance period beginning 1 January 2016 and ending 31 December 2018 were paid to our NEOs in shares in March 2019 as follows:

	Relative TSR	Relative ROCE	Total Shares Earned	Total Value of Shares Earned*
Carl G. Trowell	45,746	189,845	235,591	$838,704
Jonathan Baksht	10,979	45,565	56,544	$201,297
P. Carey Lowe	18,299	75,940	94,239	$335,491
Steven J. Brady	12,352	51,259	63,611	$226,455
Gilles Luca	12,352	51,259	63,611	$226,455
____________________
*    Based on 31 December 2018 closing stock price of $3.56.

(4)
The amounts disclosed in this column represent bonuses awarded for the 2018, 2017 and 2016 plan years pursuant to the ECIP. Under the ECIP, our executive officers and other employees may receive an annual cash bonus based upon achievement of pre-determined financial, safety performance, downtime and strategic team goals. The ECIP uses performance bands to determine annual payments: threshold; target; and maximum. If the threshold is not met, no bonus is paid for that component. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum for each component.

During 2018, the Compensation Committee approved financial, safety performance, downtime and strategic team goals for our executive officers for the 2018 plan year. The ECIP performance measures and actual results for the executive officers for the 2018 plan year were as follows:
2018 ECIP PERFORMANCE MEASURES

Performance Measure	Weighting	Threshold	Target	Maximum	Actual Results	% of Target Earned*
EBITDA(1)	50.0%	$228,000	$304,000	$380,000	$261,600	72.1%
Process Safety	5.0%	0.20	0.10	0.07	0.08	166.7%
TRIR	5.0%	0.40	0.25	0.12	0.25	100.0%
Downtime - Floaters	10.0%	4.5%	3.0%	1.5%	2.62%	125.3%
Downtime - Jackups	10.0%	1.7%	1.35%	1.0%	1.97%	—%
STGs	20.0%	50%	100%	200%	123.0%	123.0%
TOTAL AWARD	100.0%					86.5%
____________________

(1)
For purposes of the ECIP, EBITDA is calculated by taking operating revenues (excluding non-cash amortised revenue) and subtracting contract drilling expenses (excluding non-cash amortised expense) and general and administrative expenses, adjusted to exclude the impact of gain or losses on asset disposals, transaction costs and significant non-recurring items.

Mr. Trowell's ECIP bonus award is denominated in GBP. However, for disclosure purposes, his ECIP bonus award was converted to USD, using the exchange rate of 1.336, which was the average rate during 2018.
The Compensation Committee administered the ECIP bonus awards for 2018 by reference to pre-established performance measures and goals. The threshold, target and maximum estimated possible payouts for our NEOs for the 2018 plan year are included in the "Grants of Plan-Based Awards Table."

(5)	Bonuses were awarded and paid during the following year based upon the achievement of pre-determined financial, safety performance, downtime and strategic team goals during the plan year.

(6)	See the "All Other Compensation Table."

All Other Compensation Table

The table below summarises overseas allowances, premiums paid for group term life insurance, contributions to various benefit plans we sponsor and certain other payments described below for the fiscal year ended 31 December 2018:
All Other Compensation Table
For the Year Ended 31 December 2018

Name	Overseas Allowances(1)	Group Term Life Insurance(2)	Defined Contribution Savings Plans(3)	SERP(4)	Dividends on Share Awards(5)	Payment in Lieu of Profit Share/Match(6)	Other(7)	Total
Carl G. Trowell	$—	$642	$—	$—	$61,285	$40,080	$—	$102,007
Jonathan Baksht	$599,771	$1,128	$13,750	$11,750	$16,060	$—	$15,085	$657,544
P. Carey Lowe	$670,455	$1,128	$13,750	$17,250	$25,399	$—	$5,005	$732,987
Steven J. Brady	$286,057	$1,107	$13,750	$10,750	$16,547	$—	$4,466	$332,677
Gilles Luca	$635,972	$1,015	$13,750	$7,813	$16,670	$—	$1,250	$676,470
 ____________________

(1)
Overseas allowances and reimbursements paid to our NEOs for the year ended 31 December 2018 included the following and are described in further detail under the heading "Overseas Allowances and Reimbursements" in CD&A:

	Cost of Living Allowance	Foreign Service Premium	Housing Allowance	Tax Equalisation	Dependent Tuition Allowance	Other(a)	Total
Carl G. Trowell	$—	$—	$—	$—	—	$—	$—
Jonathan Baksht	$26,400	$—	$140,400	$304,152	118,928	$9,891	$599,771
P. Carey Lowe	$24,000	$—	$145,380	$498,754	—	$2,321	$670,455
Steven J. Brady	$24,000	$—	$120,570	$141,487	—	$—	$286,057
Gilles Luca	$—	$67,500	$66,875	$481,554	—	$20,043	$635,972

(a)	The Other column consists of the cost to the Company of leasing a vehicle for Mr. Luca and the use of travel allowance for Messrs. Baksht, Lowe and Luca.
After an executive's expatriate assignment ends, overseas allowances and reimbursements end; however, tax equalisation payments continue, but only to the extent that the executive's U.K. tax liabilities continue during the three-year period following the end of assignment.

(2)	The amounts disclosed in this column represent the group term life insurance premiums paid for each NEO.

(3)	The amounts disclosed in this column represent the maximum allowable portion of our matching contributions paid into each NEO's savings plan account.

(4)	The amounts disclosed in this column represent matching contributions paid into each NEO's SERP account.

(5)
The amounts disclosed in this column represent the dividends or dividend equivalents earned and paid during 2018 on the NEO's restricted share awards and the dividends that are to be paid for the 2016-2018 performance unit awards.

(6)
Mr. Trowell is eligible to receive cash payments in lieu of participation in the Ensco Savings Plan and the SERP (the "U.S. Retirement Plans") equal to the amounts Ensco would have contributed to those plans (assuming, for purposes of calculating these amounts that Mr. Trowell deferred the maximum amount possible under the U.S. Retirement Plans and the Internal Revenue Code).

(7)
The amounts disclosed represent expenses paid by the Company during 2018 related to tax preparation fees. The amount disclosed includes a total of two Company purchased sporting event tickets for personal use for one NEO during 2018. The personal use of these tickets resulted in no incremental cost to the Company since the Company holds a season ticket package.

Grants of Plan-Based Awards Table

The table below contains information regarding performance unit award grants, bonuses pursuant to the ECIP and restricted share awards for the fiscal year ended 31 December 2018:
Grants of Plan-Based Awards Table
For the Year Ended 31 December 2018

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)(3)(4)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)(4)			All Other Restricted Share Awards (#)(5)	Grant-Date Fair Value of Restricted Share & Performance Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Carl G.	3/5/2018	3/5/2018							535,332	2,500,000
Trowell	3/5/2018	3/5/2018	837,500	1,250,000	2,500,000					1,250,000
	2/20/2018	2/20/2018				440,880	881,760	1,763,520		N/A
	3/5/2018	3/5/2018				837,500	1,250,000	2,500,000		N/A
Jonathan	3/5/2018	3/5/2018							144,540	675,002
Baksht	3/5/2018	3/5/2018	226,125	337,500	675,000					337,500
	2/20/2018	2/20/2018				204,000	408,000	816,000		N/A
	3/5/2018	3/5/2018				226,125	337,500	675,000		N/A
P. Carey	3/5/2018	3/5/2018							214,134	1,000,006
Lowe	3/5/2018	3/5/2018	335,000	500,000	1,000,000					500,000
	2/20/2018	2/20/2018				279,000	558,000	1,116,000		N/A
	3/5/2018	3/5/2018				335,000	500,000	1,000,000		N/A
Steven J.	3/5/2018	3/5/2018							144,540	675,002
Brady	3/5/2018	3/5/2018	226,125	337,500	675,000					337,500
	2/20/2018	2/20/2018				196,000	392,000	784,000		N/A
	3/5/2018	3/5/2018				226,125	337,500	675,000		N/A
Gilles	3/5/2018	3/5/2018							144,540	675,002
Luca	3/5/2018	3/5/2018	226,125	337,500	675,000					337,500
	2/20/2018	2/20/2018				180,000	360,000	720,000		N/A
	3/5/2018	3/5/2018				226,125	337,500	675,000		N/A
____________________

(1)
The amounts disclosed in this column represent the threshold, target and maximum payouts for Relative TSR performance unit awards granted pursuant to the LTIP during 2018. The Relative TSR performance unit awards will be settled in cash based upon relative TSR over a three-year performance period. If the threshold for TSR is not met, no amount will be paid for the TSR performance unit awards. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum. The related performance measure and possible payouts are disclosed in Note (4) below. The Relative TSR performance awards are reflected at target value within the "Summary Compensation Table."

(2)
The amounts disclosed in this column represent the threshold, target and maximum possible payouts based upon the achievement of performance goals under the 2018 ECIP and Relative ROCE performance unit awards granted pursuant to the LTIP during 2018. The amounts earned by our NEOs under the 2018 ECIP are reflected in the "Summary Compensation Table."

Mr. Trowell's threshold, target and maximum estimated payouts under the 2018 ECIP bonus award are denominated in GBP. However, for disclosure purposes, these values were converted to USD, using the exchange rate of 1.336, which was the average rate during 2018.
The Relative ROCE performance unit awards are settled in cash based upon attainment of specified performance goals based on relative ROCE (as defined in Note (3) below) over a three-year performance period. If the threshold for ROCE is not met, no amount will be paid for the ROCE performance unit awards. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum. The related performance measure and possible payouts are disclosed in Note (4) below.

(3)
In respect of the Relative TSR performance unit awards, TSR is defined as dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period, divided by the beginning share price of the performance period. Beginning and ending share prices are based on the average closing prices during the quarter preceding the performance period and the final quarter of the performance period, respectively. In respect of the Relative ROCE performance unit awards, ROCE is defined as net income from continuing operations, adjusted for certain nonrecurring gains and losses, plus after-tax net interest expense, divided by total equity as of 1 January of the respective year plus the average of the long-term debt balances as of 1 January and 31 December of the respective year.

(4)
For 2018 performance unit awards, the Company's relative performance is evaluated against a group of six companies comprising its performance peer group. See "Compensation Discuss and Analysis." If the performance peer group decreases in size during the performance period as a result of mergers, acquisitions or economic conditions, the applicable multipliers will be adjusted to pre-determined amounts based on the remaining number of performance peer group companies for the relative performance measures. The performance peer group is reviewed annually by the Compensation Committee.

The threshold, target and maximum payout levels for 2018 Relative TSR and Relative ROCE performance unit awards were as follows:

Performance Measure		Threshold	Target	Maximum
Relative TSR	Rank Award Multiplier	5 of 7 0.67	4 of 7 1.00	1 of 7 2.00
Relative ROCE	Rank Award Multiplier	5 of 7 0.67	4 of 7 1.00	1 of 7 2.00

(5)	The amounts disclosed in this column reflect the number of restricted shares granted to each NEO pursuant to the LTIP.
Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the number and amount of restricted shares and performance unit awards that had not been earned or vested as of 31 December 2018.
Outstanding Equity Awards at Fiscal Year-End Table
For the Year Ended 31 December 2018

	Share Awards				Equity Incentive Plan Awards
Name	Shares That Have Not Vested (#)		Share Price at 12/31	Market Value of Shares That Have Not Vested ($)	Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Carl G. Trowell	784,647	(3)	3.56	2,793,343	235,591	4,051,200
Jonathan Baksht	220,922	(4)	3.56	786,482	56,544	1,068,665
P. Carey Lowe	331,557	(5)	3.56	1,180,343	94,239	1,620,480
Steven J. Brady	211,856	(6)	3.56	754,207	63,611	1,093,823
Gilles Luca	213,944	(7)	3.56	761,641	63,611	1,093,823

 ____________________

(1)
Performance unit awards granted in 2016 were settled in shares in March 2019, and performance unit awards granted in 2017 will be settled in cash in early 2020. With respect to the 2016 performance unit awards, the number of unearned shares disclosed in this column was based on achievement of performance metrics as of 31 December 2018. With respect to the 2017 and 2018 Relative TSR performance unit awards, no unearned shares are included in this column as the awards are denominated and paid solely in cash.

(2)
The market value of unearned performance awards granted during 2016 was determined based on the closing stock price of the Company's shares of $3.56 on 31 December 2018. The Relative TSR performance unit awards granted in 2017 and 2018 are disclosed within this column. The market value of such awards was determined based on achievement of performance metrics as of 31 December 2018.

(3)
76,243 shares vest annually until 3 March 2019; 86,536 shares vest annually until 6 March 2020; and 178,444 shares vest annually until 5 March 2021, in each case except as may be deferred during certain specified regular or special blackout periods.

(4)
18,299 shares vest on 3 March 2019; 1,874 shares vest on 2 June 2019; 1,067 shares vest on 10 December 2019; 23,365 shares vest annually until 6 March 2020; 4,206 shares vest annually until 1 June 2020; and 48,180 shares vest annually until 5 March 2021, in each case except as may be deferred during certain specified regular or special blackout periods.

(5)
30,498 shares vest on 3 March 2019; 17,695 shares vest on 2 May 2019; 34,615 shares vest annually until 6 March 2020; and 71,378 shares vest annually until 5 March 2021, in each case except as may be deferred during certain specified regular or special blackout periods.

(6)
20,586 shares vest on 3 March 2019; 23,365 shares vest annually until 6 March 2020; and 48,180 shares vest annually until 5 March 2021, in each case except as may be deferred during certain specified regular or special blackout periods.

(7)
20,586 shares vest on 3 March 2019; 2,088 shares vest on 2 June 2019; 23,365 shares vest annually until 6 March 2020; and 48,180 shares vest annually until 5 March 2021, in each case except as may be deferred during certain specified regular or special blackout periods.

Shares Vested Table

The following table sets forth information regarding aggregate restricted share vestings during the year ended 31 December 2018:
Shares Vested Table
For the Year Ended 31 December 2018

	Share Awards
Name	Shares Acquired on Vesting (#)	Value Realised on Vesting ($)
Carl G. Trowell	191,866	864,788
Jonathan Baksht	60,370	308,780
P. Carey Lowe	92,698	440,417
Steven J. Brady	51,805	233,498
Gilles Luca	54,832	255,266

Nonqualified Deferred Compensation Table

The SERP provides a tax-deferred savings plan for certain highly-compensated employees, including the NEOs, who participate in the profit sharing and 401(k) savings plan. The SERP is a nonqualified plan where eligible employees may voluntarily defer a portion of their compensation for use after separation of employment. The SERP permits participants to defer amounts in excess of the limitations imposed by the Internal Revenue Code on deferrals under the profit sharing and 401(k) savings plan. The basis upon which the deferred funds are paid following separation of employment is determined by each NEO upon establishment of an election to defer compensation in accordance with, and within the parameters of, the applicable Internal Revenue Code provisions and generally may not be modified thereafter. Payment elections include lump sum payment and substantially equal monthly payments with the option to delay the lump sum payment or the initial monthly payment up to 60 months from separation of employment.
Executive officers who participate in the SERP may elect to defer a portion of their base salary and/or annual cash bonus payments up to a percentage specified annually by our Compensation Committee and ratified by our Board. For 2018, the maximum salary deferral was 50%, inclusive of the 5% 401(k) contribution, and 100% of the annual ECIP bonus payments, consistent with prior years.
Executive officers who elect to defer compensation in the SERP must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The SERP is administered by a third party, and deferred compensation may be invested in authorised funds that are similar to the investment options available under the profit sharing and 401(k) savings plan, except with respect to the option to self-direct investments in a brokerage account. The following table sets forth information regarding the activity in each NEO's SERP account for the year ended 31 December 2018:

Nonqualified Deferred Compensation Table
For the Year Ended 31 December 2018

Name	Executive Contributions ($)(1)	Registrant Contributions ($)(2)	Aggregate Earnings ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)
Jonathan Baksht	11,750	11,750	(5,638)	—	68,580
P. Carey Lowe	17,250	17,250	(131,648)	—	2,206,154
Steven J. Brady	87,703	10,750	(48,009)	—	1,172,205
Gilles Luca	31,250	7,813	(6,751)	—	302,103
 ____________________

(1)	The amounts disclosed in this column also are disclosed in the "Salary" or "Non-Equity Incentive Plan Compensation" column for each NEO in the Summary Compensation Table.

(2)	The amounts disclosed in this column also are disclosed in the "All Other Compensation" column of the Summary Compensation Table and are further described in the All Other Compensation Table.

(3)	The amounts disclosed in this column represent earnings on invested funds in each NEO's individual SERP account.

Potential Payments Upon Termination or Change in Control

The following tables and narratives disclose certain information with respect to compensation that would be payable to our NEOs upon a variety of termination or change in control scenarios as of 31 December 2018.
Potential Payments to CEO
Carl G. Trowell
Mr. Trowell entered into an amended and restated employment agreement on 7 October 2018 (the "New Employment Agreement"). The terms of the New Employment Agreement will not become effective until the completion of the Rowan Transaction, and as such, were not in effect as of 31 December 2018. The New Employment Agreement is further described in "Compensation Discussion and Analysis - Other Executive Compensation Matters - Mr. Trowell's Employment Agreement Following Closing of the Rowan Transaction."
Mr. Trowell's current employment agreement is dated 3 May 2014 (the "Agreement"). The Agreement provides for certain benefits upon termination but does not provide for any gross-up payments to cover taxes incurred as a result of such termination-related benefits. If the Agreement is terminated by Ensco without cause, or if Mr. Trowell resigns for good reason, he is entitled to receive two years' base salary. If such a termination or resignation occurs within two years following a change in control, Mr. Trowell will receive two years' base salary plus two times the average of Mr. Trowell's actual bonus paid under the ECIP for the three year period preceding the termination date.
The restricted share units and the restricted shares awarded to Mr. Trowell are subject to vesting over three years in three equal tranches, with accelerated vesting of 20% of the award upon termination of employment by the Company without cause or if Mr. Trowell resigns for good reason. If such termination or resignation occurs within two years following a change in control, or upon retirement after normal retirement age, death or permanent and total disability, then 100% of the award will fully vest upon termination.
The performance units awarded to Mr. Trowell are subject to pro rata vesting upon retirement after normal retirement age in a performance period. Upon termination of employment by the Company without cause or if Mr. Trowell resigns for good reason, the performance unit awards are subject to accelerated vesting of 20% based on the actual level of performance. If such termination or resignation occurs within two years following a change in control, or upon death or permanent and total disability, then 100% of the performance units will fully vest at target upon termination.
For purposes of Mr. Trowell's equity based awards, the terms "change in control," "good reason" and "cause" are as defined in the Agreement.
The tables below, and the explanatory footnotes immediately following such tables, summarise Mr. Trowell's estimated severance entitlement (assuming that a triggering event took place on 31 December 2018, and our share price was the closing market price of $3.56 on that date):
Carl G. Trowell
Estimated Severance for Good Reason
or Without Cause Termination

Base Salary as of 31 December 2018(1)	Outstanding as of 31 December 2018
	Restricted Shares/Units	2016 Performance Unit Awards(2)	2017 and 2018 Performance Unit Awards(2)	Total
	784,647 shares	235,591 shares	$6,500,000
$801,600	x 20% = 156,929	x 20% = 47,118	x 20%
x 2	x $3.56	x $3.56
$1,603,200	$558,669	$167,741	$1,300,000	$3,629,609

Estimated Severance for Good Reason
or Without Cause Termination
Following a Change in Control

Base Salary as of 31 December 2018(1)	ECIP(3)	Outstanding as of 31 December 2018
		Restricted Shares/Units	2016 Performance Unit Awards(4)	2017 and 2018 Performance Unit Awards(4)	Total
		784,647 shares	228,729 shares	$5,000,000
801,600	914,441	x 100% = 784,647	x 100% = 228,729	x 100%
x 2	x 2	x $3.56	x $3.56
$1,603,200	$1,828,882	$2,793,343	$814,275	$5,000,000	$12,039,700

Estimated Severance For Cause
with Garden Leave

Assuming that a triggering event took place on 31 December 2018, Mr. Trowell would be placed on garden leave and be eligible to receive a maximum of six months of base salary, bonus and benefits as follows:

Base Salary as of 31 December 2018(1)	2018 ECIP Target	Dividends on Non- Vested Restricted Share Awards	Other Benefits	Total
801,600	$881,760	784,647 shares
÷ 2	÷ 2	x 0.02 dividend
$400,800	$440,880	$15,693	$20,361	$877,734
____________________

(1)	The amount disclosed in this column represents Mr. Trowell's base salary as of 31 December 2018 converted to USD using the USD/GBP exchange rate of 1.336, which is the average rate during 2018.

(2)
The amount disclosed represents the value of unearned performance unit awards measured based on achievement of performance metrics as of 31 December 2018. Performance unit awards granted to Mr. Trowell will be paid out subject to achievement of performance metrics on the respective future payout date originally established at the grant-date, as if he remained employed by the Company. Performance unit awards granted in 2018 and 2017 are denominated and settled in cash. Performance unit awards granted in 2016 are denominated in shares and are settled in shares or cash at the sole discretion of the Compensation Committee. The value of the performance unit awards denominated in shares was determined based on the closing market price of the Company's shares of $3.56 on 31 December 2018.

(3)	The amount disclosed represents Mr. Trowell's average ECIP bonus for the three grant years ended 31 December 2018, 2017 and 2016.

(4)	The amount disclosed represents the target level of performance for Mr. Trowell's unearned performance unit awards as of 31 December 2018.
Mr. Trowell is not eligible to participate in the U.S. Retirement Plans. During Mr. Trowell's appointment, he is eligible to receive cash payments in lieu of participation in the U.S. Retirement Plans equal to the amounts Ensco would have contributed to those plans (assuming, for purposes of calculating these amounts, that Mr. Trowell deferred the maximum amount possible under the U.S. Retirement Plans and the Internal Revenue Code). Mr. Trowell is eligible to participate in the same benefit plans and programs in which other executive non-expatriate Company employees who are based in the U.K. are eligible to participate.
Mr. Trowell is subject to covenants of non-competition and non-solicitation for a one year period following his termination. Mr. Trowell is also subject to non-disparagement and confidentiality covenants following his termination.

Potential Payments to Named Executive Officers Under the LTIP

The LTIP provides certain benefits in the event of a dissolution, liquidation, reorganisation or change in control of the Company. If the Company is dissolved or liquidated, then all outstanding equity awards will immediately vest or become exercisable or payable in full, and all forfeiture restrictions will lapse, at least 30 days in advance of the effective date of the dissolution or liquidation. Any options that are not exercised will terminate on the effective date of the dissolution or liquidation.

Upon the occurrence of a reorganisation, the Company will negotiate with the surviving entity or other purchaser involved to have such entity or purchaser assume all obligations under all outstanding awards or convert all outstanding awards into awards with respect to the capital shares of that surviving entity or purchaser of at least equal value. If that surviving entity or purchaser does not agree to assume or convert all outstanding awards, then all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse at least 30 days in advance of the effective date of the reorganisation. Any options that are not exercised will terminate on the effective date of the reorganisation.

A reorganisation is deemed to occur if there is:

•	a scheme of arrangement;

•	a statutory merger;

•	a statutory consolidation; or

•
a sale of all of the assets of the Company, or sale, pursuant to any agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganisation.

If the employment of a LTIP participant is terminated without cause or if a participant resigns from his or her employment for "good reason" (as defined in the LTIP) within the two-year period following a change in control of the Company, all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse. A "change in control" will be deemed to have occurred under the LTIP if any person acquires beneficial ownership of 50% or more of our voting securities or there is a change in the composition of a majority of the then-incumbent Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
Upon retirement after normal retirement age, death or permanent and total disability of a participant, 100% of the restricted share and restricted share unit awards will fully vest upon the triggering event. The performance unit awards are subject to pro rata vesting upon retirement after normal retirement age in a performance period based on the actual level of performance upon termination of employment by the Company. Upon death or permanent and total disability, 100% of the performance units will fully vest at target upon termination.
Estimated severance entitlements under the LTIP following a (i) dissolution or liquidation or (ii) death or permanent and total disability for Mr. Trowell are as follows (assuming that a triggering event took place on 31 December 2018 and based on the closing market price of the Company's shares of $3.56 on 31 December 2018):

	Restricted Shares	Performance Unit Awards(1)	Total
Carl G. Trowell	$2,793,343	$5,814,275	$8,607,618
____________________

(1)
The amount disclosed in this column assumes that each unearned performance unit award grant is paid out at the target level of performance on 31 December 2018 consistent with the terms of the LTIP. Performance unit awards granted in 2016 are denominated in shares and are settled in shares or cash at the sole discretion of the Compensation Committee. Performance unit awards granted in 2018 and 2017 are denominated and settled in cash. The target value of performance unit awards denominated in shares was determined based on the closing market price of the Company's shares of $3.56 on 31 December 2018.

Estimated severance entitlements under the LTIP following (i) a dissolution or liquidation, (ii) an actual or constructive termination upon a change in control or (iii) death or permanent and total disability for Messrs. Baksht, Lowe, Brady and Luca are as follows (assuming that a triggering event took place on 31 December 2018 and based on the closing market price of the Company's shares of $3.56 on 31 December 2018):

	Restricted Shares	Performance Unit Awards(1)	Total
Jonathan Baksht	$786,482	$1,545,426	$2,331,908
P. Carey Lowe(2)	$1,180,343	$2,325,708	$3,506,051
Steven J. Brady	$754,207	$1,569,855	$2,324,062
Gilles Luca(3)	$761,641	$1,569,855	$2,331,496
____________________

(1)
The amount disclosed in this column assumes that each unearned performance unit award grant is paid out at the target level of performance on 31 December 2018 consistent with the terms of the LTIP. Performance unit awards granted in 2016 are denominated in shares and are settled in shares or cash at the sole discretion of the Compensation Committee. Performance unit awards granted in 2018 and 2017 are denominated and settled in cash. The target value of performance unit awards denominated in shares was determined based on the closing market price of the Company's shares of $3.56 on 31 December 2018.

(2)
Prior to May 2016, Mr. Lowe was eligible for tax equalisation benefits under the London executive expatriate policy. As a result, income associated with equity awards granted to Mr. Lowe prior to May 2016 is tax equalised. Assuming the triggering event took place on 31 December 2018, the estimated tax equalisation benefit associated with Mr. Lowe's LTIP severance entitlements amounts to $63,000.

(3)
In connection with Mr. Luca's non-U.S. expatriate package, his severance entitlements under the LTIP would be subject to tax equalisation at a 22% hypothetical tax withholding rate. Assuming the triggering event took place on 31 December 2018, the estimated tax equalisation benefit associated with Mr. Luca's LTIP severance entitlements amounts to $701,000. Historical data, such as travel patterns and effective tax rate, were utilised in determining the tax equalisation benefit.

All outstanding options for the named executive officers were fully vested as of 31 December 2018.
Potential Payments to Named Executive Officers Under the ECIP

Annual cash bonus opportunities for our named executive officers are provided through the ECIP. The ECIP provides that in the event of death or permanent and total disability the participant is entitled to the ECIP award for the year on a pro rata basis assuming payment at target. Assuming that any such triggering event had taken place on 31 December 2018, each of our NEOs would have been entitled to such a 2018 ECIP payment for the year
The ECIP also provides that in the event of a change in control the participant is entitled to have such ECIP award paid to the participant within 60 days of the triggering event. A "change in control" will be deemed to have occurred under the ECIP if any person acquires beneficial ownership of 50% or more of our voting securities or there is a change in the composition of a majority of the then-incumbent Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. Assuming that a change in control had taken place on 31 December 2018, each of our NEOs would have been entitled to a payment equal to his 2018 ECIP target payout. These target amounts are reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column of the Grants of Plan-Based Awards Table for the Year Ended 31 December 2018.
Potential Payments Under Change in Control Severance Agreements
Each of our NEOs are party to a change in control severance agreement with the Company, except for Mr. Trowell whose employment agreement includes change in control provisions. Under the terms of these agreements, if a change in control occurs and the Company terminates the applicable executive's employment, other than for cause, or the executive terminates employment for good reason, in either case during the three months preceding or twelve months following the date of the change in control, the executive will be entitled to a lump sum payment equal to the sum of: (a) an amount equal to two times (in the case of Mr. Lowe) or one times (in the case of Messrs. Baksht, Luca and Brady) the executive's highest annual base salary in effect at any time within 12 months preceding the change in control and (b) an amount equal to two times (in the case of Mr. Lowe) or one times (in the case of Messrs. Baksht,

Luca and Brady) the executive's target bonus under the Company's cash incentive plan for the year in which the change in control occurs. The executive will also be entitled to continued group health plan coverage at the same rate that is then being charged to similarly-situated active employees for a period of up to two years (in the case of Mr. Lowe) or one year (in the case of Messrs. Baksht, Luca and Brady) following the termination of employment.
Assuming a triggering event took place on 31 December 2018, Messrs. Baksht, Lowe, Brady and Luca would be entitled to the following lump sum payments and benefits:

	Lump Sum Payment
Name	Base Salary	ECIP	Health Benefits	Total
Jonathan Baksht	$510,000	$408,000	$27,332	$945,332
P. Carey Lowe	$1,240,000	$1,116,000	$54,665	$2,410,665
Steven J. Brady	$490,000	$392,000	$27,334	$909,334
Gilles Luca(1)	$450,000	$360,000	$15,430	$825,430
____________________

(1)
In connection with Mr. Luca's non-U.S. expatriate package, his change in control severance entitlements would be subject to tax equalisation at a 22% hypothetical tax withholding rate. Assuming the triggering event took place on 31 December 2018, the estimated tax equalisation benefit associated with Mr. Luca's change in control severance entitlements amounts to $51,000. Historical data, such as travel patterns and effective tax rate, were utilised in determining the tax equalisation benefit.

Prior to the receipt of benefits under the change in control agreement, an executive must execute a release of claims against the Company. The agreement also includes customary confidentiality and non-disparagement covenants. The change in control agreements do not provide for any excise tax gross-ups.

Pay Ratio Disclosure
We determined that, for the year ended 31 December 2018, (i) the annual total compensation of our "median employee" was $97,232; (ii) the annual total compensation of our CEO was $6,618,729, as reported in our Summary Compensation Table; and (iii) the ratio of these amounts was 1-to-68.
With respect to the annual total compensation of our CEO, we used the amount reported for 2018 in the "Total" column of the Summary Compensation Table included in this proxy statement. The annual total compensation of the median employee was calculated on substantially the same basis. To identify the median employee, we used annual base salary for all employees as of 31 December 2018, using the approach described below:

•
We determined that, as of 31 December 2018, our employee population consisted of approximately 4,400 individuals working at Ensco plc and its consolidated subsidiaries. We selected 31 December 2018, which is within the last three months of 2018, as the date upon which we would identify the median employee.

•
Our median employee was identified based on our worldwide employee population, without regard to their location, compensation arrangements, or whether such employees are full-time, part-time, seasonal or temporary workers.

•
Annual base salary is defined as the fixed portion of each employee's compensation arrangements that is paid without regard to our financial or operational performance in a given year. We gathered the requisite information applying this compensation measure with respect to our employees using the 12-month period ending 31 December 2018.

•
We annualised the compensation of all permanent employees who were hired in 2018 but did not work for us or our consolidated subsidiaries for the entire fiscal year, but did not annualise the compensation of any part-time or seasonal employee.

•	We did not make any cost-of-living adjustments in identifying the median employee.

•	Using this methodology, we determined the median employee annual base salary for the 12-month period ending 31 December 2018 was $83,011.
Given the global distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. We believe that annual base salary is an appropriate, consistently applied compensation measure that provides a reasonable estimate of our pay ratio calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilise different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

Compensation of Non-Executive Directors
The Compensation Committee uses a combination of retainer fees and equity compensation to attract and retain qualified candidates to serve on the Board. Our Compensation Committee periodically reviews non-executive director compensation, which includes review of data received from Pearl Meyer and, from time to time, recommends changes to the Board. Following the review of this information in 2018, our Board did not make any changes to non-executive director compensation. Total non-executive director compensation generally is intended to approximate the median of our compensation peer group companies.
Annual Retainer Fees
Compensation of our non-executive directors currently is composed of an annual retainer of $100,000. Additional annual retainers are paid as follows: Chairman of the Board $100,000; Audit Committee Chair $20,000; Compensation Committee Chair $15,000; and Nominating and Governance Committee Chair $10,000 (reduced in 2016 from $15,000). All retainer fees are paid quarterly in advance and are prorated for a partial quarter of service as a director, Chairman of the Board or Committee Chair.
Equity Compensation
Additionally, our LTIP provides that non-executive directors receive an annual grant of equity compensation following each annual general meeting of shareholders. In accordance with the compensation policy, restricted share units equivalent to an aggregate value of $200,000 (reduced in 2016 from $250,000) were granted to our non-executive directors, except our independent Chairman of the Board, effective 1 June 2017. Our independent Chairman of the Board received a restricted share unit award of $275,000 (reduced in 2016 from $325,000), effective 1 June 2017. Restricted share units vest at a rate of 33.3% each year over a three-year period or, if earlier, upon retirement from the Board.
Equity accumulation by our non-executive directors is encouraged, and we have share ownership guidelines, which are included in the Corporate Governance Policy. The guidelines require that each non-executive director, within five years of appointment to the Board, hold a number of vested and unvested shares of the Company having a value of at least five times the annual retainer. Each director was in compliance with these guidelines at the end of 2018.
Non-executive directors also are eligible to participate in our U.S. and U.K. group health and welfare insurance plans on the same basis and cost as our full-time employees. A non-executive director's contribution to group health and welfare insurance premium costs is paid in cash or withheld from the quarterly instalments of the director's annual retainer.
Mr. Trowell, our sole executive director, does not receive any additional compensation for his services as a director.

The compensation paid to our non-executive directors is reported in the Director Compensation Table as follows:
Director Compensation Table
For the Year Ended 31 December 2018

Name	Fees Earned or Paid in Cash ($)	Dividends on Share Awards ($)(1)	Share Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
J. Roderick Clark	115,000	2,242	200,006	—	9,661	326,909
Roxanne J. Decyk	100,000	2,242	200,006	—	9,661	311,909
Mary E. Francis CBE	100,000	2,242	200,006	—	1,338	303,586
C. Christopher Gaut	100,000	2,242	200,006	—	—	302,248
Jack E. Golden(4)	100,000	2,106	200,006	—	—	302,112
Gerald W. Haddock	100,000	2,242	200,006	—	9,661	311,909
Francis S. Kalman	100,000	2,242	200,006	—	9,661	311,909
Keith O. Rattie	120,000	2,242	200,006	—	9,661	331,909
Paul E. Rowsey, III	210,000	3,081	275,018	—	10,293	498,392
Phil D. Wedemeyer	100,000	1,626	200,006	—	—	301,632
____________________

(1)	The amounts disclosed in this column represent the dividends or dividend equivalents earned and paid during 2018 on the director's unvested restricted shares and share units.

(2)
The amounts disclosed in this column represent the aggregate grant-date fair value of restricted share units awarded to current directors during 2018. Grant-date fair value for restricted share awards is measured using the market value of our shares on the date of grant as described in Note 7 to our 31 December 2018 audited consolidated financial statements included in our annual report on Form 10-K filed with the SEC on 28 February 2019.

As of 31 December 2018, the total number of share and unit awards held by each current non-executive director was as follows:

J. Roderick Clark	58,403
Roxanne J. Decyk	58,403
Mary E. Francis CBE	58,403
C. Christopher Gaut	58,403
Jack E. Golden	55,262
Gerald W. Haddock	58,403
Francis S. Kalman	58,403
Keith O. Rattie	58,403
Paul E. Rowsey, III	80,306
Phil D. Wedemeyer	46,262

(3)	The amounts disclosed primarily represent payments made by the Company on behalf of the directors during 2018 for contributions to group health and welfare insurance.
No stock options were granted to our directors during 2018, and there were no stock options held by any of our non-executive directors as of 31 December 2018.

RESOLUTION 7

7.	A NON-BINDING ADVISORY VOTE TO APPROVE THE DIRECTORS' REMUNERATION REPORT FOR THE YEAR ENDED 31 DECEMBER 2018.
In accordance with Sections 439 and 440 of the Companies Act and Schedule 8 of the Large and Medium Sized Companies and Groups (Accounts and Reports) Regulations 2008 (SI 2008/410), shareholders are invited to vote on the Directors' Remuneration Report for the year ended 31 December 2018 (the "Directors' Remuneration Report"), which may be found in Annex 1 to this proxy statement.
Because this vote is advisory, it will not be binding upon our Board. However, we value constructive dialogue with our shareholders on director compensation and other important governance topics and encourage all shareholders to vote their shares on this matter. We will take into account the outcome of this vote when considering future director compensation arrangements. We currently intend to hold this vote annually.
The Board recommends that shareholders vote FOR the approval of the Directors' Remuneration Report, as described in Annex 1 set forth in this proxy statement (but excluding the Directors' Remuneration Policy).
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR Resolution 7.

RESOLUTION 8

8.	A NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
In accordance with Section 14A of the Exchange Act, we are providing our shareholders the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, which is described in the CD&A and Executive Compensation sections of this proxy statement.
Our executive compensation program is designed to provide a competitive level of compensation necessary to attract, employ, retain and reward individuals and to motivate them to lead us to achieve short-term and long-term business objectives that enhance shareholder value.
Overall operational efficiency and safety performance are among our core values and key business objectives. Achievement of these objectives is measured against specific annual goals and published industry safety standards and serves as a means of determining performance-based compensation. Our executive bonus and long-term incentive compensation philosophy includes the concept that such compensation should increase when we have strong financial performance and should decline when we have poor financial performance. Our philosophy is also grounded in the principle that the creation of shareholder value is an important measure of executive officer performance and overall compensation.
Shareholders are urged to read the CD&A section of this proxy statement, which more thoroughly discusses how our compensation policies and procedures support our compensation philosophy. We believe that these policies and procedures are effective in supporting our compensation philosophy and in achieving our goals.
Because this vote is advisory, it will not be binding upon our Board. However, we value constructive dialogue with our shareholders on executive compensation and other important governance topics and encourage all shareholders to vote their shares on this matter. We will take into account the outcome of this vote when considering future executive compensation arrangements.
At the 2017 Annual General Meeting of Shareholders, our shareholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation. In accordance with these results, we intend to hold this vote annually until the next required advisory vote on the frequency of shareholder votes on the compensation of named executive officers, which we expect to hold no later than our 2023 Annual General Meeting of Shareholders.
The Board recommends that shareholders vote FOR the approval of the overall compensation of our named executive officers, as described in the CD&A and Executive Compensation sections set forth in this proxy statement.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR Resolution 8.

RESOLUTION 9

9.	A NON-BINDING ADVISORY VOTE TO APPROVE THE REPORTS OF THE AUDITORS AND THE DIRECTORS AND THE U.K. STATUTORY ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2018.
For each financial year, the directors must present a directors' report, audited accounts and an independent auditor's report on the financial statements to shareholders at an Annual General Meeting of Shareholders. Those to be presented at the Meeting are in respect of the year ended 31 December 2018 and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. Copies of our U.K. statutory accounts, the U.K. statutory directors' report and the auditors' report for the year ended 31 December 2018 have been included with our annual report to shareholders accompanying this proxy statement. The shareholders will be provided an opportunity to raise questions in relation to the accounts and reports at the Meeting. The full accounts and reports of Ensco will be available for inspection prior to and during the Meeting. The vote on this resolution is advisory and will not be binding on the Board.
The Board recommends that shareholders vote FOR the approval of the reports of the auditors and the directors and the accounts for 2018.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR Resolution 9.

RESOLUTION 10

10.	AN ORDINARY RESOLUTION AUTHORISING THE BOARD TO ALLOT SHARES.

As a U.K. company governed in part by the Companies Act, we cannot issue new shares (other than in certain limited circumstances) without first obtaining approval from our shareholders. The Companies Act provides that this approval grants authority to the Board to allot shares in the Company and to grant rights to subscribe for or convert any security of the Company into shares of the Company. If our shareholders approve this grant of authority, their approval would be effective until the conclusion of the next Annual General Meeting of Shareholders (or, if earlier, at the close of business on 19 August 2020). Without this grant of authority from shareholders, the Board would be unable to issue any of our shares without obtaining specific prior approval from our shareholders. Approval of this Resolution will not, however, implicate any shareholder approval requirements of the NYSE for share issuances, such as for executive compensation purposes, certain financing transactions or in connection with acquisitions, and we would continue to be subject to the requirements to obtain shareholder approval in those instances. Allotments or issuances of ordinary shares for cash are subject to rights of pre-emption of the existing shareholders. If the shareholders approve Resolutions 11 and 12 at the Meeting, those pre-emption rights will be disapplied to a limited extent as set forth in Resolutions 11 and 12 for new issues of shares subject to this Resolution.
If authorised by our shareholders, the first part of this Resolution 10 (paragraph (A) in the full text of the Resolution below) would give the Board the authority to allot shares or grant rights to subscribe for or convert any securities into shares, if completion of the Rowan Transaction does not occur, up to an aggregate nominal amount equal to $14,565,042 or, subject to completion of the Rowan Transaction having occurred, up to an aggregate nominal amount of $27,051,779. These amounts represent, respectively, approximately 33.3% of the issued share capital (excluding treasury shares) of the Company as of 25 March 2019, the latest practicable date prior to publication of this proxy statement, and approximately 33.3% of the enlarged issued share capital (excluding treasury shares) of the Company immediately following completion of the Rowan Transaction.
The second part of Resolution 10 (paragraph (B) in the full text of the Resolution below) would give the Board authority to allot shares or grant rights to subscribe for or convert any securities into shares in connection with a rights issue or other similar issue in favour of ordinary shareholders, if completion of the Rowan Transaction does not occur, up to an aggregate nominal amount equal to $29,130,084 or, subject to completion of the Rowan Transaction having occurred, up to an aggregate nominal amount equal to $54,103,559 (in either case as reduced by the nominal amount of any shares issued under paragraph (A) of this Resolution 10). These amounts (before any reduction) represent, respectively, approximately 66.6% of the issued share capital (excluding treasury shares) of the Company as of 25 March 2019, the latest practicable date prior to publication of this proxy statement, and approximately 66.6% of the enlarged issued share capital (excluding treasury shares) of the Company immediately following completion of the Rowan Transaction.
Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (A) and (B) will represent, if completion of the Rowan Transaction does not occur, an amount that is equal to approximately 66.6% of the aggregate nominal value of our issued share capital (excluding treasury shares) as of 25 March 2019 and, subject to completion of the Rowan Transaction having occurred, an amount that is equal to approximately 66.6% of the enlarged issued share capital (excluding treasury shares) of the Company immediately following completion of the Rowan Transaction.
Our Board may exercise the authority to allot shares representing up to 33.3% (or 66.6% in connection with a rights issue or other similar issue) of the issued share capital of the Company (excluding treasury shares). Such an allotment could be carried out in compliance with applicable U.K. law for various purposes including for example to raise additional capital, to reduce debt or increase liquidity as necessary. Any determination to exercise the authority to allot shares will be dependent upon market conditions and our profitability, liquidity, financial condition, market outlook, capital requirements and other factors the Board deems relevant.
The description of our shares contained in our Current Report on Form 8-K filed 23 December 2009, as amended and superseded by the description set forth in our Current Report on Form 8-K filed 15 May 2012, is incorporated herein by reference.
As of 25 March 2019, a total of 23,330,863 ordinary shares are held by the Company in treasury.

If Resolution 10 is passed, the authority conferred by Resolution 10 will replace the authority conferred by Resolution 3 (General Allotment Authority Proposal) approved by shareholders at the general meeting of the Company held on 21 February 2019.
The Board recommends that shareholders vote FOR the ordinary resolution to authorise the Board to allot shares.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR Resolution 10.
The full text of the Resolution is as follows:
AN ORDINARY RESOLUTION THAT, WITHOUT PREJUDICE TO THE AUTHORITY CONFERRED BY RESOLUTION 1 (TRANSACTION CONSIDERATION PROPOSAL) APPROVED BY SHAREHOLDERS AT THE GENERAL MEETING OF THE COMPANY HELD ON 21 FEBRUARY 2019, THE BOARD BE GENERALLY AND UNCONDITIONALLY AUTHORISED TO ALLOT SHARES IN THE COMPANY AND TO GRANT RIGHTS TO SUBSCRIBE FOR OR CONVERT ANY SECURITY INTO SHARES IN THE COMPANY:
(A) UP TO A NOMINAL AMOUNT OF $14,565,042 OR, SUBJECT TO COMPLETION OF THE ROWAN TRANSACTION HAVING OCCURRED, UP TO A NOMINAL AMOUNT OF $27,051,779 (IN EITHER CASE SUCH AMOUNT TO BE REDUCED BY ANY ALLOTMENTS OR GRANTS MADE UNDER PARAGRAPH (B) BELOW IN EXCESS OF SUCH SUM); AND
(B) COMPRISING EQUITY SECURITIES (AS DEFINED IN THE U.K. COMPANIES ACT 2006) UP TO A NOMINAL AMOUNT OF $29,130,084 OR, SUBJECT TO COMPLETION OF THE ROWAN TRANSACTION HAVING OCCURRED, UP TO A NOMINAL AMOUNT OF $54,103,559 (IN EITHER CASE SUCH AMOUNT TO BE REDUCED BY ANY ALLOTMENTS OR GRANTS MADE UNDER PARAGRAPH (A) ABOVE) IN CONNECTION WITH AN OFFER BY WAY OF A RIGHTS ISSUE OR OTHER SIMILAR ISSUE:

(i)	TO ORDINARY SHAREHOLDERS IN PROPORTION (AS NEARLY AS MAY BE PRACTICABLE) TO THEIR EXISTING HOLDINGS; AND

(ii)	TO HOLDERS OF OTHER EQUITY SECURITIES AS REQUIRED BY THE RIGHTS OF THOSE SECURITIES OR AS THE BOARD OTHERWISE CONSIDERS NECESSARY,
AND SO THAT THE BOARD MAY IMPOSE ANY LIMITS OR RESTRICTIONS AND MAKE ANY ARRANGEMENTS WHICH IT CONSIDERS NECESSARY OR APPROPRIATE TO DEAL WITH TREASURY SHARES, FRACTIONAL ENTITLEMENTS, RECORD DATES, LEGAL, REGULATORY OR PRACTICAL PROBLEMS IN, OR UNDER THE LAWS OF, ANY TERRITORY OR ANY OTHER MATTER,
SUCH AUTHORITY TO APPLY UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS (OR, IF EARLIER, AT THE CLOSE OF BUSINESS ON 19 AUGUST 2020), BUT, IN EACH CASE, DURING THIS PERIOD THE COMPANY MAY MAKE OFFERS AND ENTER INTO AGREEMENTS WHICH WOULD, OR MIGHT, REQUIRE SHARES TO BE ALLOTTED OR RIGHTS TO SUBSCRIBE FOR OR CONVERT SECURITIES INTO SHARES TO BE GRANTED AFTER THE AUTHORITY ENDS AND THE BOARD MAY ALLOT SHARES OR GRANT RIGHTS TO SUBSCRIBE FOR OR CONVERT SECURITIES INTO SHARES UNDER ANY SUCH OFFER OR AGREEMENT AS IF THE AUTHORITY HAD NOT ENDED.

RESOLUTIONS 11 AND 12

11.	A SPECIAL RESOLUTION TO APPROVE THE GENERAL DISAPPLICATION OF PRE-EMPTION RIGHTS.

12.	A SPECIAL RESOLUTION TO APPROVE THE DISAPPLICATION OF PRE-EMPTION RIGHTS IN CONNECTION WITH AN ACQUISITION OR SPECIFIED CAPITAL INVESTMENT.
As a U.K. company governed in part by the Companies Act, before we can raise additional capital through the issuance of ordinary shares of the Company for cash, we are required first to offer those shares to current shareholders in proportion to their shareholdings. The Companies Act permits shareholders to waive, or disapply, those pre-emption rights. In addition, under U.K. law such pre-emption rights do not apply to any issuance of shares for non-cash consideration (including where shares are issued in exchange for other securities). If our shareholders approve the disapplication of pre-emption rights, and provided they approve the allotment of shares in Resolution 10, their approval for this Resolution 11 and this Resolution 12 would each be effective until the conclusion of the next Annual General Meeting of Shareholders (or, if earlier, at the close of business on 19 August 2020).
Resolutions 11 and 12 would give the Board the ability to raise additional capital by issuing ordinary shares and shares held in the Company's treasury for cash free of the restriction in Section 561 of the Companies Act.
The power set out in Resolution 11 would be limited to (a) allotments or sales in connection with pre-emptive offers and offers to holders of other equity securities if required by the rights of those securities or as the Board otherwise considers necessary, or (b) otherwise, if completion of the Rowan Transaction does not occur, up to an aggregate nominal amount of $2,186,943 (which represents approximately 5% of the issued share capital (excluding treasury shares) of the Company as of 25 March 2019, the latest practicable date prior to publication of this proxy statement) or, subject to completion of the Rowan Transaction having occurred, up to an aggregate nominal amount of $4,061,829 (which represents approximately 5% of the enlarged issued share capital (excluding treasury shares) of the Company immediately following completion of the Rowan Transaction).
In respect of the power referred to in (b), the Board confirms that it does not intend to issue shares in reliance on such authority if the cumulative usage of such authority within a rolling three-year period would be in excess of 7.5% of the issued share capital of the Company (excluding treasury shares) without prior consultation with shareholders, except in connection with an acquisition or specified capital investment as described below in Resolution 12.
Resolution 12 is intended to give the Company additional flexibility to make non pre-emptive issues of shares in connection with an acquisition or specified capital investment which is announced contemporaneously with the corresponding allotment, or which has taken place in the preceding six month period and is disclosed in the announcement of the corresponding allotment. A specified capital investment means one or more specific capital investment related uses for the proceeds of an issuance of equity securities, in respect of which sufficient information regarding the effect of the transaction on the Company, the assets which are the subject of the transaction and (where appropriate) the profits attributable to them is made available to shareholders to enable them to reach an assessment of the potential return.
The power under Resolution 12 is in addition to that proposed by Resolution 11 and would be limited to, if completion of the Rowan Transaction does not occur, an aggregate nominal amount of $2,186,943 (which represents approximately 5% of the issued share capital (excluding treasury shares) of the Company as of 25 March 2019) or, subject to completion of the Rowan Transaction having occurred, an aggregate nominal amount of $4,061,829 (which represents approximately 5% of the enlarged issued share capital (excluding treasury shares) of the Company immediately following completion of the Rowan Transaction).

The powers under Resolutions 11 and 12 would provide the Board with additional flexibility to pursue strategic transactions, raise capital and finance growth with equity.

If Resolution 11 is passed, the authority conferred by Resolution 11 will replace the authority conferred by Resolution 5 (General Disapplication of Pre-Emptive Rights Proposal) approved by shareholders at the general meeting of the Company held on 21 February 2019.

If Resolution 12 is passed, the authority conferred by Resolution 12 will replace the authority conferred by Resolution 6 (Specified Disapplication of Pre-Emptive Rights Proposal) approved by shareholders at the general meeting of the Company held on 21 February 2019.

The Board recommends that shareholders vote FOR the approval of general disapplication of pre-emption rights and FOR the approval of disapplication of pre-emption rights in connection with an acquisition or specified capital investment.
If no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR Resolutions 11 and 12.
The full text of Resolution 11 is as follows:
IF RESOLUTION 10 IS PASSED, THE BOARD SHALL BE GIVEN POWER TO ALLOT EQUITY SECURITIES (AS DEFINED IN THE U.K. COMPANIES ACT 2006) FOR CASH UNDER THE AUTHORITY GIVEN BY THAT RESOLUTION AND/OR TO SELL ORDINARY SHARES HELD BY THE COMPANY AS TREASURY SHARES FOR CASH AS IF SECTION 561 OF THE U.K. COMPANIES ACT 2006 DID NOT APPLY TO ANY SUCH ALLOTMENT OR SALE, SUCH POWER TO BE LIMITED:
(A) TO THE ALLOTMENT OF EQUITY SECURITIES AND SALE OF TREASURY SHARES IN CONNECTION WITH AN OFFER OF, OR INVITATION TO APPLY FOR, EQUITY SECURITIES (BUT IN THE CASE OF THE AUTHORITY GRANTED UNDER PARAGRAPH (B) OF RESOLUTION 10, BY WAY OF A RIGHTS ISSUE OR OTHER SIMILAR ISSUE ONLY):
(I) TO ORDINARY SHAREHOLDERS IN PROPORTION (AS NEARLY AS MAY BE PRACTICABLE) TO THEIR EXISTING HOLDINGS; AND
(ll) TO HOLDERS OF OTHER EQUITY SECURITIES, AS REQUIRED BY THE RIGHTS OF THOSE SECURITIES, OR AS THE BOARD OTHERWISE CONSIDERS NECESSARY,
AND SO THAT THE BOARD MAY IMPOSE ANY LIMITS OR RESTRICTIONS AND MAKE ANY ARRANGEMENTS WHICH IT CONSIDERS NECESSARY OR APPROPRIATE TO DEAL WITH TREASURY SHARES, FRACTIONAL ENTITLEMENTS, RECORD DATES, LEGAL, REGULATORY OR PRACTICAL PROBLEMS IN, OR UNDER THE LAWS OF, ANY TERRITORY OR ANY OTHER MATTER; AND
(B) IN THE CASE OF THE AUTHORITY GRANTED UNDER PARAGRAPH (A) OF RESOLUTION 10 AND/OR IN THE CASE OF ANY SALE OF TREASURY SHARES, TO THE ALLOTMENT OF EQUITY SECURITIES OR SALE OF TREASURY SHARES (OTHERWISE THAN UNDER PARAGRAPH (A) ABOVE) UP TO A NOMINAL AMOUNT OF $2,186,943, OR, SUBJECT TO COMPLETION OF THE ROWAN TRANSACTION HAVING OCCURRED, $4,061,829,
SUCH POWER TO APPLY UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS (OR, IF EARLIER, AT THE CLOSE OF BUSINESS ON 19 AUGUST 2020); HOWEVER, IN EACH CASE, DURING THIS PERIOD THE COMPANY MAY MAKE OFFERS, AND ENTER INTO AGREEMENTS, WHICH WOULD, OR MIGHT, REQUIRE EQUITY SECURITIES TO BE ALLOTTED (AND TREASURY SHARES TO BE SOLD) AFTER THE POWER ENDS AND THE BOARD MAY ALLOT EQUITY SECURITIES (AND SELL TREASURY SHARES) UNDER ANY SUCH OFFER OR AGREEMENT AS IF THE POWER HAD NOT ENDED.
The full text of Resolution 12 is as follows:
IF RESOLUTION 10 IS PASSED, THE BOARD SHALL BE GIVEN POWER IN ADDITION TO ANY POWER GRANTED UNDER RESOLUTION 11 TO ALLOT EQUITY SECURITIES (AS DEFINED IN THE U.K. COMPANIES ACT 2006) FOR CASH UNDER THE AUTHORITY GIVEN PURSUANT TO PARAGRAPH (A) OF RESOLUTION 10 AND/OR TO SELL ORDINARY SHARES HELD BY THE COMPANY AS TREASURY SHARES FOR CASH AS IF SECTION 561 OF THE U.K. COMPANIES ACT 2006 DID NOT APPLY TO ANY SUCH ALLOTMENT OR SALE, SUCH POWER TO BE:

(A) LIMITED TO THE ALLOTMENT OF EQUITY SECURITIES AND/OR SALE OF TREASURY SHARES UP TO A NOMINAL AMOUNT OF $2,186,943 OR, SUBJECT TO COMPLETION OF THE ROWAN TRANSACTION HAVING OCCURRED, $4,061,829; AND
(B) USED ONLY FOR THE PURPOSES OF FINANCING (OR REFINANCING, IF THE POWER IS TO BE USED WITHIN SIX MONTHS AFTER THE ORIGINAL TRANSACTION) A TRANSACTION WHICH THE BOARD DETERMINES TO BE AN ACQUISITION OR OTHER CAPITAL INVESTMENT,
SUCH POWER TO APPLY UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS (OR, IF EARLIER, AT THE CLOSE OF BUSINESS ON 19 AUGUST 2020); HOWEVER, IN EACH CASE, DURING THIS PERIOD THE COMPANY MAY MAKE OFFERS, AND ENTER INTO AGREEMENTS, WHICH WOULD, OR MIGHT, REQUIRE EQUITY SECURITIES TO BE ALLOTTED (AND TREASURY SHARES TO BE SOLD) AFTER THE POWER ENDS AND THE BOARD MAY ALLOT EQUITY SECURITIES (AND SELL TREASURY SHARES) UNDER ANY SUCH OFFER OR AGREEMENT AS IF THE POWER HAD NOT ENDED.

GENERAL AND OTHER MATTERS
Resolutions 1 through 12 are the only matters that will be brought before the Meeting. Article 45.2 of our Articles of Association, effective 20 May 2013 ("Articles of Association") limits the business transacted at the Meeting to the purposes stated in the Notice.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A ordinary shares ("Section 16 reports"). Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.
To our knowledge, based solely upon review of the copies of such Section 16 reports furnished to us during the year ended 31 December 2018 and on written representations from our directors and executive officers, all Section 16 reports applicable to our directors, executive officers and holders known to us to beneficially own more than 10% of any class of our equity securities were filed on a timely basis.
HOUSEHOLDING OF SHAREHOLDER MATERIALS
We participate, and some brokers, banks and other nominee record holders may be participating, in the practice of householding proxy materials, which means that we and any participating brokers, banks and other nominee record holders will deliver only one Notice of Internet Availability of Proxy Materials and proxy materials to multiple shareholders sharing an address unless we have, or such broker, bank, trust or other nominee record holder has, received contrary instructions from one or more shareholders at such address. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials or set of proxy materials. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to any shareholder at a shared address to which a single copy of such documents was delivered. You may request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials and request that you receive a single copy or multiple copies in the future by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
20 May 2019
We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable SEC rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.
To access and review the proxy materials for the Meeting, go to www.proxyvote.com and follow the instructions on the website. For directions to the meeting, you may contact our Investor Relations department at 1-713-789-1400.
We encourage you to access and review all information contained in the proxy materials before voting. If you would like to attend the Meeting in person, please refer to Notice of Annual General Meeting of Shareholders included with this proxy statement.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS FOR THE
2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Any of our shareholders intending to present a proposal at the 2020 Annual General Meeting of Shareholders must deliver such proposal to our principal executive office, in writing and in accordance with SEC Rule 14a-8, no later than 10 December 2019 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to our secretary by certified mail, return receipt requested.
In addition, apart from the SEC Rule 14a-8 process described above, a shareholder whose proposal is not included in the proxy statement related to the 2020 Annual General Meeting of Shareholders, but who still intends to submit a proposal at that meeting, is required by our Articles of Association to deliver such proposal, in proper form, in writing, to our secretary at our principal executive offices and to provide certain other information, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year's Annual General Meeting of Shareholders, subject to any other requirements of law; provided, however, that in the event that the date of the Annual General Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such Annual General Meeting of Shareholders and not later than the close of business on the later of the 50th day prior to the date of such Annual General Meeting of Shareholders or, if the first public announcement of the date of such Annual General Meeting of Shareholders is less than 65 days prior to the date of such Annual General Meeting of Shareholders, the 15th day following the day on which public announcement of the date of such meeting is first made. In the case of the 2020 Annual General Meeting of Shareholders, references to the anniversary date of the preceding year's Annual General Meeting of Shareholders shall mean the first anniversary of 20 May 2019.
Any such proposal must also comply with the other provisions contained in our Articles of Association relating to shareholder proposals, including provision of the information specified in our Articles of Association, such as information concerning the nominee of the proposal, if any, and the shareholder and the beneficial owner, as the case may be. Any proposals that do not meet the requirements set forth in our Articles of Association, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, will be declared out of order and will not be considered at the 2020 Annual General Meeting of Shareholders.
In addition to the SEC and Articles of Association processes described above, under the U.K. Companies Act 2006, shareholders representing at least 5% of the total voting rights of all shareholders who have a right to vote at the Meeting can require the Company to give shareholders notice of a resolution which may be and is intended to be moved at the Annual General Meeting of Shareholders unless (a) the resolution would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the company's constitution or otherwise); (b) it is defamatory of any person; or (c) it is frivolous or vexatious. Such a request, made by the requisite number of shareholders, must be received by the Company not later than six weeks before the Annual General Meeting of Shareholders.

OTHER MATTERS
The Company has not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
The following materials are being distributed to shareholders with this proxy statement: the letter to shareholders from our President and Chief Executive Officer and our 2018 annual report to shareholders, which includes our consolidated financial statements for the year ended 31 December 2018 filed in our annual report on Form 10-K with the SEC and also includes our U.K. statutory accounts and reports of the directors and auditors of Ensco.
Upon request in writing, we will provide each person solicited by this proxy statement, without charge except for exhibits, a copy of our annual report on Form 10-K for the year ended 31 December 2018 as filed with the SEC, including the financial statements and financial statement schedules. Please direct your request to our Investor Relations Department, 5847 San Felipe, Suite 3300, Houston, Texas 77057.
Whether or not you intend to be present at the Meeting, we urge you to vote your shares.

Annex 1
DIRECTORS' REPORTS

Introduction
Ensco plc ("Ensco," "we," "our" or the "Company") is subject to disclosure regimes in the United States and United Kingdom. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. As a result, you will find our United Kingdom Statutory Directors' Remuneration Policy (the "Remuneration Policy") and Directors' Remuneration Report (the "Remuneration Report") within this Annex 1.
Annex 1 should be read in conjunction with CD&A. Pursuant to English law, the Remuneration Report forms part of the statutory annual report of Ensco for the year ended 31 December 2018 and has been prepared in accordance with Schedule 8 of The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008, as amended in October 2013 (the "Regulations"). The Remuneration Policy was approved by a binding shareholder vote during the Annual General Meeting of Shareholders held on 22 May 2017, where we received 211,737,513 votes in favour of the proposal, 18,258,077 votes in opposition and 407,247 abstentions, for total support of 92.1% of the votes cast on the proposal and total opposition of 7.9% of the votes cast on the proposal. The Remuneration Policy took effect upon approval in 2017 and will not be subject to a shareholder vote this year. The Remuneration Policy is provided herein solely for reference.
The Remuneration Report provides details on remuneration, and other information, required by the Regulations and will be subject to an advisory shareholder vote at the Meeting on 20 May 2019. The Companies Act 2006 requires the auditors to report to the shareholders on certain parts of the Remuneration Report and to state whether, in their opinion, those parts of the Remuneration Report have been properly prepared in accordance with the Regulations. There is no English law requirement to audit the Remuneration Policy.
DIRECTORS' REMUNERATION POLICY

The Chief Executive Officer is currently the only executive director on the Ensco Board of Directors (the "Board"), and all other current directors are non-executive directors. This Remuneration Policy will first address our compensation philosophy for executive directors, followed by our compensation philosophy for non-executive directors.
Our executive director compensation philosophy is based on the principles that the creation of shareholder value is the most important measure of executive director performance and that this principle should be reflected in overall compensation. Examples of business objectives against which we measure our performance include:

•	profitable financial performance;

•	preservation of a strong balance sheet;

•	safety performance;

•	operational efficiency;

•	customer satisfaction;

•	positioning assets in markets that offer prospects for long-term growth in profitability; and

•	strategic and opportunistic enhancement of our asset base.
We believe that achievement of these types of business objectives will contribute to growth in shareholder value over time. We stress the importance of these objectives through the structure of our compensation program by placing a significant amount of executive director pay at risk and subjecting a significant portion of their potential compensation to specific annual and long-term performance requirements.
In setting the remuneration policy for our executive directors, the Board and the relevant committees thereof take into account certain characteristics that align the executive directors with shareholders:

Annex 1 - 1

•	Significant portion of officer pay at-risk, based on annual performance and growth in long-term shareholder value;

•	Executive and director share ownership guidelines;

•	Minimum holding periods after vesting for stock and options until share ownership guidelines are met;

•	Compensation clawback that applies to equity awards;

•	Prohibitions on the pledging or hedging of company stock;

•	Prohibition on buyouts of underwater stock option awards;

•	Prohibition on repricing of stock option awards;

•	Prohibition on share/option recycling;

•	No excise tax gross-ups;

•	No single-trigger change-in-control severance benefits;

•	No single-trigger vesting of time-based equity awards upon a change-of-control; and

•	No guarantees for salary increases.
In support of our philosophy that executive director performance should be measured (and rewarded) based on the creation of shareholder value, and in continued support of our business objectives, we designed our executive director compensation program to accomplish the following primary goals:

•	Attract, retain and motivate highly qualified individuals capable of leading us to achieve our business objectives;

•
Pay for performance by providing competitive pay opportunities that result in realised pay which increases when we have strong financial performance and declines when we have poor financial performance; and

•	Ensure alignment with shareholders through an emphasis on long-term equity-based compensation and enforcement of robust share ownership guidelines.
The Board reserves the discretion to increase or decrease total compensation in appropriate circumstances such as where: the nature or scope of a director's role or responsibilities changes or in order to be competitive at the median level of peer companies; the compensation is not deemed to reflect appropriately the individual's contribution or the overall business performance; or the compensation does not appropriately take into account the scope of responsibilities attendant with service on the board of a public limited company that is incorporated under the laws of England and Wales and listed on the New York Stock Exchange and subject to U.S. Securities and Exchange Commission reporting requirements. Any discretionary adjustments will be detailed in the following year's annual report on remuneration.
The Board believes that the design of our current program is competitive and appropriate within the market where we primarily compete for executive talent and that the characteristics of our programs listed above which align our executive directors with our shareholders are consistent with "best practices" in compensation governance for other companies listed on the New York Stock Exchange (the "NYSE").

References in this Remuneration Policy to the Board include the Board as well as any other relevant committees of the Board.
Legacy arrangements

The Board reserves the right to make any remuneration payments and payments for loss of office (including exercising any discretion available to it in connection with such payments) to current and former directors notwithstanding that such payments may not be in line with the policy set out below where the terms of the payment were agreed: (a) before the policy came into effect (so long as consistent with any remuneration policy in force at the relevant time); (b) before 1 October 2013; or (c) at a time when the relevant individual was not a director of the Company and, in the opinion of the Board, the payment was not in consideration for the individual becoming a director of the Company. Details of any payments to former directors will be set out in the annual Directors' Remuneration Report as they arise. The Board may also make minor amendments to the policy set out in this report (for regulatory, exchange control,

Annex 1 - 2

tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval for such amendments.
Remuneration Policy for Executive Directors

The Remuneration Policy, which was approved at the Annual General Meeting of Shareholders held on 22 May 2017, will apply until the Annual General Meeting of Shareholders in 2020, unless revised by a vote of shareholders ahead of that time. The Remuneration Policy as it applies to executive directors is set out in the table below.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity(1)	Performance Measures	Clawback/Award Disqualification(2)
Salary and Fees	Attract and retain high performing individuals reflecting market value of role and the executive director's skills, experience and performance.
Salaries are set by the Board and are reviewed annually taking into account the executive director's role, experience and performance and by reference to the median salary paid to executive directors of our compensation peer group companies.
Salary increases typically take effect in the first quarter of each year.

Salary increases will ordinarily be in line with increases awarded to other employees in the Company and will not ordinarily exceed 10% per year.
Salary adjustments may be made to reflect wider market conditions in the geography in which the individual operates.
				None, although overall performance of the individual is considered by the Board when setting salaries annually.	Not applicable

Annex 1 - 3

Benefits	Competitive benefits taking into account market value and benefits offered to the wider U.K. and U.S. management population.
Benefits include, but are not limited to, health insurance, life insurance and annual executive health physicals.
Benefits include provisions for relocation assistance upon appointment when applicable. Overseas allowance and reimbursement components could include: monthly housing allowance; cost of living allowance; transportation allowance; annual home leave allowance; dependents' schooling assistance; tax equalisation for certain overseas allowance and reimbursement benefits; foreign service premium; supplemental equity awards and other similar benefits.
Benefit provision is tailored to reflect market practice in the geography in which the executive director is based and different policies may apply if current or future executive directors are based in a different country.

Set at a level the Board considers appropriate as compared to benefits offered in connection with comparable roles by companies of a similar size in the relevant market.

Executive director benefits will ordinarily be in line with benefits offered to other salaried employees.

The Board reserves the discretion to increase its spend on benefits in appropriate circumstances such as in response to an increase in benefits costs. The Board further reserves the discretion to introduce new benefits where it concludes that it is in the interests of the Company to do so, having regard for the particular circumstances.
				None	Not applicable
Element	Purpose and Link to Strategy	Operation	Maximum Opportunity(1)	Performance Measures	Clawback/Award Disqualification(2)
Annual Cash Bonus	Incentivise delivery of Company strategic objectives and enhance performance on an annual basis.
Awards are provided to the executive director through the Ensco Cash Incentive Plan (the "ECIP"). Awards are tied to achievement of specific performance measures and are paid out in cash after the end of the financial year based on performance against the targets and performance measures set annually by the Board.
The maximum ECIP payout is $5 million per year. The maximum payout is established as two times the target payout. The threshold payout is one-half of target payout.
Performance metrics are formula-derived and selected annually based on the current business objectives. The Board may select performance measures from a list of financial, business and operational goals set forth in the ECIP, as it may be amended, restated or replaced from time to time.(3)

The Board will seek to reduce the size of cash incentive awards for executive directors who violate our Code of Business Conduct Policy or in the case of certain financial restatements.

Annex 1 - 4

Employer Matching and Profit Sharing Programs	Incentivise the delivery of Company strategic targets.	The executive director may participate in the employer matching and profit sharing provisions of our defined contribution savings plans on a tax-deferred basis.
The maximum total matching contribution annually is 5% of eligible salary.

Annual profit sharing distributions are limited to a maximum of 10% of eligible employee salary.

The Board may set a higher level in exceptional circumstances or to reflect local practice and regulation, if relevant.

				None	Not applicable
Long-Term Incentive Plan ("LTIP")(4)
Incentivise long-term Company financial performance in line with the Company's strategy and long-term shareholder returns.

Promote alignment with shareholders by tying executive compensation to creation of long-term shareholder value and encouraging executives to build meaningful equity ownership stakes.

Awards will normally be made annually under the LTIP. The Board also has a practice of granting special equity awards to newly-hired or promoted officers and may grant special equity awards to ensure the retention of officers and to further support our succession planning efforts.
Awards will take the form of either share options, restricted share awards, restricted share unit awards, stock appreciation rights, performance awards and performance unit awards.  Except in exceptional circumstances, awards will generally vest over a three year period.
Participation and individual award levels will be determined at the discretion of the Board within the terms of the LTIP.
Performance awards and performance unit awards may be settled in cash, shares or a combination of cash and shares.

The maximum aggregate grant date fair value of awards under the LTIP made to a participant will not exceed $10 million per year.
Awards of share options, restricted share awards and restricted share unit awards will be time-based and are not subject to performance measures.
Performance awards and performance unit awards are earned at the end of a pre-determined period subject to performance against pre-determined performance measures and targets.
The Board may select performance measures from a list of financial, business and operational goals set forth in the LTIP, as it may be amended, restated or replaced from time to time.(5)
The Board has discretion to amend the performance measures in exceptional circumstances if it considers it appropriate to do so, such as during cases of accounting changes, relevant merger and acquisition activity and any non-significant changes. Any such amendments would be fully disclosed in the following year's remuneration report.
The Board will seek to claw back or reduce equity incentive awards for executive directors who violate our Code of Business Conduct Policy or in the case of certain financial restatements.

Annex 1 - 5

____________________

(1)
The Board reserves the right to make payments and to agree to make payments outside the Remuneration Policy in exceptional circumstances. The Board would only use this right where it believes the use is in the best interests of the Company and when it would be impractical to seek prior specific approval of the shareholders of the Company at a general meeting.

(2)
The Company has clawback provisions in its long-term incentive award agreements and award disqualification measures in the LTIP and the ECIP. Using this authority, the Board may seek to claw back or reduce equity incentive awards or reduce the size of cash incentive awards for executive officers, including executive directors, who violate our Code of Business Conduct or in the case of certain financial restatements (including application of the provisions of the Sarbanes-Oxley Act of 2002, as amended, in the event of a restatement of our earnings).

(3)
Performance measures that may be selected by the Board in granting an ECIP award include: (a) net income as a percentage of revenue; (b) earnings per share (EPS); (c) return on net assets employed before interest and taxes (RONAEBIT); (d) operating margin as a percentage of revenue; (e) safety performance relative to industry standards and the Company annual target; (f) strategic team goals (STGs); (g) net operating profit after taxes; (h) net operating profit after taxes per share; (i) return on invested capital; (j) return on assets or net assets; (k) total stockholder return (TSR); (l) return on capital employed (ROCE); (m) relative total stockholder return (as compared with a peer group of the Company or other appropriate index); (n) earnings or adjusted earnings before interest, taxes, depletion, depreciation and/or amortisation (EBIT, EBITD, EBITDA); (o) net income; (p) free cash flow; (q) free cash flow per share; (r) revenue (or any component thereof); (s) revenue growth; (t) days sales outstanding (DSO); (u) downtime for any asset; (v) backlog related measures or (w) any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the U.S. Internal Revenue Code of 1986. For example, the 2016 ECIP awards were made to the executive director based on the following performance measures: EBITDA; EPS; DSO; Safety (TRIR); Downtime for Floaters and Jackups and STGs.

(4)
Under the LTIP, the Board may grant, in addition to the restricted shares and performance unit awards under the previous Remuneration Policy, share options, restricted share unit awards, stock appreciation rights and performance awards, to align the policy with the awards that could be granted under the terms of the LTIP.

(5)
Performance measures that may be selected by the Board in granting a LTIP performance award or performance unit award include: (a) net income as a percentage of revenue; (b) earnings per share (EPS); (c) return on net assets employed before interest and taxes (RONAEBIT); (d) operating margin as a percentage of revenue; (e) safety performance relative to industry standards and the Company annual target; (f) strategic team goals (STGs); (g) net operating profit after taxes; (h) net operating profit after taxes per share; (i) return on invested capital; (j) return on assets or net assets; (k) total shareholder return (TSR); (l) relative total shareholder return (as compared with a peer group of the Company or other appropriate index) (relative TSR); (m) absolute return on capital employed (absolute ROCE); (n) relative return on capital employed (as compared with a peer group of the Company or other appropriate index) (relative ROCE); (o) earnings or adjusted earnings before interest, taxes, depletion, depreciation and/or amortisation (EBIT, EBITD, EBITDA); (p) net income; (q) free cash flow; (r) free cash flow per share; (s) revenue (or any component thereof); (t) revenue growth; (u) backlog related measures or (v) any other performance objective approved by the holders of Shares, in accordance with Section 162(m) of the U.S. Internal Revenue Code of 1986. For example, performance unit awards were granted to the executive director based upon long-term relative performance criteria during 2016 for the performance period beginning 1 January 2016 and ending 31 December 2018 based upon the relative TSR and Relative ROCE performance measures.

The Company's approach to annual salary reviews is consistent across the Company, with consideration given to the scope of the role, level of experience, responsibility, individual performance and pay levels in comparable companies.
The Company's approach to benefits and employer matching and profit sharing programs is to set executive director remuneration to be in line with such remuneration offered to other salaried employees.
All managers are eligible to participate in an annual bonus plan with similar metrics to those used for the executive directors. Other employees are eligible to participate in performance-based annual bonus plans. Opportunities and specific performance conditions vary by organisational level with business area-specific metrics incorporated where appropriate.

Annex 1 - 6

Total Remuneration by Performance

The total expected remuneration during fiscal year 2017 for our CEO for minimum, target and maximum performance is presented in the chart below. The chart below represents total expected remuneration as of 22 May 2017, the date our Remuneration Policy was approved by shareholders and is being provided herein solely for reference.

Thousands
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Long-term Incentive
Annual Variable
Fixed
$3,240
77%
23%
$6,555
76%
13%
11%
$9,869
76%
16%
8%
Minimum
Target
Maximum

____________________

*
Mr. Trowell's base salary is denominated in GBP. However, for disclosure purposes, his base salary was converted to USD using the exchange rate of 1.234 which represents the 31 December 2016 period end rate.

Annex 1 - 7

The chart above assumes no share price movement and excludes dividend accruals. Assumptions made for each scenario are as follows:

Performance Level	Fixed	Annual Variable Compensation (ECIP)	Long-term Incentive Compensation (LTIP)
Minimum (Below Threshold)	Base salary	0% earned if performance is below threshold/ minimum acceptable on all performance measures	Restricted shares earned at 100% Performance units at 0% (ROCE and TSR rank ninth in performance peer group)
Target (In Line with Expectation)	Base salary	Target set at 110% of base salary, which is earned if performance measures are at 100% of goals and strategic team goals achievement "meets expectations"	Restricted shares earned at 100% Performance units at 100% of target (ROCE and TSR rank fifth in performance peer group)
Maximum	Base salary	Two times target if performance measures exceed maximum goals and strategic team goals are all achieved at an outstanding level (far exceeding expectations)	Restricted shares earned at 100% Performance units at 200% of target (ROCE and TSR rank first in performance peer group)

Annex 1 - 8

Remuneration Policy for Non-Executive Directors

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity
Fees	Attract and retain qualified candidates.
Reviewed annually by the Board by reference to the median of our compensation peer group companies.
Compensation adjustments, if applicable, are normally effective from on or around 1 June. Adjustments will not ordinarily exceed 10% per annum.
The Chairman of the Board and the chairs of the Audit, Compensation and Nominating and Governance Committees receive additional retainers to compensation for their roles. The additional retainer for the Chairman of the Board and the committee chairs are established by reference to the market median of our compensation peer group companies.
No eligibility for bonuses or retirement benefits.
Compensation also includes an annual award of stock-based compensation under the LTIP that is not subject to performance tests. Annual equity awards made to the Chairman of the Board and to other non-executive directors.

No prescribed maximum annual increase.
Benefits	Attract and retain qualified candidates.	Travel to Board meeting locations or the location of other Company business. Eligible to participate in U.S. and U.K. group health and welfare insurance plans.	None

Annex 1 - 9

Agreements with Non-Executive Directors

There are no agreements or letters of appointment in place with our non-executive directors. All directors are subject to annual nomination by the Board and re-election by our shareholders.
Recruitment and Promotion Arrangements

The remuneration package for a newly recruited or promoted director (or for a new director appointed to the Board in any other circumstances including a director appointed in connection with any merger and acquisition activity) would be set in accordance with the terms of the approved remuneration policy in force at the time of appointment. However, the Board reserves the right to make payments of fees and base salary (or annual retainer) and make benefit or annual cash bonus provisions or payments in respect of any other component of remuneration (including the terms and conditions attaching thereto) outside of the scope of the general policy (and its caps) for directors to meet individual circumstances of recruitment or in connection with any merger and acquisition activity. When determining appropriate remuneration for a new director, the Board will take into consideration all relevant factors (including quantum, nature of remuneration and the jurisdiction from which the candidate was recruited) to ensure that pay arrangements are in the best interests of the Company and its shareholders.
The Board may offer additional cash and/or share-based elements when it considers these to be in the best interests of the Company and, therefore, the shareholders. The Board has the discretion to offer awards of variable remuneration in excess of the maximums stated in the policy table if judged advisable to compensate a candidate for loss of awards or benefits as a result of leaving a previous employer (taking into account whether such benefits or awards would have been subject to performance criteria) or to meet individual circumstances of recruitment or where a director is appointed in connection with any merger and acquisition activity. The Board will ensure that any such compensation would have a fair value approximating that of the awards forfeited and would generally be determined on a comparable basis taking into account factors including the form in which the awards were granted, performance conditions attached, the probability of the awards vesting (past, current and likely future performance) as well as the vesting schedules. Depending on individual circumstances at the time, the Board has the discretion to determine the type of award (cash, shares or options, vesting and holding periods and whether or not performance conditions would apply). Any use of the discretion would be disclosed to shareholders if considered appropriate and reasonably practicable.
In the case of an internal appointment, any variable remuneration awarded in respect of the prior role may be paid in accordance with its terms on grant. In addition, any other ongoing remuneration obligations existing prior to appointment may continue.
Loss of Office Payment Policy

For executive directors, the Board will take into account all relevant factors (including, but not limited to, the circumstances of the loss of office, the performance of the relevant director during office and any commercial justifications) when considering making any payments for loss of office.
The Board reserves the discretion to:

•	make additional exit payments by way of settlement or compromise of any claim arising in connection with the termination of an executive director's office or employment;

•	pay an annual bonus or severance payment for the financial year in which the relevant executive director ceases to hold office with the Company;

•	retain or accelerate the vesting of LTIP awards; and

•	make other payments such as legal fees or outplacement costs, if considered commercially appropriate.
Long-Term Incentive Plan (LTIP)
Following dissolution, liquidation, reorganisation or change in control of the Company, both executive and non-executive directors receive certain benefits as described in the Company's LTIP. Under the LTIP, if the Company is dissolved or liquidated, then all outstanding equity awards will immediately vest or become exercisable or payable in

Annex 1 - 10

full, and all forfeiture restrictions will lapse, at least 30 days in advance of the effective date of the dissolution or liquidation. Any options that are not exercised will terminate on the effective date of the dissolution or liquidation. Upon the occurrence of a reorganisation, the Company will negotiate for the surviving entity or other purchaser involved to assume all obligations under all outstanding awards or convert all outstanding awards into awards of at least equal value as to capital shares of that surviving entity or purchaser. If that surviving entity or purchaser does not agree to assume or convert all outstanding awards, then all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, at least 30 days in advance of the effective date of the reorganisation. Any options that are not exercised will terminate on the effective date of the reorganisation.
A reorganisation is deemed to occur if there is:

•	a scheme of arrangement;

•	a statutory merger;

•	a statutory consolidation; or

•
a sale of all of the assets of the Company, or sale, pursuant to any agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganisation.

If the employment of an executive director is terminated without cause or if an executive director resigns from his or her employment for good reason within the two-year period following a change in control of the Company, all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse. Any share options that are not exercised by the executive director will terminate on the earlier of the expiration of the share option term or 90 days after the date his or her employment terminates or such other date as may be determined by the Board and provided in the share option agreement.
A "change in control" will be deemed to have occurred under the LTIP if any person acquires beneficial ownership of 50% or more of our voting securities or there is a change in the composition of a majority of the then-incumbent Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
Our policy on termination payments upon a change in control is intended to reflect market practice in the U.S.
The Board may provide that any equity award subject to time vesting shall become fully vested upon retirement, death or permanent and total disability of a director. With respect to performance based equity awards made to executive directors, the Board may provide that such award will be subject to pro rata vesting upon retirement in a performance period based on the actual level of performance upon termination of employment by the Company. In addition, the Board may provide that any performance based equity awards made to executive directors will fully vest at target upon death or permanent and total disability.
If a director ceases to perform services for the Company for any reason not described above, except a dismissal for cause, the Board may elect to accelerate the vesting of some or all of the awards held by such director.
The terms "good reason" and "cause" are as defined in the LTIP.
Cash Incentive Plan (ECIP)
Following a change in control of the Company, executive directors receive certain benefits as described in the Company's ECIP. The ECIP provides that in the event of a change in control, the executive director is entitled to the target amount of the ECIP award within 60 days of the triggering event. The target ECIP payment is made on a pro rata basis based upon the number of days in the year that elapsed as of the date of the change in control. The Board may determine to pay the full target value of the ECIP awards without pro rata reduction.
A "change in control" will be deemed to have occurred under the ECIP if any person acquires beneficial ownership of 50% or more of our voting securities or there is a change in the composition of a majority of the then-incumbent Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
The ECIP also provides that in the event of death, permanent and total disability or retirement on or after normal retirement age, the executive director is entitled to an ECIP award for the year based on actual achievement of performance metrics.  The ECIP award is made on a pro rata basis based on the number of days in the year that

Annex 1 - 11

elapsed as of the date of the triggering event. In addition, the Board may provide that ECIP awards be paid at full target value, without proration, upon death or permanent and total disability.
Retention Award
In March 2017, the Board granted a retention award to Mr. Trowell. Mr. Trowell will earn (i) £900,000 if he remains employed through 31 December 2017 and (ii) an additional £900,000 if he remains employed through 31 December 2018. If termination occurs without cause or Mr. Trowell resigns for good reason within two years following a change in control, or upon death or permanent and total disability, then payment of the full amount of retention award is accelerated. If Mr. Trowell is terminated for cause or voluntarily resigns, any unearned tranche of the retention award is forfeited. If Mr. Trowell is terminated by the Company for any other reason on or prior to 31 December 2017, then payment in full of the first tranche of the retention award and a prorated portion of the second tranche is accelerated. If Mr. Trowell is terminated by the Company for any other reason after 31 December 2017, but prior to 31 December 2018, then payment in full of the second tranche of the retention award is accelerated.
Executive Director Employment Agreement
Mr. Trowell entered into an employment agreement with the Company dated 3 May 2014 (the "Agreement"). Mr. Trowell's employment under the Agreement will continue, subject to the terms of the Agreement, until terminated by either party giving the other not less than six months' prior notice in writing. The Agreement provides for certain benefits upon termination but does not provide for any gross-up payments to cover taxes incurred as a result of such termination-related benefits. If the Agreement is terminated by Ensco without cause, or if Mr. Trowell resigns for good reason, he is entitled to receive two years' base salary. If such a termination or resignation occurs within two years following a change in control, Mr. Trowell will receive two years' base salary plus two times the average of Mr. Trowell's actual bonus paid under the ECIP for the three year period (or, if less than three years of employment, such number of years) preceding the termination date.
Except as noted below with respect to Mr. Trowell's "make-whole" award, time vested equity awards granted to Mr. Trowell are subject to accelerated vesting of 20% of the award upon termination of employment by the Company without cause or if Mr. Trowell resigns for good reason. If such termination or resignation occurs within two years following a change in control, or upon retirement after normal retirement age, death or permanent and total disability, then 100% of the award will fully vest upon termination.
Mr. Trowell also received in 2014 a "make-whole" award of restricted share units as part of his new-hire package. This "make whole" award will cliff-vest at the end of three years and was intended to compensate Mr. Trowell for long-term incentive value with his former employer which was forfeited upon his departure to join Ensco. The "make-whole" award is subject to full accelerated vesting upon termination of employment by the Company without cause or if Mr. Trowell resigns for good reason, or upon retirement after normal retirement age, death or permanent and total disability.
The performance awards granted to Mr. Trowell are subject to pro rata vesting upon retirement after normal retirement age in a performance period. Upon termination of employment by the Company without cause or if Mr. Trowell resigns for good reason, the performance awards are subject to accelerated vesting of 20% based on the actual level of performance. If such termination or resignation occurs within two years following a change in control, or upon death or permanent and total disability, then 100% of the performance units will fully vest at target upon termination.
For purposes of Mr. Trowell's equity awards, the terms "change in control," "good reason" and "cause" are as defined in the Agreement.
Shareholding Guidelines

While placing significant weight on our annual performance, our overall remuneration package aligns the long-term interests of our shareholders and other stakeholders with those of management by incentivising growth in the value of the business over the long term. To support this alignment, we have adopted share ownership guidelines as we believe our directors and other senior managers should be encouraged to hold a prescribed level of shares in the Company. Over a period of five years from appointment, our directors are required to build a holding in the Company's vested and unvested shares to a minimum value equivalent to a specified multiple of his or her base salary or annual retainer (as applicable). The shareholding guidelines are set out in full in our Corporate Governance Policy (as amended from time to time in the absolute discretion of the Board).

Annex 1 - 12

Differences in Remuneration Policy for the Executive Directors Compared to Other Employees

The Remuneration Policy for executive directors is designed with regard to the employee remuneration policy across the Company. However, there are some differences in the structure of the Remuneration Policy for executive directors and other senior employees, which the Board believes are necessary to reflect the different levels of responsibility. The key difference in policy is the increased emphasis on performance-related pay for executive directors so that remuneration will increase or decrease in line with business performance and to align the interests of executive directors and shareholders. The structure of the reward package for the wider employee population is based on the principle that it should be sufficient to attract and retain the best talent and be competitive within our broader industry. It is driven by local market practice as well as the level of seniority and accountability, reflecting the global nature of our business.
Consultation with Employees

Although the Board does not consult directly with employees on the Remuneration Policy, the Board does consider the general basic salary increase, remuneration arrangements and employment conditions for the broader employee population when determining the remuneration policy for executive directors.
Consideration of Shareholder Views

The Board values shareholders' input on the design of our compensation programs. The Board believes that our programs are structured to deliver realised pay that is commensurate with performance and that we have a pay for performance approach to executive pay that holds management accountable for producing profitable growth. The Board also believes that we have adopted multiple compensation governance "best practices."

Based upon the Board's views on our current approach to executive director compensation, we have not made any significant structural or philosophical changes to our revised 2018 Remuneration Policy as a result of any comments or feedback expressed by shareholders on any aspects of remuneration.
DIRECTORS' REMUNERATION REPORT

Introduction
Ensco plc's ("we," "our" or the "Company") Board of Directors (the "Board") believes that our current program is competitive and appropriate within the market where we primarily compete for directors and executive talent. However, we are sensitive to the compensation governance practices prevalent in the United Kingdom and recognise that some characteristics of our current programs may not be consistent with those practices. Some characteristics of our programs that differ from typical U.K. practice but are common and competitively appropriate within our market include:

•
Awards of time-vested restricted shares to executives: restricted shares are a common award type among our compensation and performance peer groups and are intended to help encourage retention, facilitate long-term share ownership and further align our executive directors with our shareholders' interests. In 2018, time-vested restricted shares made up 50% of our executive director's annual long-term incentive awards. The other 50% was granted in the form of performance unit awards that will be settled in cash at the end of a three-year performance cycle, which are contingent upon achievement of certain levels of total shareholder return ("TSR") and return on capital employed ("ROCE") relative to our performance peer group.

•
The use of equity for compensating non-executive directors: equity is a common component of non-executive director compensation within our compensation and performance peer groups, where it is widely considered to be a "best practice" for non-executive directors to receive at least 50% of their annual compensation in equity.

Our director compensation program takes into account the additional director responsibilities attendant with service on the board of a public limited company that is incorporated under the laws of England and Wales and listed on the

Annex 1 - 13

New York Stock Exchange and subject to U.S. Securities and Exchange Commission reporting requirements, as compared with other public companies that are listed and incorporated in the U.S.
References in this Remuneration Report to the Board include the Board as well as any other relevant committees of the Board.
2018 Compensation Highlights
Below are highlights of the compensation-related decisions that impacted our executive director and non-executive directors during 2018:

•
Base salary and retainers: In February 2018, the Board decided, for the fourth year in a row, to freeze the base salary for our executive director. There were no changes in 2018 to the retainers paid to our non-executive directors.

•
Ensco Cash Incentive Plan ("ECIP") performance measures shifted to emphasise key operational performance measures: The ECIP provides annual cash bonus incentives to participating employees, including our executive director, based on the achievement of short-term and medium-term performance goals and objectives. In February 2018, the Board decided, for the fourth year in a row, to freeze ECIP target bonus opportunity percentages for our executives, including our executive director.

Our non-executive directors do not participate in the ECIP.

•
Increased weight on EBITDA in the ECIP from 30% to 50%: As the offshore drilling industry continues to weather the prolonged downturn, cash management and liquidity remain a strategic priority for the Company. Furthermore, as signs of a cyclical bottom emerge in the offshore drilling market, we will focus on margin improvement. As a result, our Compensation Committee elected to replace two performance measures in our 2017 ECIP, Days Sales Outstanding (“DSO”) and Backlog Days, with an increased weight assigned to EBITDA for our 2018 ECIP as this metric focuses on margin, cash generation and cost containment. The performance target established for EBITDA in 2018 was lower than the performance target established for EBITDA in 2017, reflecting a more challenging market in 2018. However, given the challenging expectations regarding operating efficiencies and cost reductions required to reach the 2018 target, we believe the EBITDA target for 2018 was at least as challenging if not more challenging than the goal established for 2017.

Our non-executive directors do not participate in the ECIP.

•
Addition of a process safety metric in the ECIP: To further emphasise the Company’s focus on safety, process safety was introduced as an additional component of our ECIP safety performance measure. While TRIR, which measures personal safety performance, remains an integral part of our ECIP, process safety adds a new focus on the prevention of catastrophic safety events that may not have otherwise been captured or measured through TRIR performance.

Our non-executive directors do not participate in the ECIP.

•
Annual formula-derived ECIP bonuses for 2018 performance paid out at 86.5%: We achieved strategic team goals ("STGs") in excess of target. We achieved at or above-target for Safety (TRIR), process safety, and Floaters downtime and above-threshold performance for EBITDA.

•
Long-term performance units paid out at 103.0% of target with realised value at 39.8% of target grant date value: With respect to performance units granted in 2016 with a three-year performance period ended 31 December 2018, we achieved a rank of 6 and 2 out of 8 performance peer group companies in relative Total Shareholder Return ("TSR") and Return on Capital Employed ("ROCE") performance, respectively. After giving effect to the decline in our share price over the three-year performance period, the realisable value of these awards as of the end of 2018 was less than half of the original grant date value.

Our executive director receives performance units. Our non-executive directors do not receive performance units.

Annex 1 - 14

ECIP Payout (percent of target)			2016 - 2018 Performance Unit Payout (percent of target)

Measures	Performance Level		Measure	Performance Level
EBITDA	$261,600	Above threshold	TSR (relative)	6 of 8	Threshold performance
Process Safety	0.08	Above target	ROCE (relative)	2 of 8	Above target performance
TRIR	0.25	Meets target
Downtime - Floaters	2.62%	Above target
Downtime - Jackups	1.97%	Below threshold
Strategic Goals	2.46	Above target
Submitted by Rod Clark, Chairman of the Compensation Committee
Board and Compensation Committee membership
The following table lists the current members of the Board and the Compensation Committee:

Board of Directors	Compensation Committee
Carl G. Trowell
J. Roderick Clark	Chairperson
Roxanne J. Decyk	Member
Mary E. Francis CBE
C. Christopher Gaut
Jack E. Golden	Member
Gerald W. Haddock
Francis S. Kalman	Member
Keith O. Rattie
Paul E. Rowsey, III
Phil D. Wedemeyer
Mr. Trowell is the only executive director currently on the Board. Mr. Trowell was appointed to the Board on 2 June 2014. Mr. Trowell does not receive additional compensation for his services as a director. All other members of the Board are non-executive directors.
Compensation methodology and process
In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, the Board and Compensation Committee rely on outside experts to assist in their deliberations. During 2018, the Board and Compensation Committee received compensation advice and data from Pearl Meyer & Partners, LLC ("Pearl Meyer"). The Board and Compensation Committee also received data regarding compensation trends, issues and recommendations from management.

Annex 1 - 15

Pearl Meyer was engaged by the Compensation Committee to provide counsel regarding:

•	Compensation philosophy and practices, including executive and non-executive director compensation;

•	Peer group composition;

•	Compensation program design;

•	Short-term and long-term incentive plan administration; and

•	Competitive compensation analysis for executive officers and non-executive directors.
With respect to non-executive director compensation, Pearl Meyer reviewed the Company's philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and non-executive director equity award programs. In connection with these reviews, Pearl Meyer provided the Compensation Committee with comparative market assessments of executive and non-executive director compensation levels, including information relative to compensation trends and retention prevailing practices.
In addition to providing the Compensation Committee with information regarding compensation trends in the general marketplace, compensation practices of other companies in the offshore drilling and oilfield services industries and regulatory compliance developments, Pearl Meyer also evaluated certain data that our Human Resources department submitted to the Compensation Committee regarding incentive compensation calculations for awards payable under the ECIP and the Long-Term Incentive Plan ("LTIP").
The Compensation Committee meets regularly in executive session with Pearl Meyer outside the presence of management. Pearl Meyer did not provide any services to the Company or management other than services requested by or with the approval of the Compensation Committee, and its services were limited to executive and non-executive director compensation consulting.
Fees paid to Pearl Meyer by the Company during 2018 (approximately $247,800) were less than 1% of Pearl Meyer's total turnover.
The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.
We compete for executive-level talent with oilfield service companies as well as other industries and professions. To provide guidance to the Board and Compensation Committee, comparative salary data is obtained from several sources, including Pearl Meyer, industry-specific surveys and compensation peer company proxy statements filed with the U.S. Securities and Exchange Commission. Each year, Pearl Meyer reviews with the Compensation Committee the composition of the compensation and performance peer groups. Our compensation peer group, which was approved by the Compensation Committee for 2018 in consultation with Pearl Meyer, was composed of 9 offshore drilling and oilfield services companies of comparable overall size and historical financial performance. The compensation peer group for 2018 was adjusted from the compensation peer group used for 2017 by removing the following three peers whose financial size was significantly larger than other companies in the group:

•	Baker Hughes - a GE Company

•	National Oilwell Varco, Inc.

•	TechnipFMC plc. (we had included FMC Technologies prior to its merger with Technip in 2017)
Compensation risk
The Compensation Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for the Chairman, Chief Executive Officer and non-executive directors. The Compensation Committee continually monitors the Company's general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee has determined that the Company's compensation plans and policies do not encourage excessive risk-taking.
The Compensation Committee also paid particular attention to potential unintended consequences associated with the establishment of the ECIP and performance unit award goals and related measurement criteria under the LTIP. In formulating such goals and performance criteria, the Compensation Committee focused on matters such as safety performance, financial performance, relative TSR, relative ROCE and STGs. The Compensation Committee

Annex 1 - 16

determined that such goals and performance criteria did not encourage participation in high-risk activities that are reasonably likely to have a material adverse effect on the Company.
In addition, the Compensation Committee believes that there are numerous governance characteristics of our compensation programs that serve to mitigate excessive risk taking. We have clawback and award disqualification provisions in place in the LTIP awards and through the ECIP.
Remuneration Policy Summary for Executive Directors
Our current Remuneration Policy, which was approved at the Annual General Meeting on 22 May 2017, will apply until the 2020 Annual General Meeting of Shareholders, unless revised by a vote of shareholders ahead of that time. A copy of the Remuneration Policy is being provided to our shareholders as an annex to our proxy statement for our 2019 Annual General Meeting of Shareholders. Our proxy statement is available at www.proxyvote.com. The following is a summary of the Remuneration Policy as it applies to executive directors:

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity(1)	Performance Measures	Clawback/Award Disqualification(2)
Salary and Fees	Attract and retain high performing individuals reflecting market value of role and the executive director's skills, experience and performance.
Salaries are set by the Board and are reviewed annually taking into account the executive director's role, experience and performance and by reference to the median salary paid to executive directors of our compensation peer group companies.
Salary increases typically take effect in the first quarter of each year.

Salary increases will ordinarily be in line with increases awarded to other employees in the Company and will not ordinarily exceed 10% per year.

Salary adjustments may be made to reflect wider market conditions in the geography in which the individual operates.
				None, although overall performance of the individual is considered by the Board when setting salaries annually.	Not applicable

Annex 1 - 17

Benefits	Competitive benefits taking into account market value and benefits offered to the wider U.K. and U.S. management population.
Benefits include, but are not limited to, health insurance, life insurance and annual executive health physicals.
Benefits include provisions for relocation assistance upon appointment when applicable. Overseas allowance and reimbursement components could include: monthly housing allowance; cost of living allowance; transportation allowance; annual home leave allowance; dependents' schooling assistance; tax equalisation for certain overseas allowance and reimbursement benefits; foreign service premium; supplemental equity awards and other similar benefits.
Benefit provision is tailored to reflect market practice in the geography in which the executive director is based and different policies may apply if current or future executive directors are based in a different country.

Set at a level the Board considers appropriate as compared to benefits offered in connection with comparable roles by companies of a similar size in the relevant market.

Executive director benefits will ordinarily be in line with benefits offered to other salaried employees.

The Board reserves the discretion to increase its spend on benefits in appropriate circumstances such as in response to an increase in benefits costs. The Board further reserves the discretion to introduce new benefits where it concludes that it is in the interests of the Company to do so, having regard for the particular circumstances.
				None	Not applicable
Element	Purpose and Link to Strategy	Operation	Maximum Opportunity(1)	Performance Measures	Clawback/Award Disqualification(2)
Annual Cash Bonus	Incentivise delivery of company strategic objectives and enhance performance on an annual basis.
Awards are provided to the executive director through the Ensco Cash Incentive Plan (the "ECIP"). Awards are tied to achievement of specific performance measures and are paid out in cash after the end of the financial year based on performance against the targets and performance measures set annually by the Board.
The maximum ECIP payout is $5 million per year. The maximum payout is established as two times the target payout. The threshold payout is one-half of target payout.
Performance metrics are formula-derived and selected annually based on the current business objectives. The Board may select performance measures from a list of financial, business and operational goals set forth in the ECIP, as it may be amended, restated or replaced from time to time.(3)

The Board will seek to reduce the size of cash incentive awards for executive directors who violate our Code of Business Conduct Policy or in the case of certain financial restatements.
Employer Matching and Profit Sharing Programs	Incentivise the delivery of company strategic targets.	The executive director may participate in the employer matching and profit sharing provisions of our defined contribution savings plans on a tax-deferred basis.
The maximum total matching contribution annually is 5% of eligible salary.

Annual profit sharing distributions are limited to a maximum of 10% of eligible employee salary.

The Board may set a higher level in exceptional circumstances or to reflect local practice and regulation, if relevant.

				None	Not applicable

Annex 1 - 18

Long-Term Incentive Plan ("LTIP")(4)
Incentivise long-term company financial performance in line with the company's strategy and long-term shareholder returns.

Promote alignment with shareholders by tying executive compensation to creation of long-term shareholder value and encouraging executives to build meaningful equity ownership stakes.

Awards will normally be made annually under the LTIP. The Board also has a practice of granting special equity awards to newly-hired or promoted officers and may grant special equity awards to ensure the retention of officers and to further support our succession planning efforts.
Awards will take the form of either share options, restricted share awards, restricted share unit awards, stock appreciation rights, performance awards and performance unit awards.  Except in exceptional circumstances, awards will generally vest over a three year period.
Participation and individual award levels will be determined at the discretion of the Board within the terms of the LTIP.
Performance awards and performance unit awards may be settled in cash, shares or a combination of cash and shares.

The maximum aggregate grant date fair value of awards under the LTIP made to a participant will not exceed $10 million per year.
Awards of share options, restricted share awards and restricted share unit awards will be time-based and are not subject to performance measures.

Performance awards and performance unit awards are earned at the end of a pre-determined period subject to performance against pre-determined performance measures and targets.

The Board may select performance measures from a list of financial, business and operational goals set forth in the LTIP, as it may be amended, restated or replaced from time to time.(5)

The Board has discretion to amend the performance measures in exceptional circumstances if it considers it appropriate to do so, such as during cases of accounting changes, relevant merger and acquisition activity and any non-significant changes. Any such amendments would be fully disclosed in the following year's remuneration report.
The Board will seek to claw back or reduce equity incentive awards for executive directors who violate our Code of Business Conduct Policy or in the case of certain financial restatements.

Annex 1 - 19

____________________

(1)
The Board reserves the right to make payments and to agree to make payments outside the Remuneration Policy in exceptional circumstances. The Board would only use this right where it believes the use is in the best interests of the Company and when it would be impractical to seek prior specific approval of the shareholders of the Company at a general meeting.

(2)
The Company has clawback provisions in its long-term incentive award agreements and award disqualification measures in the LTIP and the ECIP. Using this authority, the Board may seek to claw back or reduce equity incentive awards or reduce the size of cash incentive awards for executive officers, including executive directors, who violate our Code of Business Conduct or in the case of certain financial restatements (including application of the provisions of the Sarbanes-Oxley Act of 2002, as amended, in the event of a restatement of our earnings).

(3)
Performance measures that may be selected by the Board in granting an ECIP award include: (a) net income as a percentage of revenue; (b) earnings per share (EPS); (c) return on net assets employed before interest and taxes (RONAEBIT); (d) operating margin as a percentage of revenue; (e) safety performance relative to industry standards and the Company annual target; (f) strategic team goals (STGs); (g) net operating profit after taxes; (h) net operating profit after taxes per share; (i) return on invested capital; (j) return on assets or net assets; (k) total stockholder return (TSR); (l) return on capital employed (ROCE); (m) relative total stockholder return (as compared with a peer group of the Company or other appropriate index); (n) earnings or adjusted earnings before interest, taxes, depletion, depreciation and/or amortisation (EBIT, EBITD, EBITDA); (o) net income; (p) free cash flow; (q) free cash flow per share; (r) revenue (or any component thereof); (s) revenue growth; (t) days sales outstanding (DSO); (u) downtime for any asset; (v) backlog related measures or (w) any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the U.S. Internal Revenue Code of 1986. For example, the 2016 ECIP awards were made to the executive director based on the following performance measures: EBITDA; EPS; DSO; Safety (TRIR); Downtime for Floaters and Jackups and STGs.

(4)
Under the LTIP, the Board may grant, in addition to the restricted shares and performance unit awards under the previous Remuneration Policy, share options, restricted share unit awards, stock appreciation rights and performance awards, to align the policy with the awards that could be granted under the terms of the LTIP.

(5)
Performance measures that may be selected by the Board in granting a LTIP performance award or performance unit award include: (a) net income as a percentage of revenue; (b) earnings per share (EPS); (c) return on net assets employed before interest and taxes (RONAEBIT); (d) operating margin as a percentage of revenue; (e) safety performance relative to industry standards and the Company annual target; (f) strategic team goals (STGs); (g) net operating profit after taxes; (h) net operating profit after taxes per share; (i) return on invested capital; (j) return on assets or net assets; (k) total shareholder return (TSR); (l) relative total shareholder return (as compared with a peer group of the Company or other appropriate index) (relative TSR); (m) absolute return on capital employed (absolute ROCE); (n) relative return on capital employed (as compared with a peer group of the Company or other appropriate index) (relative ROCE); (o) earnings or adjusted earnings before interest, taxes, depletion, depreciation and/or amortisation (EBIT, EBITD, EBITDA); (p) net income; (q) free cash flow; (r) free cash flow per share; (s) revenue (or any component thereof); (t) revenue growth; (u) backlog related measures or (v) any other performance objective approved by the holders of Shares, in accordance with Section 162(m) of the U.S. Internal Revenue Code of 1986. For example, performance unit awards were granted to the executive director based upon long-term relative performance criteria during 2016 for the performance period beginning 1 January 2016 and ending 31 December 2018 based upon the relative TSR and Relative ROCE performance measures.

Annex 1 - 20

Total shareholder return
The chart below presents a comparison of the nine-year cumulative total return, assuming $100 invested on 31 December 2009 for Ensco plc, the Standard and Poor's MidCap 400 Index and a self-determined peer group. Total return assumes the reinvestment of dividends, if any, in the security on the ex-dividend date. Since Ensco operated exclusively as an offshore drilling company, a self-determined peer group composed exclusively of major offshore drilling companies has been included as a comparison.* Ensco is no longer part of the Standard & Poor's 500 Stock Price Index. The Standard & Poor's MidCap 400 Index includes Ensco and has been included as a comparison.
COMPARISON OF CUMULATIVE TOTAL RETURN*
Among Ensco plc, the S&P MidCap 400 Index and Peer Group

Share price
The highest and lowest prices of the Company's Class A ordinary shares during the year ended 31 December 2018 were $9.41 and $3.27, respectively. The closing market price of the Company's Class A ordinary shares on 31 December 2018 was $3.56.
Information subject to audit
The auditors are required to report on the information contained in the Share Price section above and tables A, B, C, D, E and F below.
Remuneration of Chief Executive Officer
The Chief Executive Officer, our only current executive director, does not receive any additional compensation for his services as director.
A longstanding objective of the Board has been to motivate, reward and retain our Chief Executive Officer by means of equity compensation through our LTIP. The value of equity awards over time bears a direct relationship to the market price of our shares, which the Board believes will promote alignment with shareholders, instill a sense of ownership and shareholder perspective that will manifest itself in positive and sustainable long-term performance and provide a strong retentive element to our compensation program. In order to accomplish these goals, our approach to long-term incentive compensation included a combination of time-vested and performance-based long-term incentive awards. The tables below summarise total Chief Executive Officer remuneration and include annual bonus payouts and performance unit awards vesting as a percentage of maximum opportunity for the current year and previous four years.

Annex 1 - 21

Mr. Trowell was hired as our President and Chief Executive Officer on 2 June 2014. Upon hiring Mr. Trowell, Daniel W. Rabun retired as Chief Executive Officer but remained employed by the Company as an executive director to serve as Chairman of the Board of Directors until 18 May 2015. The remuneration disclosed in the table below reflects the total remuneration for Mr. Trowell since his appointment as Chief Executive Officer in June 2014:

	2018	2017	2016	2015	2014(1)
Total Remuneration	$6,207,433	5,906,374	$4,550,662	$4,933,408	$7,758,001
Annual Bonus as a Percentage of Maximum	43%	64%	50%	69%	30%
Performance Awards Vesting as a Percentage of Maximum	34%	12%	7%	N/A	N/A
____________________

(1)	In connection with Mr. Trowell's hiring, he was granted a make-whole restricted share award subject to a three-year cliff vesting of $4.0 million.
The remuneration disclosed below reflects the total remuneration for Mr. Rabun from 2009 through his retirement as Chief Executive Officer in June 2014, including a prorated annual bonus payout during 2014:

	2014	2013	2012	2011	2010	2009
Total Remuneration	$5,835,655	$9,878,742	$10,188,238	$10,897,191	$7,152,858	$4,619,128
Annual Bonus as a Percentage of Maximum	30%	54%	77%	61%	68%	66%
Performance Awards Vesting as a Percentage of Maximum	30%	40%	66%	43%	77%	57%

Remuneration of Executive Director - Table A
The compensation paid to our executive director for the fiscal years ended 31 December 2018, 2017 and 2016 is reported in the tables below.

Name	Year	Salary and Fees ($)	Taxable Benefits ($)(2)	Annual Incentives ($)(3)	Long-Term Incentives ($)(4)	Pensions ($)	Other ($)(5)	Total ($)
Carl G. Trowell(1)	2018	801,600	102,007	3,262,722	838,704	—	1,202,400	6,207,433
	2017	772,800	92,236	3,583,027	299,111	—	1,159,200	5,906,374
	2016	816,000	163,513	3,397,608	173,541	—	—	4,550,662
____________________

(1)	Mr. Trowell was appointed to the Board on 2 June 2014.

(2)	Taxable benefits provided to our executive director include the following:

Name	Year	Group Term Life Insurance	Dividends on Share Awards*	Other	Total
Carl G. Trowell	2018	$642	$61,285	$40,080	$102,007
	2017	$605	$52,991	$38,640	$92,236
	2016	$639	$80,334	$82,540	$163,513
____________________
* The amounts disclosed in this column represent the dividends or dividend equivalents earned and paid during 2018, 2017 and 2016 on the director's unvested restricted shares and share units and the 2014-2016 performance unit awards and the dividends that are to be paid for the 2016-2018 performance unit awards.

Annex 1 - 22

(3)
The amounts disclosed in this column represent the aggregate grant-date fair value of restricted share awards or units granted during the respective year and bonuses awarded for the respective years pursuant to the ECIP.

(4)
The amounts disclosed in this column represent aggregate amounts received or receivable in respect of performance unit awards where final vesting is or was determined as a result of the achievement of performance measures or targets relating to a period ending in the relevant financial year. Please see below for further information on individual award calculations and performance unit awards outstanding at the beginning and end of 2018.

The following table sets forth information regarding the components of annual incentives earned by our executive director for the fiscal years ended 31 December 2018, 2017 and 2016:

Name	Year	Restricted Share Awards ($)	ECIP ($)	Total ($)
Carl G. Trowell	2018	2,500,000	762,722	3,262,722
	2017	2,500,025	1,083,002	3,583,027
	2016	2,500,008	897,600	3,397,608
During 2018, the Board approved financial, safety performance and STGs for our executive officers, including our executive director, for the 2018 plan year. The ECIP performance measures and actual results for the executive officers for the 2018 plan year were as follows:
2018 ECIP PERFORMANCE MEASURES

Performance Measure	Weighting	Threshold	Target	Maximum	Actual Results	% of Target Earned
EBITDA(1)	50.0%	$228,000	$304,000	$380,000	$261,600	36.1%
Process Safety	5.0%	0.20	0.10	0.07	0.08	8.3%
TRIR	5.0%	0.40	0.25	0.12	0.25	5.0%
Downtime - Floaters	10.0%	4.5%	3.0%	1.5%	2.62%	12.5%
Downtime - Jackups	10.0%	1.7%	1.35%	1.0%	1.97%	—%
STGs	20.0%	50%	100%	200%	123.0%	24.6%
TOTAL AWARD	100.0%					86.5%
____________________

(1)
For purposes of the ECIP, EBITDA is calculated by taking operating revenues (excluding non-cash amortised revenue) and subtracting contract drilling expenses (excluding non-cash amortised expense) and general and administrative expenses, adjusted to exclude the impact of gain or losses on asset disposals, transaction costs and significant non-recurring items.

Individual Award Calculation

Executive Officer	2018 Target Opportunity		Weighted % of Target Earned	=	Formula-Derived ECIP Award	+	Discretionary Adjustment ($)	=	Actual ECIP Award
		x
Mr. Trowell	$881,760		86.5%		$762,722		—		$762,722

Annex 1 - 23

The performance measures and actual results for performance unit awards granted under the LTIP during 2016 for the performance period beginning 1 January 2016 and ending 31 December 2018 were as follows:

Performance Measure	Weight		Threshold	Target	Maximum	Actual Results	% of Target Payout Achieved
Relative TSR	50%	Rank Award Multiplier	6 of 8 0.40	4 of 8 1.00	1 of 8 2.0	6	40%
Relative ROCE	50%	Rank Award Multiplier	6 of 8 0.40	4 of 8 1.00	1 of 8 2.0	2	166%
Performance unit awards granted under the LTIP during 2016 for the performance period beginning 1 January 2016 and ending 31 December 2018 were paid to our executive director in shares in March 2019 as follows in the table below.

	Relative TSR	Relative ROCE	Total Shares Earned	Total Value of Shares Earned*
Carl G. Trowell	45,746	189,845	235,591	$838,704
____________________
* Performance unit awards valued based on the share closing price of $3.56 on 31 December 2018.

(5)
The amount disclosed in this column consists of the portion of the retention award that vested on 31 December 2018 and was paid in January 2019. See "2018 Compensation Highlights" in this remuneration report for further information.

Performance Unit Awards - Table B
The following table sets forth information regarding performance unit awards outstanding at the beginning and end of 2018 for our executive director. Our non-executive directors do not receive performance unit awards.

	Date of Grant		End of Period Over Which Qualifying Conditions Must be Fulfilled for Each Award(1)	Grant-date Fair Value of Performance Unit Awards at Beginning of FY ($)(2)(3)(4)	Grant-date Fair Value of Performance Unit Awards Granted During the FY ($)(2)(3)(4)	Actual Payout Related to Awards Which Vested During the FY ($)	Grant-date Fair Value of Performance Unit Awards at End of FY ($)(2)(3)(4)
Carl G. Trowell	23/2/2015		31/12/2017	2,499,984	—	299,111	—
	3/3/2016	(5)	31/12/2018	2,275,000	—	N/A	2,275,000
	6/3/2017		31/12/2019	2,500,000	—	N/A	2,500,000
	5/3/2018		31/12/2020	—	2,500,000	N/A	2,500,000
____________________

(1)
Performance unit awards are measured over a three-year performance period. Any amounts earned under the performance unit awards are not payable until after the close of the performance period. Performance awards are subject to forfeiture if the recipient leaves the Company prior to award payout.

(2)
Grant-date fair value for performance unit awards is measured using the estimated probable payout on the grant date. The performance unit awards are based upon financial performance measured over the three-year performance period. Performance unit awards granted in 2018 and 2017 are denominated and paid in cash. Performance unit awards granted in 2016 are denominated in units and may be settled in shares or cash at the sole discretion of the Board. The goals for the performance unit awards granted have three performance bands: a threshold, a target and a maximum. If the minimum threshold for the respective financial performance measure is not met, no amount will be paid for that component. Payments are calculated using straight-line interpolation for performance between the threshold and target and between the target and maximum for each component.

Annex 1 - 24

(3)
TSR is defined as dividends paid during the performance period plus the ending share price of the performance period minus the beginning share price of the performance period, divided by the beginning share price of the performance period. The beginning share price is based on the average daily closing price during the quarter preceding the performance period, and the ending share price is based on the average daily closing price of the last quarter of the performance period. ROCE is defined as net income from continuing operations, adjusted for certain nonrecurring gains and losses, plus after-tax net interest expense, divided by total equity as of 1 January of the respective year plus the average of the long-term debt balances as of 1 January and 31 December of the respective year.

(4)
In 2016 and 2017, the Company's relative performance is evaluated against a group of seven performance peer companies, consisting of Diamond Offshore Drilling, Inc., Helmerich & Payne, Inc., Nabors Industries Ltd., Noble Corporation plc, Rowan Companies plc, Transocean Ltd and Seadrill Ltd. The performance peer group for the 2018 performance unit awards was changed from our 2017 peer group to remove Seadrill Ltd due to its Chapter 11 U.S. Bankruptcy Code restructuring announced in 2017. If the group decreases in size during the performance period as a result of mergers, acquisitions or economic conditions, the applicable multipliers will be adjusted to pre-determined amounts based on the remaining number of performance peer group companies for the two relative performance measures.

(5)	The performance unit award for the performance period beginning 1 January 2016 and ending 31 December 2018 was paid in shares in March 2019.
Remuneration of non-executive directors
The Remuneration Policy, which was approved at the Annual General Meeting on 22 May 2017, will apply until the 2020 Annual General Meeting of Shareholders. The following is a summary of the Current Remuneration Policy as it applies to non-executive directors:

Annex 1 - 25

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity
Fees	Attract and retain qualified candidates.
Reviewed annually by the Board by reference to the median of our compensation peer group companies.
Compensation adjustments, if applicable, are normally effective from on or around 1 June. Adjustments will not ordinarily exceed 10% per annum.
The Chairman of the Board and the chairs of the Audit, Compensation and Nominating and Governance Committees receive additional retainers to compensation for their roles. The additional retainer for the Chairman of the Board and the committee chairs are established by reference to the market median of our compensation peer group companies.
No eligibility for bonuses or retirement benefits.
Compensation also includes an annual award of stock-based compensation under the LTIP that is not subject to performance tests. Annual equity awards made to the Chairman of the Board and to other non-executive directors.

No prescribed maximum annual increase.
Benefits	Attract and retain qualified candidates.	Travel to Board meeting locations or the location of other company business. Eligible to participate in U.S. and U.K. group health and welfare insurance plans.	None

Annex 1 - 26

Non-Executive Directors Compensation - Table C
The compensation paid to our non-executive directors for the fiscal years ended 31 December 2018 and 2017 is reported in the tables below. The compensation paid to non-executive directors includes an element of equity-based compensation, designed to provide greater alignment of interests between non-executive directors and the Company's shareholders. This equity-based compensation is not subject to the achievement of performance metrics given the nature of the role performed by the non-executive directors.

Name	Year	Salary and Fees ($)	Taxable Benefits ($)(1)	Annual Incentives ($)(2)	Total ($)
J. Roderick Clark	2018	115,000	19,750	200,006	334,756
	2017	115,000	14,909	200,009	329,918
Roxanne J. Decyk	2018	100,000	17,431	200,006	317,437
	2017	100,000	17,796	200,009	317,805
Mary E. Francis CBE	2018	100,000	3,771	200,006	303,777
	2017	100,000	5,566	200,009	305,575
C. Christopher Gaut	2018	100,000	7,542	200,006	307,548
	2017	100,000	7,343	200,009	307,352
Jack E. Golden(3)	2018	100,000	3,998	200,006	304,004
	2017	48,641	238	130,419	179,298
Gerald W. Haddock	2018	100,000	19,155	200,006	319,161
	2017	100,000	18,726	200,009	318,735
Francis S. Kalman	2018	100,000	16,339	200,006	316,345
	2017	100,000	17,175	200,009	317,184
Keith O. Rattie	2018	120,000	15,695	200,006	335,701
	2017	120,000	16,274	200,009	336,283
Paul E. Rowsey, III	2018	210,000	22,417	275,018	507,435
	2017	210,000	11,745	275,015	496,760
Phil D. Wedemeyer(3)	2018	100,000	8,170	200,006	308,176
	2017	48,641	238	130,419	179,298

(1)
Taxable benefits provided to our non-executive directors include dividends on non-vested restricted share awards, payments made by the Company on the behalf of the directors for contributions to group health and welfare insurance and payments made by the Company to reimburse directors for business expenses incurred in connection with the attendance of Board meetings in the U.K., which are subject to U.K. income tax.

The payments made by the Company to each director during 2018 and 2017 as reimbursement for business expenses incurred in connection with the attendance of Board meetings in the United Kingdom, which are subject to U.K. income tax are as follows:

Name	2018	2017
J. Roderick Clark	$7,847	$3,643
Roxanne J. Decyk	$5,528	$6,530
Mary E. Francis CBE	$191	$2,871
C. Christopher Gaut	$5,300	$5,578
Jack E. Golden	$1,892	$—
Gerald W. Haddock	$7,252	$7,460
Francis S. Kalman	$4,436	$5,909
Keith O. Rattie	$3,792	$5,008
Paul E. Rowsey, III	$9,043	$9,337
Phil D. Wedemeyer	$6,544	$—

(2)	The non-executive director amounts disclosed in this column represent the aggregate grant-date fair value of restricted share units granted during the respective year.

(3)	The 2017 Director compensation for Messrs. Golden and Wedemeyer was paid on a pro-rata basis to reflect appointment of Ensco's Board on 6 October 2017.

Annex 1 - 27

Time-vested Restricted Shares - Table D
The following table sets forth information regarding the number and amount of restricted share awards outstanding at the beginning and end of the fiscal year ended 31 December 2018 for each director serving on the Board during 2018:

	Date of Grant	End of Period Over Which Qualifying Conditions Must be Fulfilled for Each Award(1)		Restricted Shares/Units Outstanding at Beginning of FY (#)	Restricted Shares/Units Granted During the FY (#)	Restricted Shares/Units Which Vested During the FY (#)	Market Price Per Share on Date of Grant ($)	Market Price Per Share on Vesting of Award ($)	Income Realised Upon Vesting ($)	Restricted Shares/Units Outstanding at End of FY (#)
Carl G. Trowell	23/2/2015	1/3/2018	(3)	29,087	—	29,087	28.65	4.46	129,728	—
	3/3/2016	3/3/2019	(3)	152,486	—	76,243	10.93	4.42	336,994	76,243
	6/3/2017	6/3/2020	(3)	259,608	—	86,536	9.63	4.60	398,066	173,072
	5/3/2018	5/3/2021	(3)	—	535,332	—	4.67	N/A	N/A	535,332
J. Roderick Clark	1/6/2015	1/6/2018	(4)	3,562	—	3,562	23.40	6.58	23,438	—
	1/6/2016	1/6/2019	(4)	13,818	—	6,909	9.65	6.58	45,461	6,909
	1/6/2017	1/6/2020	(4)	31,647	—	10,549	6.32	6.58	69,412	21,098
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
Roxanne J. Decyk	1/6/2015	1/6/2018	(4)	3,562	—	3,562	23.40	6.58	23,438	—
	1/6/2016	1/6/2019	(4)	13,818	—	6,909	9.65	6.58	45,461	6,909
	1/6/2017	1/6/2020	(4)	31,647	—	10,549	6.32	6.58	69,412	21,098
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
Mary E. Francis CBE	1/6/2015	1/6/2018	(4)	3,562	—	3,562	23.40	6.58	23,438	—
	1/6/2016	1/6/2019	(4)	13,818	—	6,909	9.65	6.58	45,461	6,909
	1/6/2017	1/6/2020	(4)	31,647	—	10,549	6.32	6.58	69,412	21,098
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
C. Christopher Gaut	1/6/2015	1/6/2018	(4)	3,562	—	3,562	23.40	6.58	23,438	—
	1/6/2016	1/6/2019	(4)	13,818	—	6,909	9.65	6.58	45,461	6,909
	1/6/2017	1/6/2020	(4)	31,647	—	10,549	6.32	6.58	69,412	21,098
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
Jack E. Golden	6/10/2017	6/10/2021	(5)	12,000	—	3,000	5.68	8.48	25,440	9,000
	1/11/2017	1/11/2020	(4)	23,799	—	7,933	5.48	6.58	52,199	15,866
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
Gerald W. Haddock	1/6/2015	1/6/2018	(4)	3,562	—	3,562	23.40	6.58	23,438	—
	1/6/2016	1/6/2019	(4)	13,818	—	6,909	9.65	6.58	45,461	6,909
	1/6/2017	1/6/2020	(4)	31,647	—	10,549	6.32	6.58	69,412	21,098
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
Francis S. Kalman	1/6/2015	1/6/2018	(4)	3,562	—	3,562	23.40	6.58	23,438	—
	1/6/2016	1/6/2019	(4)	13,818	—	6,909	9.65	6.58	45,461	6,909
	1/6/2017	1/6/2020	(4)	31,647	—	10,549	6.32	6.58	69,412	21,098
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
Keith O. Rattie	1/6/2015	1/6/2018	(4)	3,562	—	3,562	23.40	6.58	23,438	—
	1/6/2016	1/6/2019	(4)	13,818	—	6,909	9.65	6.58	45,461	6,909
	1/6/2017	1/6/2020	(4)	31,647	—	10,549	6.32	6.58	69,412	21,098
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
Paul E. Rowsey, III	1/6/2015	1/6/2018	(4)	4,630	—	4,630	23.40	6.58	30,465	—
	1/6/2016	1/6/2019	(4)	19,000	—	9,500	9.65	6.58	62,510	9,500
	1/6/2017	1/6/2020	(4)	43,515	—	14,505	6.32	6.58	95,443	29,010
	1/6/2018	1/6/2021	(4)	—	41,796	—	6.58	N/A	N/A	41,796
Phil D. Wedemeyer	1/11/2017	1/11/2020	(4)	23,799	—	7,933	5.48	6.58	52,199	15,866
	1/6/2018	1/6/2021	(4)	—	30,396	—	6.58	N/A	N/A	30,396
________________

Annex 1 - 28

(1)	The end of period date noted in the table above refers to the date on which all restricted share awards and units for the grant identified have vested.

(2)	Restricted share units granted in the form of time-vested restricted shares that cliff vest after three years.

(3)	Restricted share units vest (restrictions lapse) at a rate of 33% each year over a three-year period from the grant date.

(4)	Restricted share units granted to non-executive directors between 2015 and 2018 vest (restrictions lapse) at a rate of 33% each year over a three-year period or upon retirement from the Board.

(5)
Prior to the acquisition of Atwood, Mr. Golden had elected to defer receipt of 9,375 shares under Atwood's deferred compensation plan for non-employee directors.  Upon closing of the acquisition, these shares were converted into 15,000 Ensco share units at a share price of $5.68. 3,000 of these share units were settled in shares and issued to Mr. Golden on the acquisition date with the remaining 12,000 share units scheduled to settle in shares at a rate of 25% over the four-year period from the acquisition date.

Director option ownership - Table E
None of our directors have outstanding options.
Other remuneration
We do not have a defined benefit pension scheme.
Agreements with directors
There are no agreements or letters of appointment in place with our non-executive directors. All directors are subject to annual nomination by the Board and re-election by our shareholders.
Mr. Trowell entered into an amended and restated employment agreement on 7 October 2018 (the "New Employment Agreement"). The terms of the New Employment Agreement will not become effective until the completion of the Rowan Transaction, and as such, were not in effect as of 31 December 2018. The New Employment Agreement is further described in "Compensation Discussion and Analysis - Other Executive Compensation Matters - Mr. Trowell's Employment Agreement Following Closing of the Rowan Transaction."
On 3 May 2014, the Company entered into an employment agreement with Mr. Trowell. Mr. Trowell's employment under his current employment agreement will continue, subject to the terms of the agreement, until terminated by either party giving the other not less than six months' prior notice in writing. A copy of Mr. Trowell's employment agreement is filed as Exhibit 10.1 to the Company's quarterly report on Form 10-Q filed on 1 August 2014 (see www.sec.gov).
Dr Burke’s Employment Agreement Following Closing of the Rowan Transaction
Concurrently with the execution of the transaction agreement with Rowan, Dr. Burke entered into an employment agreement with Rowan Companies, Inc., ENSCO Global Resources Limited and Ensco (solely for purposes of guaranteeing the payments and obligations under the employment agreement) (the ‘‘Burke Employment Agreement’’).
The Burke Employment Agreement has an initial term of two years commencing at the closing date. The term is automatically extended each year for one additional year unless Dr. Burke is provided written notice of non-renewal at least ninety days prior to the then-applicable term. The Burke Employment Agreement will become effective only upon the closing of the transaction. If the closing of the transaction does not occur, the Burke Employment Agreement will be null and void.
Waiver of Equity Award Acceleration. Dr. Burke’s change in control agreement provides for single-trigger equity award acceleration upon a change in control (as described above). The Burke Employment Agreement modifies the treatment of Dr. Burke’s equity awards under his change in control agreement. Time-vesting awards held by Dr. Burke as of the closing date will not accelerate solely due to the closing. Performance-based awards held by Dr. Burke as of the closing date will be treated in accordance with the transaction agreement. Upon a termination without ‘‘Cause’’, resignation for ‘‘Good Reason’’ or due to Dr. Burke’s death or disability, in each case that occurs during the three-year period after the closing (such period, the ‘‘Protection Period’’), then (i) equity awards will fully vest and (ii) vested stock options and stock appreciation rights will be exercisable until the earlier of (A) the second anniversary after the termination or (B) the original maximum term of the stock option or stock appreciation right. After the closing, equity

Annex 1 - 29

awards held by Dr. Burke will fully accelerate upon the occurrence of a subsequent change in control. However, if a change in control occurs after the Protection Period, then there will be no single-trigger acceleration with regard to equity awards granted after the closing date if the award agreements for such awards provide for double-trigger vesting.
Cash Compensation. The Burke Employment Agreement provides for an annual base salary of $950,000. Dr. Burke will also be eligible to participate in an annual short-term incentive bonus plan with a target opportunity of 110% of his annual base salary.
Cash Sign-On Bonus. In consideration of Dr. Burke’s (i) waiver of single trigger vesting for certain equity awards subject to time-based vesting only as of the closing date, (ii) waiver of certain rights in connection with a change in control or a resignation for ‘‘Good Reason,’’ (iii) waiver of certain severance payments upon a change in control under his existing change in control agreement and (iv) relocation from the United States to the UK and the associated cost of living and tax burden associated with such move, Dr. Burke will receive a one-time, lump-sum cash payment of $3,750,000 as a sign-on bonus. In the event Dr. Burke’s employment terminates as a result of his resignation without Good Reason or a termination for Cause, in each case during the three-year period immediately following the date of the transaction agreement, Dr. Burke will be required to immediately re-pay the signing bonus, on a pro-rata basis, net of any taxes paid thereon.
Equity-Based Compensation. Dr. Burke will be eligible to receive equity awards under Ensco’s long-term incentive award plans and programs. For the two years after the closing date, Dr. Burke will be eligible to receive equity awards from Ensco with a target annual award level of not less than 500% of his base salary on terms and conditions no less favourable than those applicable to executive officers of Ensco generally.
Benefits. Dr. Burke will be eligible to participate in the employee benefit plans of Ensco. This will include participation in Ensco’s expatriate assignment and tax equalisation policy as applied to Ensco expatriate employees in London generally, which will entitle Dr. Burke to the following benefits: (i) a cost of living allowance of $25,000 per year; (ii) a housing allowance equal to $160,000 annually; (iii) education reimbursement of up to $45,000 per child per year; (iv) reimbursement for Dr. Burke’s and each of his eligible dependents for one home leave roundtrip airline ticket and ground transportation (airport transfer) per year; and (v) reimbursement for tax preparation services. In the event Dr. Burke’s principal place of employment is relocated, Dr. Burke will also receive a payment in the amount of $20,000, along with such other relocation benefits provided under Ensco’s relocation policy.
Severance Payments and Benefits. Upon a termination of the Burke Employment Agreement without Cause or a resignation for Good Reason, Dr. Burke would be eligible to receive severance payments and benefits, subject to his execution and non-revocation of a release of claims. He would only be eligible to receive such payments and benefits under the Burke Employment Agreement if he is not eligible to receive benefits under his change in control agreement. Commencing on the third anniversary of the closing of the transaction, Dr. Burke would be eligible to receive the following payments and benefits: (i) an amount in cash equal to two times his base salary; (ii) an amount in cash equal to two times the ‘‘Average Bonus Amount’’ (i.e., the greater of: (A) the average of the combined annual bonus awards received by Dr. Burke pursuant to Ensco’s annual incentive plan in the three calendar years immediately before the date of termination (including the annual bonus awards received from Rowan) and (B) Dr. Burke’s target annual bonus for the year during which the termination of employment occurs); (iii) a pro-rated portion of the annual bonus award that Dr. Burke would have earned had he remained employed through the end of the fiscal year in which the date of termination occurs based upon actual performance for such year (and, to the extent there is any discretionary component thereof, with the discretionary aspects being determined at not less than the target level); (iv) continued coverage in the employer provided medical, dental and vision plans available to Dr. Burke and his eligible dependents immediately prior to the date of termination, to the extent such coverage is elected by Dr. Burke pursuant to COBRA, for a period of twenty four months following the date of termination; (v) if before, upon the commencement of or during the term of the Burke Employment Agreement, Dr. Burke was required to relocate his principal place of employment outside of the United States, reimbursement of the reasonable cost of return relocation-related expenses (not including make-whole payments for any loss incurred on the sale of Dr. Burke’s principal residence); and (vi) any of Dr. Burke’s unvested equity, equity-based or long-term incentive awards granted under any equity or long-term incentive plans of Ensco or Rowan will immediately become 100% vested in all of the rights and interests then held by Dr. Burke, provided, however, that unless a provision more favorable to the Executive is included in an applicable award agreement, all performance-based awards will remain subject to attaining the applicable performance goals and conditions. Until the third anniversary of the closing of the transaction, Dr. Burke will be eligible for severance under his change in control agreement.

Annex 1 - 30

Share Ownership Guidelines
Equity accumulation by our directors is encouraged, and we have specific share ownership guidelines, which are included in the Ensco Corporate Governance Policy. As respects non-executive directors, within five years of appointment to the Board, each such director should hold a number of vested and unvested shares of the Company having a value of at least five times the director's annual retainer. As respects named executive officers, guidelines specific to the position in question shall apply within five years of appointment to the position. Our executive director should hold a number of vested and unvested shares having a fair market value of at least six times his or her base salary. Each executive and non-executive director was in compliance with these guidelines at the end of 2018.
Directors' interest in shares - Table F
The interest of the current directors in office as of 31 December 2018 in shares and share incentives are shown in the table below.

Name	Unvested Restricted Shares/Units held as of 31 Dec 2018	Unrestricted Shares held as of 31 Dec 2018	Vested Unexercised Options held as of 31 Dec 2018	Unearned Performance Unit Awards held as of 31 Dec 2018(1)	Total Awards held as of 31 Dec 2018

Executive Director
Carl G. Trowell	784,647	277,019	—	228,729	1,290,395

Non-executive Directors
J. Roderick Clark	58,403	54,628	—	—	113,031
Roxanne J. Decyk	58,403	34,992	—	—	93,395
Mary E. Francis CBE	58,403	23,406	—	—	81,809
C. Christopher Gaut	58,403	58,314	—	—	116,717
Jack E. Golden (2)	55,262	82,632	—	—	137,894
Gerald W. Haddock	58,403	69,432	—	—	127,835
Francis S. Kalman	58,403	62,138	—	—	120,541
Keith O. Rattie	58,403	46,978	—	—	105,381
Paul E. Rowsey, III	80,306	88,354	—	—	168,660
Phil D. Wedemeyer	46,262	76,552	—	—	122,814
___________________

(1)	The amounts disclosed represent the target level of performance for Mr. Trowell's unearned performance unit awards as of 31 December 2018.

(2)	The unrestricted shares held as of 31 December 2018 by Mr. Golden is inclusive of 9,000 remaining unvested share units described in footnote 5 to Table D.
Statement of change in pay of Chief Executive Officer compared with employees
The table below summarises the percentage change in salary, taxable benefits and annual incentives of the Chief Executive Officer and our employee population, as defined below, for the fiscal years ended 31 December 2018 and 2017.

	Chief Executive Officer	Employees
	Percentage Change (2018 vs 2017)	Percentage Change (2018 vs 2017)(1)
Salary	—%	3.9%
Taxable Benefits(2)	6.6%	(0.2)%
Annual Incentives	(8.1)%	(8.4)%
___________________

(1)	We selected our Corporate salaried employee population for this comparison based upon the duties of these employees, the locations where they work and the structure of their remuneration.

(2)	Taxable benefits for Mr. Trowell consist of: dividends paid on restricted share awards; dividends for the 2015-2017

Annex 1 - 31

and 2016-2018 performance unit awards; payments in lieu of matching contributions; group term life insurance; and tax preparation fees. Taxable benefits for employees consist primarily of: dividends paid on restricted share awards; dividends for the 2016-2018 performance unit awards payable to only our senior executives; and overseas allowances to the extent paid to any given employee.
Relative Importance of Spend on Pay
The table below shows the overall spend on employee pay, dividend payments and capital expenditures for the fiscal years ended 31 December 2018 and 2017.

	2018	2017	Percentage Change
Employee Pay	$564,500,000	$549,700,000	3%
Dividend Payments	$17,900,000	$13,800,000	30%	(2)
Capital Expenditures(1)	$426,700,000	$536,700,000	(20)%
___________________

(1)	Capital Expenditures consist of expenditures on new rig construction, rig enhancement and minor upgrades and improvements.

(2)	Increase in dividend payments due to an increase in outstanding shares as a result of the Atwood acquisition.
2019 Implementation statement (Period from 1 January 2019 to 31 December 2019)
Base Salary, Benefits, Employer Matching and Profit Sharing Programs
Base salary, benefits and employer matching and profit sharing programs were implemented in line with the Current Remuneration Policy.
2019 ECIP Awards
The ECIP awards were implemented in line with the Remuneration Policy.
For the 2019 plan year, the Compensation Committee approved three performance bands (threshold, target and maximum) for each of the measures under the ECIP. The 2019 ECIP performance measures and weightings approved by the Compensation Committee were unchanged from 2018.
2019 LTIP Awards
LTIP Awards were implemented in line with the Current Remuneration Policy.

Annual LTIP awards for the 2019 plan year were approved for each of our NEOs following review of competitive data provided by Pearl Meyer and were established at levels consistent with the Company's philosophy of targeting the market median. Award values set by the Compensation Committee for 2019 are the same as 2018 award values.

For 2019 awards, the Compensation Committee decided to eliminate the Relative ROCE component given the increasing difficulty of identifying an appropriate peer group for financial performance in light of restructurings and consolidation in the offshore drilling sector. The Compensation Committee added an absolute TSR modifier so that our plan measures both relative and absolute performance. The 2019 awards include a relative payout schedule that may be modified by absolute TSR - including capping awards at 100% of target if absolute TSR is negative.

2019 Performance Award Matrix

The performance peer group for the 2019 performance unit awards was changed from our 2018 performance peer group to remove Rowan and to add additional peers, including two offshore drillers recently emerged from bankruptcy (Seadrill and Pacific Drilling). The performance peer group against which we measure our performance is composed of the drilling companies listed below:

Annex 1 - 32

2019- 2021 Performance Peer Group
Borr Drilling Diamond Offshore Drilling Inc. Helmerich & Payne, Inc. Nabors Industries Ltd. Noble Corporation Pacific Drilling SeaDrill Ltd. Transocean Ltd
The full relative performance payout schedule for our 2019 performance unit awards is summarised below and includes payout ranges should members of our performance peer group consolidate or otherwise change:
Relative Performance Measure Payout
(2019 - 2021 Performance Units)

Ensco Rank Against Peers	2019 - 2021 Award Multiplier (8 peers)	Multiplier (7 peers)
1	2.00	2.00
2	2.00	1.95
3	1.67	1.57
4	1.33	1.19
5	1.00	0.86
6	0.75	0.57
7	0.50	0.00
8	0.00	0.00
9	0.00	—

In addition, our 2019 awards will be subject to a modifier based upon absolute TSR performance over the period:

Absolute TSR over 3-Year Performance Period	Absolute TSR Collar Payout Terms
Negative	Payout capped at 100% of Target
>= 10% annualised	Payout of no less than threshold
Shareholder voting on remuneration matters
The Board values shareholders' input on the design of our employee compensation programs. The Board believes that our programs are structured to deliver realised pay that is commensurate with performance and that we have a pay for performance approach to executive pay that holds management accountable for producing profitable growth. The Board also believes that we have adopted multiple compensation governance "best practices."
At our last annual general meeting of shareholders held on 21 May 2018, we received 200,932,133 votes in favour of our Directors' Remuneration Report, 75,929,619 votes in opposition and 2,048,911 abstentions, for total support of 72.6% of the votes cast on the proposal and total opposition of 27.4% of the votes cast on the proposal.
Please see “Result of and Response to the 2018 Advisory Vote on Executive Compensation” on pages [41] to [43] above for a summary of the reasons for this significant vote against this resolution and the actions taken by the Company in response to those concerns.

Annex 1 - 33

Please see "2019 implementation statement" above for a description of other compensation changes being implemented in 2019.
The Directors' Remuneration Report was approved by the Board of Directors on 22 March 2019 and was signed on its behalf by:
Carl G. Trowell
Director, President and Chief Executive Officer

Annex 1 - 34

ATTN: INVESTOR RELATIONS 5847 SAN FELIPE SUITE 3300 HOUSTON, TX 77057
VOTE DEADLINE – 3:00 p.m. Eastern Time on 17 May 2019 (or 11:59 p.m. Eastern Time on 14 May 2019 for employees holding shares in our benefit plans).

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ENSCO PLC

The Board of Directors recommends you vote "For" Resolutions 1 through 12.

1.	To re-elect Directors to serve until the 2020 Annual General Meeting of Shareholders:
	Nominees:	For	Against	Abstain			For	Against	Abstain
	1a. J. Roderick Clark	☐	☐	☐	4.	To ratify the Audit Committee's appointment of KPMG LLP (U.S.) as our U.S. independent registered public accounting firm for the year ending 31 December 2019.	☐	☐	☐
	1b. Mary E. Francis CBE	☐	☐	☐
	1c. C. Christopher Gaut	☐	☐	☐	5.
To appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office from the conclusion of the Annual General Meeting of Shareholders until the conclusion of the next Annual General Meeting of Shareholders at which accounts are laid before the Company).
							☐	☐	☐
	1d. Keith O. Rattie	☐	☐	☐
	1e. Paul E. Rowsey, III	☐	☐	☐
	1f. Carl G. Trowell	☐	☐	☐	6.	To authorise the Audit Committee to determine our U.K. statutory auditors' remuneration.	☐	☐	☐
2.	Conditional on the Company not having completed the Rowan Transaction before the Meeting, to re-elect Directors to serve until the 2020 Annual General Meeting of Shareholders:				7.	A non-binding advisory vote to approve the Directors Remuneration Report for the year ended 31 December 2018.	☐	☐	☐
	2a. Roxanne J. Decyk	☐	☐	☐	8.	A non-binding advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
	2b. Jack E. Golden	☐	☐	☐	9.	A non-binding advisory vote to approve the reports of the auditors and the directors and the U.K. statutory accounts for the year ended 31 December 2018.	☐	☐	☐
	2c. Gerald W. Haddock	☐	☐	☐
	2d. Francis S. Kalman	☐	☐	☐	10.	To authorise the Board of Directors to allot shares, the full text of which can be found in "Resolution 10" of the accompanying proxy statement.	☐	☐	☐
	2e. Phil D. Wedemeyer	☐	☐	☐
3.	Conditional on the Company having completed the Rowan Transaction before the Meeting, to elect Directors to serve until the 2020 Annual General Meeting of Shareholders:				11.	To approve the general disapplication of pre-emption rights, the full text of which can be found in "Resolution 11" of the accompanying proxy statement.	☐	☐	☐
	3a. Dr Thomas Burke	☐	☐	☐	12.
To approve the disapplication of pre-emption rights in connection with an acquisition or specified capital investment, the full text of which can be found in "Resolution 12" of the accompanying proxy statement.
							☐	☐	☐
	3b. William E. Albrecht	☐	☐	☐
	3c. Suzanne P. Nimocks	☐	☐	☐
	3d. Thierry Pilenko	☐	☐	☐
	3e. Charles L. Szews	☐	☐	☐
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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
ENSCO PLC
20 May 2019
Please date, sign and mail
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envelope provided as soon as possible
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PROXY
ENSCO PLC

Board of Directors Proxy for the Annual General Meeting of Shareholders
at 8:00 a.m. London Time, Monday, 20 May 2019
Serpentine Suite of the London Hilton on Park Lane
22 Park Lane, London, W1K 1BE, UNITED KINGDOM
The undersigned shareholder of Ensco plc hereby revokes all previous proxies and appoints Carl G. Trowell and Michael T. McGuinty, or any one of them, as proxies, each with full power of substitution, to vote the following number of shares of the undersigned at the above-stated Annual General Meeting of Shareholders and any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO RESOLUTIONS 1 THROUGH 12, THIS PROXY WILL BE VOTED "FOR" EACH OF THE RESOLUTIONS AND AT THE DISCRETION OF THE PERSONS DESIGNATED BY THE BOARD OF DIRECTORS AS YOUR PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
Your Board of Directors recommends a vote "For" Resolutions 1 through 12.

Continued and to be signed on reverse side